UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [✓]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[✓]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

UNOCAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[✓]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

June 29, 2005
To Unocal Stockholders:
      I am writing to you today about our proposed merger with Chevron Corporation. The board of directors of Unocal Corporation has approved a merger agreement with Chevron, providing for Chevron’s acquisition of all of the outstanding shares of our common stock. The combined company would be one of the world’s leading global energy providers. In order to complete the merger, the holders of a majority of the outstanding shares of Unocal common stock must approve and adopt the merger agreement.
      If the merger is completed, stockholders of Unocal will have the right to elect to receive, for each Unocal share that you own:

•	a combination of 0.7725 of a share of Chevron common stock and $16.25 in cash;

•	1.03 shares of Chevron common stock; or

•	$65.00 in cash.
      This election is subject to proration to preserve an overall mix of 0.7725 of a share of Chevron common stock and $16.25 in cash for all of the outstanding shares of Unocal common stock taken together.
      Based on the closing price of Chevron’s common stock on the New York Stock Exchange on June 29, 2005, the value of the per share consideration to be received by Unocal stockholders who elect to receive only Chevron common stock would be $58.46, and the value of the mixed election consideration would be approximately $60.10 per share.
      The implied value of the stock consideration will fluctuate as the market price of the Chevron common stock fluctuates, and, because elections are subject to proration as described above, a Unocal stockholder may receive some Chevron common stock, rather than cash, even though that stockholder makes an all-cash election (and vice versa). Unocal common stock trades on the New York Stock Exchange under the ticker symbol “UCL.” Chevron common stock trades on the New York Stock Exchange under the ticker symbol “CVX.” We urge you to obtain current market quotations of Chevron and Unocal common stock. Upon completion of the merger, we estimate that Unocal’s former stockholders will own approximately 9.2% of the common stock of Chevron.
      You will be asked to vote on the merger at a special meeting of Unocal stockholders to be held on August 10, 2005, at 10:00 a.m., Pacific Daylight Time, at The Hilton Los Angeles Airport Hotel, 5711 West Century Blvd., Los Angeles, California 90045. Only stockholders who hold shares of Unocal common stock at the close of business on June 29, 2005, the record date for the special meeting, are entitled to vote at the special meeting. Attached to this letter is an important document containing detailed information about Chevron, Unocal and the proposed merger. We urge you to read this document carefully and in its entirety. In particular, see “Risk Factors” beginning on page 19.
      Whether or not you plan to attend the special meeting, please vote as soon as possible so that your shares are represented at the meeting. If you do not vote, it will have the same effect as voting against the merger.
      Unocal’s board of directors unanimously recommends that stockholders vote FOR the merger and any adjournment of the special meeting.
      As many of you are already aware, on June 22, 2005, we received from CNOOC Limited a proposal to acquire Unocal at $67 per share in cash. We have entered into discussions with CNOOC about its proposal. This will enable the board of directors to evaluate that proposal. We expect to update you regarding our discussions with CNOOC and our board’s evaluation of the CNOOC proposal prior to the stockholder meeting.

Sincerely,

Charles R. Williamson
Chairman of the Board of Directors and
Chief Executive Officer
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this document is accurate or complete. Any representation to the contrary is a criminal offense.
      This document is dated June 29, 2005, and is first being mailed to stockholders of Unocal Corporation on or about July 1, 2005.

ADDITIONAL INFORMATION
      This document, which is sometimes referred to as this “proxy statement/ prospectus,” constitutes a proxy statement of Unocal Corporation to Unocal stockholders with respect to the solicitation of proxies for the special meeting described within and a prospectus of Chevron Corporation for the shares of Chevron common stock that Chevron will issue to Unocal stockholders in the merger. As permitted under the rules of the U.S. Securities and Exchange Commission, or the SEC, this proxy statement/ prospectus incorporates important business and financial information about Unocal, Chevron and their affiliates that is contained in documents filed with the SEC and that is not included in or delivered with this proxy statement/ prospectus. From October 9, 2001 until May 9, 2005, Chevron was named, and filed reports with the SEC under the name of, ChevronTexaco Corporation. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Additional Information for Stockholders — Where You Can Find More Information” beginning on page 82. You may also obtain copies of these documents, without charge, from Chevron and from Unocal by writing or calling:

Unocal Corporation Unocal Stockholder Services 2141 Rosecrans Avenue, Suite 4000 El Segundo, CA 90245 (800) 252-2233	Chevron Corporation Chevron Comptroller’s Department 6001 Bollinger Canyon Road — A3201 San Ramon, CA 94583-2324 (925) 842-1000
      You also may obtain documents incorporated by reference into this document by requesting them in writing or by telephone from MacKenzie Partners, the proxy solicitor for the merger, at the following address and telephone number:
105 Madison Avenue
New York, NY 10016
(800) 322-2885
Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference in the documents or this proxy statement/ prospectus.
      In order to receive timely delivery of requested documents in advance of the special meeting, you should make your request no later than August 5, 2005.
      In “Questions and Answers About the Special Meeting and the Merger” and in the “Summary” below, we highlight selected information from this proxy statement/ prospectus. However, we may not have included all of the information that may be important to you. To better understand the merger agreement and the merger, and for a description of the legal terms governing the merger, you should carefully read this entire proxy statement/ prospectus, including the appendices, as well as the documents that we have incorporated by reference into this document. See “Additional Information for Stockholders — Where You Can Find More Information” beginning on page 82.

VOTING ELECTRONICALLY OR BY TELEPHONE
      In addition to voting by signing, dating and timely returning a completed proxy card provided with this proxy statement/ prospectus, Unocal’s stockholders of record may submit their proxies:

•	through the Internet, by visiting a website established for this purpose at http://www.proxyvoting.com/ucl and following the instructions; or

•	by telephone, by calling the toll-free number (866) 540-5760 in the United States, Puerto Rico or Canada on a touch-tone pad and following the recorded instructions.
Internet and telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on August 9, 2005. Please have your proxy card in hand when you use the Internet or telephone voting options.
      If your shares are held by a broker, bank or other holder of record, please refer to your voting card or other information forwarded by that entity to determine whether you may vote by telephone or electronically on the Internet, following the instructions on the card or other information provided by the recordholder.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 10, 2005
To Unocal Stockholders:
      We will hold a special meeting of stockholders of Unocal Corporation, a Delaware corporation, on August 10, 2005, at 10:00 a.m., Pacific Daylight Time at The Hilton Los Angeles Airport Hotel, 5711 West Century Blvd., Los Angeles, California 90045, for the following purposes:

•	to vote on a proposal to approve and adopt the Agreement and Plan of Merger (referred to as the “merger agreement”), dated as of April 4, 2005, by and among Unocal, Chevron Corporation (referred to as “Chevron”) and Blue Merger Sub Inc., a wholly owned subsidiary of Chevron;

•	to vote upon an adjournment or postponement of the special meeting, if necessary, to solicit additional proxies; and

•	to transact any other business as may properly be brought before the special meeting or any adjournment or postponement of the special meeting.
      We have fixed June 29, 2005 as the record date for determining those Unocal stockholders entitled to vote at the special meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to notice of and to vote at the special meeting or any adjournment or postponement of the meeting.
      The proposal to approve and adopt the merger agreement is described in more detail in the accompanying proxy statement/prospectus and its appendices. You should read these documents in their entirety before voting.
      Your board of directors has unanimously determined that the proposed merger is advisable and in the best interests of Unocal and its stockholders and unanimously recommends that Unocal stockholders vote FOR the proposal to approve and adopt the merger agreement and authorize any adjournment of the special meeting.
      Your vote is important. Whether or not you plan to attend the special meeting, please complete, sign, date and return your proxy card or voting instruction card in the enclosed envelope promptly. For many stockholders, you may also vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card or voting instruction card.
      We urge you to vote as soon as possible so that your shares will be represented. A failure to vote will have the same effect as voting against the approval and adoption of the merger agreement.
By Order of the Board of Directors
Bryan J. Pechersky
Corporate Secretary
June 29, 2005
El Segundo, California

i

QUESTIONS AND ANSWERS ABOUT
THE MERGER AND THE SPECIAL MEETING
About the Merger

Q:	What am I voting on?

A:	Chevron is proposing to acquire Unocal. You are being asked to vote to approve and adopt an agreement and plan of merger through which Unocal will merge with and into a wholly owned subsidiary of Chevron, sometimes referred to as “Merger Sub.” After the merger, Merger Sub would be the surviving entity and a wholly owned subsidiary of Chevron, and Unocal would no longer be a separate company.

Q:	What will I receive in exchange for my Unocal shares?

A:	You may elect to receive, for each Unocal common share that you own, either:

•	a combination of 0.7725 of a share of Chevron common stock and $16.25 in cash;

•	1.03 shares of Chevron common stock; or

•	$65 in cash.

Unless you make an all-cash or an all-stock election, you will receive the mixed consideration in the merger. In addition, the all-cash and all-stock elections are subject to proration in order to preserve an overall mix of 0.7725 of a share of Chevron common stock and $16.25 in cash for all of the outstanding shares of Unocal common stock taken together.

If you are a participant in the Unocal Savings Plan, the Molycorp, Inc. 401(k) Retirement Savings Plan or the Pure Resources 401(k) and Matching Plan (which we collectively refer to in the proxy statement as the Unocal Plans), you will receive instructions from the relevant plan trustee on how to elect to have cash consideration or share consideration allocated to your plan account in exchange for Unocal common stock in your plan account. See “Information About the Special Meeting and Voting — Voting and Elections by Participants in the Unocal Plans” beginning on page 72 for detailed instructions.

Unocal Plan holders may be subject to an election deadline earlier than the general deadline of the day before the Unocal special meeting. Therefore, you should carefully read any materials you receive from your broker or the relevant plan trustee or administrator.

Q:	Will I be taxed on the consideration that I receive in exchange for my Unocal shares?

A:	The transaction is intended to be tax-free to Unocal stockholders for U.S. federal income tax purposes, except with respect to any cash received. See “The Merger — Material Federal Income Tax Consequences of the Merger” beginning on page 34 of this proxy statement/prospectus.

Q:	What is the required vote to approve and adopt the merger agreement and the merger?

A:	The holders of a majority of the outstanding shares of Unocal common stock as of June 29, the record date for the special meeting, must vote to approve and adopt the merger agreement in order for the merger to be completed. Abstentions from voting and “broker non-votes” are not considered affirmative votes and therefore will have the same practical effect as a vote against the merger.
No vote of the stockholders of Chevron is required to complete the merger.

Q:	What does the Unocal board of directors recommend?

A:	The board of directors of Unocal unanimously recommends that Unocal’s stockholders vote in favor of the merger and any adjournment of the special meeting.

Q:	Do I have dissenters’ or appraisal rights with respect to the merger?

A:	Yes. Under Delaware law, you have the right to dissent from the merger and, in lieu of receiving the merger consideration, obtain payment in cash of the fair value of your shares of Unocal common stock as determined by the Delaware Chancery Court. To exercise appraisal rights, you must strictly follow the procedures prescribed by Delaware law. These procedures are summarized under “The Merger — Appraisal Rights” beginning on page 37 of this proxy statement/prospectus. In addition, the text of the applicable provisions of Delaware law is included as Annex C to this proxy statement/prospectus.

Q:	May I submit a form of election if I vote against the merger?

A:	Yes. You may submit a form of election even if you vote against adopting the merger agreement. However, if you submit a properly executed election form, you will thereby withdraw any previously filed written demand for appraisal and will not be entitled to appraisal rights. See “The Merger — Appraisal Rights” beginning on page 37 of this proxy statement/prospectus.

Q:	When do you expect the merger to occur?

A:	We expect to complete the merger promptly after Unocal stockholders approve and adopt the merger agreement and the merger at the special meeting and after the satisfaction or waiver of all other conditions to the merger. We currently expect this to occur in the first half of August, 2005.

Q:	What is the board’s view of the CNOOC proposal?

A:	On June 22, 2005, we received from CNOOC a proposal to acquire Unocal at $67 per share in cash. The Unocal board continues to recommend the Chevron transaction. We expect that, prior to the special meeting, and after engaging in discussions with CNOOC, we will update you regarding the board’s evaluation of the CNOOC proposal.
About the Special Meeting

Q:	When and where is the Unocal special stockholder meeting?

A:	The Unocal special stockholder meeting will take place on August 10, 2005, at 10:00 a.m., Pacific Daylight Time, and will be held at The Hilton Los Angeles Airport Hotel, 5711 West Century Blvd., Los Angeles, California 90045.

Q:	Who is entitled to vote at the special meeting?

Holders of record of Unocal common stock at the close of business on June 29, 2005, which is the date Unocal’s board of directors has fixed as the record date for the special meeting, are entitled to vote at the special meeting.

Q:	What do I need to do now?

A:	Please mail your signed proxy card in the enclosed return envelope or vote by telephone or the Internet, as soon as possible, so your shares will be represented at the special meeting. In order to be sure that your vote is counted, please submit your proxy as instructed on your proxy card even if you plan to attend the special meeting in person.
If your shares are held in “street name,” you should follow the directions your broker or bank provides in order to ensure your shares are voted at the special meeting.
Your proxy card will instruct the persons named on the proxy card to vote your shares at the special meeting as you direct. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted “FOR” the approval and adoption of the merger agreement and the merger and any adjournment of the special meeting.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote at any time before your proxy is voted at the special meeting. If your shares of Unocal common stock are registered in your own name, you can do this in one of three ways.

•	First, you can deliver to Unocal prior to the special meeting a written notice stating that you want to revoke your proxy. The notice should be sent to the attention of the Corporate Secretary, 2141 Rosecrans Avenue, Suite 4000, El Segundo, CA 90245, to arrive by the close of business on the day before the special meeting, which is currently scheduled for August 10, 2005.

•	Second, you can complete and deliver prior to the special meeting a new proxy card. The proxy card should be sent to the addressee indicated on the pre-addressed envelope enclosed with your initial proxy card to arrive by the close of business on the day before the special meeting, which is currently scheduled for August 10, 2005. The latest dated and signed proxy actually received by this addressee before the special meeting will be counted, and any earlier proxies will be considered revoked.

If you vote your proxy electronically through the Internet or by telephone, you can change your vote by submitting a different vote through the Internet or by telephone, in which case your later-submitted proxy will be recorded and your earlier proxy revoked.

•	Third, you can attend the Unocal special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy, as you must vote at the special meeting in order to revoke a prior proxy.

If you are a street-name stockholder and you vote by proxy, you may later revoke your proxy instructions by informing the holder of record in accordance with that entity’s procedures.

Q:	If I beneficially own Unocal shares held pursuant to a Unocal Plan, will I be able to vote on adoption of the merger agreement?

A:	Yes. If you are a participant in a Unocal Plan, please submit the voting form you receive from the plan administrator or trustee to indicate to the relevant plan administrator or trustee how you want the Unocal common stock allocated to your plan account to be voted.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	If you do not provide your broker with instructions on how to vote your “street name” shares, your broker will not be permitted to vote them on the merger. Therefore, you should be sure to provide your broker with instructions on how to vote your shares. Please check the voting form used by your broker to see if it offers telephone or Internet voting.

Q:	Why is it important for me to vote?

A:	We cannot complete the merger without Unocal stockholders voting in favor of the merger.

Q:	What if I don’t vote?

A:	If you do not give voting instructions to your broker or you do not vote, you will, in effect, be voting against the merger.

Q:	Should I send in my stock certificates with my proxy card?

A:	No. Please do not send your stock certificates with your proxy card. Prior to the election deadline described in this proxy statement/ prospectus, you should send your Unocal common stock certificates to the exchange agent, together with a completed, signed election form being provided to you with this document, or, if your shares are held in “street name,” according to your broker’s instructions.
About Electing the Merger Consideration

Q:	How do I elect the type of the merger consideration that I prefer to receive?

A:	Each Unocal stockholder is being sent an election form and transmittal materials. You must properly complete and deliver to the exchange agent the election materials, together with your stock certificates (or a properly completed notice of guaranteed delivery). A return envelope will be enclosed for submitting the election form and certificates to the exchange agent. This is different from the envelope that you will use to return your completed proxy card. Please do not send your stock certificates or form of election with your proxy card.
Election forms and stock certificates (or a properly completed notice of guaranteed delivery) must be received by the exchange agent by the election deadline, which is 5:00 p.m., Eastern Time, on the day before the special meeting, which is currently scheduled for August 10, 2005.
If your shares are held in a brokerage or other custodial account, you should receive instructions from the entity where your shares are held advising you of the procedures for making your election and delivering your shares. If you do not receive these instructions, you should contact the entity where your shares are held.
If you do not properly submit your election form with your stock certificates, then, promptly after the closing date of the merger, the exchange agent will mail to you a letter of transmittal and instructions for surrendering stock certificates for use in exchanging your stock certificates for the mixed merger consideration.

In the event the merger agreement is terminated, any Unocal stock certificates that you previously sent to the exchange agent will be promptly returned to you without charge.

Q:	Can I make one election for some of my shares and another election for the rest?

A:	Yes. The election form permits you to specify, among the shares you are submitting, how many you are allocating to

•	a mixed election,

•	an all-stock election,

•	an all-cash election, or

•	no election.

Q:	What if I do not make an election?

A:	If you do not submit a properly completed and signed election form to the exchange agent by the election deadline (or if you submit a properly completed election form indicating no election, together with the certificates representing all of your shares), then you will be deemed to have made the mixed election and would therefore receive $16.25 in cash and 0.7725 of a share of Chevron common stock in exchange for each of your shares of Unocal common stock.

Q:	Can I change my election after I submit an election form?

A:	Yes. You may revoke your election of merger consideration with respect to all or a portion of your shares of Unocal common stock by delivering written notice of your revocation to the exchange agent prior to the election deadline. If you instructed a broker to submit an election for your shares, you must follow your broker’s directions for changing those instructions. In addition, any election of merger consideration you make will automatically be revoked if the merger agreement is terminated.
If an election is properly revoked with respect to shares of Unocal common stock represented by stock certificates, the certificates representing such shares will be promptly returned to the holder who submitted them to the exchange agent.
You will not be entitled to revoke or change your election following the election deadline. As a result, if you make an election, then you will be unable to revoke your election or sell your shares of Unocal common stock during the interval between the election deadline and the date of completion of the merger.
How to Get More Information

Q:	Where can I find more information about Unocal and Chevron?

A:	You can find more information about Unocal and Chevron from various sources described under the heading “Additional Information for Stockholders — Where You Can Find More Information” beginning on page 82 of this proxy statement/prospectus.

Q:	Who do I call if I have questions about the meeting or the merger?

A:	If you have any questions about the merger or if you need additional copies of this proxy statement/ prospectus or the enclosed proxy card, you should contact:
105 Madison Avenue
New York, NY 10016
(800) 322-2885

If you need an additional election form, you should contact the exchange agent:
Mellon Investor Services
85 Challenger Road
Ridgefield Park, NJ 07660
(866) 865-6324

SUMMARY
      This summary highlights selected information from this proxy statement/ prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this document and the documents to which we have referred you, including the merger agreement attached as Annex A to this proxy statement/ prospectus. See “Additional Information for Stockholders — Where You Can Find More Information” on page 82.
Who We Are
Chevron Corporation
6001 Bollinger Canyon Road
San Ramon, CA 94583
(925) 842-1000
      Chevron Corporation (formerly ChevronTexaco Corporation), a Delaware corporation, manages its investments in subsidiaries and affiliates and provides administrative, financial and management support to U.S. and foreign subsidiaries that engage in fully integrated petroleum operations, chemicals operations, coal mining, power and energy services. Chevron conducts business activities in the United States and approximately 180 other countries. Petroleum operations consist of exploring for, developing and producing crude oil and natural gas; refining crude oil into finished petroleum products; marketing crude oil, natural gas and the many products derived from petroleum; and transporting crude oil, natural gas and petroleum products by pipeline, marine vessel, motor equipment and rail car.
Unocal Corporation
2141 Rosecrans Avenue, Suite 4000
El Segundo, CA 90245
(310) 726-7600
      Unocal Corporation was incorporated in Delaware in 1983 to operate as the parent entity of Union Oil Company of California, which was incorporated in California in 1890. Virtually all of Unocal’s operations are conducted by Union Oil and its subsidiaries.
      Unocal is one of the world’s leading independent oil and gas exploration and production companies, with principal operations in North America and Asia. Unocal is also a leading producer of geothermal energy and a provider of electrical power in Asia. Unocal’s other activities include ownership in proprietary and common carrier pipelines, natural gas storage facilities and the marketing of hydrocarbon commodities.
Unocal’s Reasons for the Merger and Unocal Board’s Recommendation to Unocal Stockholders (page 31)
      The Unocal board has determined that the merger is advisable and in your best interests and unanimously recommends that you vote FOR the approval and adoption of the merger agreement and any adjournment of the special meeting.
      You should refer to the factors considered by the Unocal board of directors in making its decision to approve the merger agreement and recommend its approval and adoption to the Unocal stockholders. See also “Recent Developments” for information regarding the CNOOC merger proposal.
Opinion of Unocal’s Financial Advisor (page 42)
      In deciding to approve the merger, Unocal received an opinion from Morgan Stanley & Co. Incorporated, dated April 4, 2005, as to the fairness to the holders of Unocal common stock of the consideration to be received in the merger from a financial point of view. This opinion is attached as Annex B. You may read this opinion for a discussion of the assumptions made, matters considered and limitations on the review by Morgan Stanley in rendering its opinion. This opinion does not constitute a recommendation to any stockholder as to how he or she should vote on the merger or as to the form of consideration that a stockholder should elect.
Chevron’s Reasons for the Merger (page 34)
      Chevron believes that Unocal’s assets complement Chevron’s existing upstream portfolio. The merger is consistent with Chevron’s long-term strategies to grow profitably in core upstream areas, build new legacy positions and commercialize the company’s large undeveloped natural gas resource base.
      These anticipated benefits depend on several factors, including the ability to obtain the necessary approvals for the merger, and on other uncertainties described beginning on page 19.
What Unocal Stockholders Will Receive in the Merger (page 55)
      Unocal stockholders may elect to receive, for each Unocal common share:

•	a combination of 0.7725 of a share of Chevron common stock and $16.25 in cash (which we refer to as the “mixed consideration”);

•	1.03 shares of Chevron common stock; or

•	$65 in cash.
      Unless you make an all-cash or an all-stock election, you will receive the mixed consideration in the merger.
      The all-stock and all-cash elections are subject to proration in order to preserve an overall mix of 0.7725 of a share of Chevron common stock and $16.25 in cash for all of the outstanding shares of Unocal common stock taken together. This means that, even if you make the all-stock or all-cash election, you may receive a prorated amount of cash and Chevron common stock. The formula that will be used to determine the actual amount of proration is described beginning on page 56.
Fractional Shares
      You will not be entitled to receive any fractional shares of Chevron common stock. Instead, you will be entitled to receive cash, without interest, for any fractional share of Chevron common stock you might otherwise have been entitled to receive, based on a portion of the proceeds from the sale of all fractional shares in the market.
Stock Exchange Listing
      The shares of Chevron common stock are listed on the New York Stock Exchange under the ticker symbol “CVX.”
Material Federal Income Tax Consequences of the Merger (page 34)
      The merger has been structured to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which is referred to in this document as the “Code.” It is a condition to the closing of the merger that Unocal and Chevron receive opinions from their respective tax counsel, dated as of the closing date of the merger, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.
      Assuming the merger qualifies as a reorganization, in general:

•	If you receive a combination of Chevron common stock and cash in exchange for your Unocal common stock and your tax basis in your Unocal common stock is less than the sum of the cash and the fair market value, as of the closing date of the merger, of the Chevron common stock received, you generally will recognize gain equal to the lesser of (1) the sum of the cash and the fair market value of the Chevron common stock you receive, minus the tax basis of your Unocal common stock surrendered and (2) the amount of cash you receive in the merger. However, if your tax basis in the Unocal common stock surrendered in the merger is greater than the sum of the cash and the fair market value of the Chevron common stock you receive, your loss will not be currently allowed or recognized for federal income tax purposes.

•	If you receive solely Chevron common stock in exchange for Unocal common stock, then you generally will not recognize any gain or loss, except with respect to cash you receive in lieu of fractional shares of Chevron common stock.

•	If you receive solely cash in exchange for your Unocal common stock, then you generally will recognize gain or loss equal to the difference between the amount of cash you receive and the tax basis in your shares of Unocal common stock.
      You should read “The Merger — Material Federal Income Tax Consequences of the Merger” beginning on page 34 for a more complete discussion of the United States federal income tax consequences of the merger. We urge you to consult with your tax advisor for a full understanding of the tax consequences of the merger to you.
Ownership of Chevron After the Merger
      Chevron will issue approximately 210.3 million shares of Chevron common stock to Unocal stockholders in the merger. The shares of Chevron common stock to be issued to Unocal stockholders in the merger will represent approximately 9.2% of the outstanding Chevron common stock after the merger. This information is based on the number of Chevron and Unocal shares outstanding on June 29, 2005 and does not take into account stock options or other equity-based awards or any other shares that may be issued before the merger as allowed by the merger agreement.
Unocal Stockholder Vote Required to Approve the Merger (page 69)
      Approval and adoption of the merger agreement requires the affirmative vote of a majority of the shares of Unocal common stock outstanding as of the close of business on June 29, 2005, the record date for the special meeting of Unocal stockholders. As of the record date, Unocal’s directors, executive officers and their affiliates beneficially owned in the aggregate less than one percent of Unocal’s outstanding common stock entitled to vote at the Unocal special meeting.
Appraisal Rights (page 37)
      You have the right to dissent from the merger and obtain, in lieu of the merger consideration, a payment in cash of the fair value of your Unocal shares, as determined by the Delaware Chancery Court. To exercise appraisal rights, you must strictly follow the procedures prescribed by Delaware law. If you want to exercise appraisal rights, you should not submit a form of election, which will be considered a withdrawal of any previously filed written demand for appraisal.
The Interests of Certain Unocal Officers and Directors in the Merger May Differ from Your Interests (page 51)
      When you consider the Unocal board’s recommendation that Unocal stockholders vote in favor of the merger and any adjournment of the special meeting, you should be aware that some Unocal officers and directors may have interests in the merger that may be different from, or in addition to, the interests of Unocal stockholders generally. The Unocal board of directors was aware of these interests and considered them in approving the merger agreement and the merger.
Accounting Treatment (page 34)
      The combination of the two companies will be accounted for as an acquisition of Unocal by Chevron using the purchase method of accounting.

      The purchase price (reflecting the cash consideration and the weighted average price of Chevron’s common stock two days before, two days after and on the day of the announcement of Monday, April 4, 2005) will be allocated to Unocal’s identifiable assets and liabilities based on their respective estimated fair values at the closing date of the acquisition, and any excess of the purchase price over those fair values will be accounted for as goodwill.
      The valuation of Unocal’s assets and liabilities and the finalization of plans for restructuring after the closing of the merger have not yet been completed. The allocation of the purchase price reflected in this proxy statement/ prospectus may be revised as additional information becomes available.
Completion of the Merger is Subject to Certain Conditions (page 66)
      The completion of the merger depends upon meeting a number of conditions, including the following:

•	approval of the merger agreement and the merger by Unocal stockholders;

•	expiration or termination of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act (HSR Act);

•	absence of any legal prohibition on completion of the merger;

•	the registration statement of which this proxy statement/ prospectus is a part having been declared effective by the Securities and Exchange Commission;

•	approval for listing on the New York Stock Exchange of the shares of Chevron common stock to be issued in the merger;

•	absence of any condition to approval of the merger by the Federal Trade Commission (FTC) or Department of Justice that would result in or be reasonably likely to result in a “substantial detriment” (as defined in this proxy statement/ prospectus);

•	absence of any proceeding seeking to limit Chevron’s ownership of Unocal or to compel divestiture of assets if any such matter would result in or be reasonably likely to result in a “substantial detriment”;

•	absence of any statute, rule, or order applicable to the merger that would result in or be reasonably likely to result in a “substantial detriment”;

•	receipt of all material regulatory approvals for the merger on terms that are not reasonably likely to result in a “substantial detriment”;

•	performance by the other party in all material respects of its obligations under the merger agreement;

•	accuracy as of the closing of the merger of the representations and warranties made by the other party;

•	receipt by Chevron and Unocal of opinions of their respective tax counsel to the effect that the merger will qualify as a reorganization under the Code; and

•	absence of a material adverse effect on the other party during the period from April 4, 2005 until the closing of the merger.
We Have Not Yet Obtained All Regulatory Approvals (page 36)
      Pursuant to the HSR Act, the merger cannot be completed until after all applicable waiting periods have expired or been terminated. On April 19, 2005, Chevron and Unocal filed the applicable notifications with the FTC and the Antitrust Division of the U.S. Department of Justice. On May 19, 2005, the FTC issued a Request for Additional Information and Documentary Material to Chevron and Unocal, thereby extending the waiting period. Chevron and Unocal entered into separate consent agreements with the FTC to address antitrust issues associated with the proposed transaction and to resolve pending litigation between Unocal and the FTC concerning Unocal’s patents for reformulated gasoline. On June 10, 2005, the FTC accepted the consents for public comment and granted early termination of the HSR Act waiting period.
      The merger is also subject to regulatory review in jurisdictions other than the U.S.
      Chevron and Unocal are working to obtain the required regulatory approvals and consents. However, although we expect to receive the remaining required regulatory approvals, we can give no assurance as to when or whether these approvals and consents will be obtained or the terms and conditions that may be imposed.
      As described beginning on page 66, Chevron and Unocal are not required to close the merger unless the regulatory conditions to completion of the merger are satisfied.
The Merger Agreement May Be Terminated (page 67)
      Either Chevron or Unocal can terminate the merger agreement if any of the following occurs:

•	the merger is not completed by December 31, 2005 (or August 31, 2006, if the reason for not closing by December 31, 2005 is that the regulatory conditions specified in the merger agreement have not been satisfied);

•	the approval of Unocal stockholders has not been obtained by reason of the failure to obtain the required vote at the Unocal special meeting or any adjournment of the special meeting;

•	a law or court order permanently prohibits the merger; or

•	a breach by the other party of any of its representations, warranties, covenants or obligations in the merger agreement if that breach would result in the failure to satisfy the closing condition relating to the representations, warranties and covenants and the breach is not cured.
      In addition, Chevron can terminate the merger agreement if the Unocal board changes its recommendation of the merger to its stockholders in a manner adverse to Chevron or if Unocal fails to comply with its obligations to hold the special meeting or materially (and to the material detriment of Chevron) breaches its obligations under the merger agreement with respect to non-solicitation of other acquisition proposals.
      Neither party can terminate the merger agreement for the reasons described in the first bullet point above if the merger has not closed because of that party’s failure to fulfill any obligation under the merger agreement.
      Finally, Chevron and Unocal can mutually agree to terminate the merger agreement even if the merger has been approved by Unocal’s stockholders.
Fees May Be Payable on Termination (page 67)
      Unocal must pay Chevron a termination fee of $250 million in cash if:

•	Chevron terminates the agreement because the Unocal board fails to recommend the merger to its stockholders, because the Unocal board otherwise changes or proposes publicly to change, in any manner adverse to Chevron, its recommendation of the merger to stockholders, because Unocal fails to comply with its obligations to hold the special meeting or because Unocal has materially (and to the material detriment of Chevron) breached its obligation to refrain from soliciting other acquisition proposals;

•	either Chevron or Unocal terminates the merger agreement because Unocal’s stockholders do not approve the merger and, prior to the Unocal stockholders’ meeting, a proposal by a third party for an alternative transaction was made known to Unocal (including any of its agents or representatives) and communicated publicly or to any substantial number of Unocal stockholders or was made directly to Unocal’s stockholders or any person publicly announced an intention (whether or not conditional) to make an alternative acquisition proposal; or

•	a proposal by a third party for an alternative transaction is made known to Unocal (including any of its agents or representatives) and communicated publicly or to any substantial number of Unocal stockholders or is made directly to Unocal’s stockholders by any person, or any person publicly announces an intention (whether or not conditional) to make an alternative acquisition proposal, and after any such event the merger agreement is terminated by either Chevron or Unocal because the merger is not completed by the end date, so long as the Unocal stockholder approval has not been obtained.
      Unocal must pay Chevron an additional termination fee of $250 million in cash if the merger agreement’s termination gave rise to the initial $250 million termination fee and an alternative transaction is consummated, or Unocal enters into a definitive agreement providing for any alternative transaction, in each case within 12 months after the termination of the merger agreement.
Market Price Information (page 17)
      Both Chevron and Unocal common stock trade on the New York Stock Exchange. On April 1, 2005, the last trading day before the public announcement of the merger, Chevron common stock closed at $59.31 per share and Unocal common stock closed at $64.35 per share. Based on these closing prices, the value of the per share consideration to be received by Unocal stockholders who elect to receive only Chevron common stock would be approximately $61, and the value of the mixed election consideration would be approximately $62 per share.
      On June 29, 2005, the most recent practicable date prior to the date of this proxy statement/ prospectus, Chevron common stock closed at $56.76 per share and Unocal common stock closed at $65.20 per share. Based on the closing price of Chevron’s common stock on the New York Stock Exchange on June 29, 2005, the value of the per share consideration to be received by Unocal stockholders who elect to receive only Chevron common stock would be $58.46, and the value of the mixed election consideration would be approximately $60.10 per share. We urge you to obtain current market quotations.
The CNOOC Proposal (page 18)
      On June 22, 2005, Unocal received from CNOOC Limited a proposal to acquire Unocal at $67 per share in cash. Unocal has entered into discussions with CNOOC about its proposal. This will enable the board of directors to evaluate that proposal. We expect that, prior to the special meeting, we will update you regarding our discussions with CNOOC and our board’s evaluation of the CNOOC proposal.

Selected Historical Financial Data of Chevron (formerly ChevronTexaco)
      We are providing the following information to aid you in your analysis of the financial aspects of the merger. The selected historical financial data in the table below for the three-month periods ended March 31, 2005 and 2004, were derived from Chevron’s unaudited consolidated financial statements. The data for the five years ended December 31, 2004, were derived from Chevron’s audited consolidated financial statements. This information is only a summary. You should read it together with Chevron’s historical financial statements and related notes contained in the annual reports and other information Chevron has filed with the SEC and incorporated by reference into this proxy statement/prospectus. See “Additional Information for Stockholders — Where You Can Find More Information” on page 82.

	Three Months
	Ended March 31,		Year Ended December 31,

	2005	2004	2004	2003	2002	2001		2000

	(millions of dollars, except per-share amounts)
Sales and other operating revenue(1)(2)	$40,441	$33,063	$150,865	$119,575	$98,340	$103,951		$116,619
Income from continuing operations	2,677	2,551	13,034	7,382	1,102	3,875		7,638
Income from continuing operations per common share(3)
Basic	1.28	1.21	6.16	3.55	0.52	1.82		3.58
Diluted	1.28	1.20	6.14	3.55	0.52	1.82		3.57
Cash dividends per common share(3)	0.40	0.36	1.53	1.43	1.40	1.33		1.30
Total assets	95,803	85,107	93,208	81,470	77,359	77,572		77,621
Long-term debt and capital lease obligations	10,422	10,880	10,456	10,894	10,911	8,989		12,821

(1) Includes consumer excise taxes	2,116	1,857	7,968	7,095	7,006	6,546		6,601
(2) Includes amounts for buy/sell contracts	5,290	4,256	18,650	14,246	7,963	N/A	(4)	N/A	(4)
(3) All periods reflect a two-for-one stock split effected as a 100 percent stock dividend in September 2004.
(4) Information for this period not readily available.

Selected Historical Financial Data of Unocal
      The selected historical financial data in the table below for the three-month periods ended March 31, 2005 and 2004, were derived from Unocal’s unaudited consolidated financial statements. The data for the five years ended December 31, 2004, were derived from Unocal’s audited consolidated financial statements, as supplemented by Unocal to reflect the reclassification of the business of its former consolidated subsidiary, 76 Seadrift Coke, LLC, as a discontinued operation. This information is only a summary. You should read it together with Unocal’s historical financial statements and related notes contained in the annual reports and other information Unocal has filed with the SEC and incorporated by reference into this proxy statement/ prospectus, including the Current Report on Form 8-K filed by Unocal on May 26, 2005, relating to the above-mentioned reclassification relating to 76 Seadrift Coke, LLC. See “Additional Information for Stockholders — Where You Can Find More Information” on page 82.

	Three Months
	Ended March 31		Year Ended December 31

	2005	2004	2004	2003	2002	2001	2000

	(millions of dollars, except per-share amounts)
Sales and other operating revenue(1)	$2,157	$1,821	$7,921	$6,357	$5,200	$6,682	$8,953
Income from continuing operations	449	267	1,146	699	323	591	722
Income from continuing operations per common share Basic	1.66	1.02	4.36	2.70	1.31	2.42	2.97
Diluted	1.64	0.99	4.25	2.66	1.31	2.40	2.93
Cash dividends per common share	0.20	0.20	0.80	0.80	0.80	0.80	0.80
Total assets	13,690	12,136	13,101	11,798	10,846	10,491	10,066
Long-term debt and capital lease obligations	2,302	3,199	2,571	2,635	3,002	2,897	2,392
Company-obligated mandatorily redeemable convertible preferred securities of a subsidiary trust holding solely-parent debentures	—	—	—	522	522	522	522

(1) Includes amounts for buy/sell contracts	163	252	965	820	604	601	533

Comparative Historical and Pro Forma Per Share Data
      Set forth below are the Chevron and Unocal historical and pro forma amounts per share of common stock for income from continuing operations, cash dividends and book value. The exchange ratio for the pro forma computations is 0.7725 of a share of Chevron common stock for each share of Unocal common stock. The basic consideration for the transaction is 0.7725 of a share of Chevron common stock and $16.25 in cash for each share of Unocal common stock outstanding immediately prior to completion of the merger.
      You should read the information below together with the historical financial statements and related notes contained in the Chevron and Unocal Annual Reports on Form 10-K for the year ended December 31, 2004, and other information filed with the SEC and incorporated by reference. See “Additional Information for Stockholders — Where You Can Find More Information” on page 82.
      The unaudited pro forma combined data below is for illustrative purposes only. The pro forma adjustments for the balance sheet are based on the assumption that the transaction was consummated on March 31, 2005. The pro forma adjustments for the income statements are based on the assumption that the transaction was consummated on January 1, 2004.
      The financial results may have been different had the companies always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or of the future results of the combined company. See “Notes Concerning the Preliminary Estimate of the Deemed Purchase Price for Unocal” on the following page for a discussion of the pro forma financial data used in the comparative per-share amounts in the table below.

	Three Months Ended	Year Ended
	March 31, 2005	December 31, 2004

Chevron historical(1)
Income from continuing operations — basic	$1.28	$6.16
Income from continuing operations — diluted	1.28	6.14
Cash dividends	0.40	1.53
Book value at end of period	22.21	21.47
Chevron pro forma combined(1)
Income from continuing operations — basic	1.34	6.06
Income from continuing operations — diluted	1.34	6.02
Cash dividends(2)	0.40	1.53
Book value at end of period	25.47	N/A	(3)
Unocal historical
Income from continuing operations — basic	1.66	4.36
Income from continuing operations — diluted	1.64	4.25
Cash dividends	0.20	0.80
Book value at end of period	21.64	19.82
Unocal pro forma (equivalent)(4)
Income from continuing operations — basic	1.04	4.68
Income from continuing operations — diluted	1.03	4.65
Cash dividends	0.31	1.18
Book value at end of period	19.67	N/A	(3)

(1)	Both periods reflect a two-for-one stock split effected as a 100 percent stock dividend in September 2004.

(2)	Same as Chevron historical since no change in dividend policy is expected as a result of the merger. In April 2005, Chevron increased its quarterly dividend to $0.45 per share.

(3)	Book value is presented on a pro forma basis only for the most recent balance sheet date, March 31, 2005.

(4)	Derived using per-share amounts for “Chevron pro forma combined” times the exchange ratio of 0.7725 Chevron common shares for each Unocal common share. This computation does not include the benefit to the Unocal stockholder of the cash component of the transaction.
Notes Concerning the Preliminary Estimate of the Deemed Purchase Price for Unocal
      The preliminary estimate of the deemed purchase price for Unocal is $16.65 billion, composed of the following:

(Millions of dollars)

Cash — (25 percent of 271,654,896 Unocal shares times $65.00 per share)	$4,414
Chevron stock — 209,853,407 shares times $57.40 per share	12,046
(Weighted-average price of Chevron stock for a five-day period beginning two days before the date of announcement)
Unocal stock options — estimated fair value that will fully vest at the date of close	168
Transaction costs — estimated direct fees	22

Total	$16,650

      This estimated purchase price does not represent a significant acquisition for Chevron under the significance tests of the SEC for business combinations. That is, each of the following tests computes to a measure less than 20 percent:

•	Purchase price as a percentage of total assets of Chevron at December 31, 2004.

•	Unocal assets as a percentage of Chevron assets at December 31, 2004.

•	Unocal before-tax income from continuing operations for the year ending December 31, 2004, as a percentage of Chevron before-tax income from continuing operations for the same period.
      The pro forma per-share data on the previous page was based on a preliminary allocation of the $16.65 billion purchase price to the estimated fair values of the Unocal assets and liabilities at March 31, 2005. An independent appraisal firm was engaged to provide estimates of the fair values of tangible and intangible assets. These and other preliminary estimates will change as additional information becomes available and is assessed by Chevron and the valuation firm.
      The $16.65 billion purchase price was allocated as follows:

	(Millions of dollars)

Carryover basis of Unocal net assets		$5,878
Net increase in assets to estimated fair value:
Upstream — Proved properties	3,938
Upstream — Unproved properties	5,888
Midstream and other assets	1,459	11,285

Net increase in liabilities to fair value, including $4,221 million of deferred income taxes		(4,825)
Goodwill		4,312

Total		$16,650

      Chevron deems the $4.3 billion of goodwill to represent benefits of the acquisition that are additional to the fair values of the individual assets and liabilities acquired. Chevron believes the “going-concern” element of the Unocal businesses presents the opportunity to earn a higher rate of return on the assembled collection of net assets than would be expected if those assets were acquired separately. These benefits include growth opportunities in upstream Asia-Pacific, Gulf of Mexico and Caspian regions, some of which contain Unocal operations that are complementary to those of Chevron. Chevron also expects to achieve cost savings through the elimination of duplicate activities, high-grading of the asset portfolio and sharing of best practices in the operations of each company.
      Not included in the initial purchase price allocation was an expected liability for the combined company’s restructuring activities following the date of close, including severance costs associated with a workforce reduction for redundant operations. As plans for these restructuring activities become finalized, the associated liability will be among the final adjustments to the purchase price allocation.
      The effects of the purchase accounting estimates discussed above on the pro forma income from continuing operations and reflected in the per-share amounts on page 13 were not significant. The largest of the pro forma adjustments related to depreciation, depletion and amortization expense for the increase in properties to their fair values. These net pro forma adjustments were approximately 1% of the historical amounts for the combined Unocal and Chevron income from continuing operations for both the year ended December 31, 2004, and the three months ended March 31, 2005.

Comparative Market Value of Securities
      The following table sets forth the closing price per share of Chevron common stock and the closing price per share of Unocal common stock on April 1, 2005 (the last business day preceding the public announcement of the merger) and June 29, 2005 (the most recent practicable trading date). The table also presents the equivalent market value per share of Unocal common stock:

•	for a mixed election, by multiplying the closing price per share of Chevron common stock on each of the two dates by the mixed election exchange ratio of 0.7725 and adding $16.25; and

•	for an all-stock election, by multiplying the closing price per share of Chevron common stock on each of the two dates by the all-stock election exchange ratio of 1.03, assuming no proration.
      You are urged to obtain current market quotations for shares of Chevron common stock and Unocal common stock before making a decision with respect to the merger.
      No assurance can be given as to the market prices of Chevron common stock or Unocal common stock at the closing of the merger. Because the exchange ratio will not be adjusted for changes in the market price of Chevron common stock, the market value of the shares of Chevron common stock that holders of Unocal common stock will receive at the effective time of the merger may vary significantly from the market value of the shares of Chevron common stock that holders of Unocal common stock would have received if the merger were consummated on the date of the merger agreement or on the date of this proxy statement/prospectus.

	Closing Price per Share

	April 1, 2005	June 29, 2005

Chevron Common Stock	$59.31	$56.76
Unocal Common Stock	$64.35	$65.20
Unocal Mixed Election Equivalent	$62.07	$60.10
Unocal Stock Election Equivalent	$61.09	$58.46

Historical Market Price and Dividend Data
      The following table sets forth the high and low intraday trading price per share of Chevron and Unocal common stock, as adjusted for all stock splits and as reported on the New York Stock Exchange, for the periods indicated:

	Chevron(1)			Unocal

For the quarterly period ended:	High	Low	Dividends	High	Low	Dividends

2002
March 31, 2002	$45.80	$40.40	$0.35	$39.24	$33.09	$0.20
June 30, 2002	$45.52	$41.78	$0.35	$39.70	$35.25	$0.20
September 30, 2002	$44.47	$32.82	$0.35	$36.92	$29.14	$0.20
December 31, 2002	$37.72	$32.70	$0.35	$32.40	$26.58	$0.20
2003
March 31, 2003	$35.20	$30.65	$0.35	$31.76	$24.97	$0.20
June 30, 2003	$38.11	$31.06	$0.35	$31.38	$26.14	$0.20
September 30, 2003	$37.28	$35.02	$0.36	$32.45	$27.79	$0.20
December 31, 2003	$43.49	$35.57	$0.37	$37.08	$30.72	$0.20
2004
March 31, 2004	$45.71	$41.99	$0.36	$39.40	$35.12	$0.20
June 30, 2004	$47.50	$43.95	$0.37	$39.70	$34.18	$0.20
September 30, 2004	$54.49	$46.21	$0.40	$43.50	$34.65	$0.20
December 31, 2004	$56.07	$50.99	$0.40	$46.50	$40.56	$0.20
2005
March 31, 2005	$63.15	$50.40	$0.40	$63.98	$41.06	$0.20
April 1 - June 29, 2005	$59.48	$49.81	$0.45	$66.50	$53.44	$0.20

(1)	Prices in all periods have been adjusted for two-for-one stock split effected as a 100 percent stock dividend in September 2004.

RECENT DEVELOPMENTS
      On June 22, 2005, Unocal received a merger proposal from CNOOC Limited, an affiliate of China National Offshore Oil Company, to acquire all outstanding shares of Unocal for $67 in cash. The board of directors of Unocal met telephonically on June 22, 2005 to discuss developments relating to the CNOOC Limited proposal and the merger with Chevron. On that date, Unocal announced that the recommendation of its board of directors in favor of the merger with Chevron remained in effect and that it intended to evaluate the CNOOC proposal in a manner consistent with the board of directors’ fiduciary duties and Unocal’s obligations under the merger agreement with Chevron. On June 23, 2005, Chevron granted Unocal a waiver under the merger agreement enabling Unocal to engage in discussions with CNOOC and its representatives at any time prior to the date of the Unocal stockholder vote on the merger with Chevron. Unocal announced that it intended promptly to commence discussions with CNOOC, although there is no assurance that an agreement with CNOOC would be reached. Unocal intends to update its stockholders regarding the CNOOC proposal as developments warrant.
Unocal Recent Developments
      On May 10, 2005, Unocal announced that it intends to seek proposals from qualified prospective purchasers for the sale of its Northrock subsidiary’s western Canada crude oil and natural gas exploration and production assets. These assets would not include the company’s midstream and storage assets in Canada.
      Unocal and its directors have been named as defendants in two purported class actions brought on behalf of public stockholders of Unocal and filed in the Superior Court for the State of California, County of Los Angeles. Each of the complaints alleges, among other things, that Unocal’s directors breached their fiduciary duties in connection with the proposed transaction with Chevron, and, in particular, that the consideration to be received by stockholders in the merger is unfair and inadequate and that Unocal’s directors did not undertake a legally adequate process to obtain the best transaction available. As relief the complaints seek, among other things, damages in an unspecified amount, an injunction against consummation of the transaction, and, in the event the transaction is consummated, rescission. The time for defendants to answer the complaints has not yet elapsed. Unocal believes the claims asserted in the complaint are without merit and that Unocal has substantial defenses to these claims.
Chevron Recent Developments
      As previously disclosed in Chevron’s reports to the SEC, in early 2005, Chevron was awarded onshore Block 177 in Libya’s first exploration license bid round under the Exploration and Production Sharing Agreement IV terms. Chevron was also made operator of the block with 100 percent equity. The events mark Chevron’s return to Libya after a 28-year absence. Effective March 31, 2005, a Chevron subsidiary entered into an exploration and production sharing agreement with National Oil Corporation, which is owned by the government of Libya, following the award of Block 177. A bonus of $600,000 was paid to the Libyan government upon the award of the Block 177 license. The agreement provides for a five-year exploration phase that includes seismic evaluation and at least one exploratory well and is backed by a $20 million Chevron guarantee, with a total 30-year contract term if a commercial discovery is found and developed.
      Chevron has established a small office in Tripoli, Libya, and is currently initiating planning work for the Block 177 program. It is possible that the company will participate in exploration and production bid rounds in Libya in the future.
      In April 2004, the United States lifted most aspects of its embargo on trade and economic relations with Libya. As a consequence, U.S. companies can now engage in many commercial activities, financial transactions and investments in Libya, including the operations contemplated by the exploration and production sharing agreement entered into with the National Oil Company.

RISK FACTORS
      In addition to the other information included and incorporated by reference into this proxy statement/ prospectus, you should carefully read and consider the following factors in evaluating the proposals to be voted on at the special meeting of Unocal stockholders and in determining whether to make an all-cash, an all-stock or a mixed consideration election. Please also refer to the additional risk factors identified in the periodic reports and other documents of Chevron and Unocal incorporated by reference into this proxy statement/ prospectus and listed in “Additional Information for Stockholders — Where You Can Find More Information.”
Risk Factors Relating to the Merger
Unocal will be subject to business uncertainties and contractual restrictions while the merger is pending.
      Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Unocal and consequently on Chevron. These uncertainties may impair Unocal’s ability to attract, retain and motivate key personnel until the merger is consummated, and could cause customers, and others that deal with Unocal to defer purchases or other decisions concerning Unocal, or to seek to change existing business relationships with Unocal. Employee retention may be particularly challenging during the pendency of the merger, as employees may experience uncertainty about their future roles with Chevron. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Chevron, Chevron’s business following the merger could be harmed. In addition, the merger agreement restricts Unocal from making certain acquisitions and taking other specified actions until the merger occurs. These restrictions may prevent Unocal from pursuing attractive business opportunities that may arise prior to the completion of the merger. Please see the section entitled “The Merger Agreement — Covenants” beginning on page 59 of this proxy statement/ prospectus for a description of the restrictive covenants applicable to Unocal.
The exchange ratio will not be adjusted in the event the value of Chevron common stock declines before the merger is completed. As a result, the value of the shares of Chevron common stock at the time that Unocal stockholders receive them could be less than the value of those shares today.
      In the merger, Unocal stockholders will be entitled to elect to receive a combination of 0.7725 of a share of Chevron common stock and $16.25 in cash, 1.03 shares of Chevron common stock or $65 in cash. Chevron and Unocal will not adjust the exchange ratio for the portion of the merger consideration to be paid in Chevron common stock as a result of any change in the market price of Chevron common stock between the date of this proxy statement/ prospectus and the date that you receive shares of Chevron common stock in exchange for your shares of Unocal common stock. The market price of Chevron common stock will likely be different, and may be lower, on the date you receive your shares of Chevron common stock than the market price of shares of Chevron common stock as of the date of this proxy statement/ prospectus. Differences in Chevron’s stock price may be the result of changes in the business, operations or prospects of Chevron, market reactions to the proposed merger, general market and economic conditions or other factors. If the market price of Chevron common stock declines after you vote, and you receive Chevron common stock as a portion of the merger consideration, you will be receiving less value than you expected when you voted. Neither Chevron nor Unocal is permitted to terminate the merger agreement or resolicit the vote of Unocal stockholders because of changes in the market prices of their respective common stocks.
You may not know the exact mix of consideration you will receive and might not be able to exchange your Unocal common stock without recognizing gain for federal income tax purposes.
      The consideration to be received by Unocal stockholders in the merger is subject to proration to preserve the overall mix of 0.7725 of a share of Chevron common stock and $16.25 in cash for all outstanding shares of Unocal common stock taken together. If you elect to receive all of the merger consideration in shares of Chevron common stock and the all-stock election is oversubscribed, then you will receive a portion of the merger consideration in cash. Similarly, if you elect to receive all of the merger consideration in cash and the all-cash election is oversubscribed, then you will receive a portion of the merger consideration in shares of Chevron common stock. Accordingly, you may not receive exactly the type of consideration you elect to receive in the merger, which could result in, among other things, tax consequences that differ from those that would have resulted if you had received the form of consideration that you elected (including the potential recognition of gain for federal income tax purposes if you receive cash). A discussion of the proration mechanism can be found under the heading “The Merger Agreement — Merger Consideration” and a discussion of the material federal income tax consequences of the merger can be found under the heading “The Merger — Material Federal Income Tax Consequences of the Merger.”
If you deliver shares of Unocal common stock to make an election, you will not be able to sell those shares unless you revoke your election prior to the election deadline.
      If you are a holder of Unocal common stock and wish to elect the type of merger consideration you prefer to receive in the merger, you must deliver your stock certificates and a properly completed and signed election form to the exchange agent prior to the election deadline, which is 5:00 p.m., Eastern time, on the day before the special meeting, which is currently scheduled for August 10, 2005. You will not be able to sell any shares of Unocal common stock that you have delivered unless you revoke your election before the deadline by providing written notice to the exchange agent. If you do not revoke your election, you will not be able to liquidate your investment in Unocal common stock for any reason until you receive cash or Chevron common stock, or both, in the merger. In the time between delivery of your shares and the closing of the merger, the trading price of Unocal or Chevron may increase or decrease, and you might otherwise want to sell your shares of Unocal to gain access to cash, make other investments, or reduce the potential for a decrease in the value of your investment. The date that you will receive your merger consideration depends on the completion date of the merger, which is uncertain. The completion date of the merger might be later than expected due to unforeseen events, such as delays in obtaining required consents and approvals.
Failure to integrate Unocal successfully on a timely basis could reduce Chevron’s profitability and adversely affect its stock price.
      Chevron expects certain benefits to arise from the merger including revenue and proved crude oil and natural gas reserve improvements, and certain operating efficiencies and synergies. See “The Merger — Chevron’s Reasons for the Merger.” Achievement of these benefits will depend in part upon how and when the businesses of Chevron and Unocal are integrated. If Chevron is not successful in this integration, its financial results could be adversely impacted. Chevron’s management may be required to dedicate significant time and effort to this integration process, which could divert their attention from other business concerns. The challenges involved in this integration include the following:

•	obtaining the required approvals of various regulatory agencies, any of which could impose conditions or restrictions on its approval;

•	minimizing the diversion of management attention from ongoing business concerns;

•	addressing differences in the business cultures of Chevron and Unocal;

•	coordinating and combining international operations, relationships, and facilities, which may be subject to additional complications resulting from operating in countries that are new to Chevron and geographic distance from other Chevron operations; and

•	retaining key employees and maintaining key employee morale, particularly in areas where Chevron does not currently have personnel.
Some of the directors and executive officers of Unocal may have interests and arrangements that could have influenced their decisions to support or approve the merger.
      The interests of some of the directors and executive officers of Unocal may be different from those of Unocal stockholders, and directors and officers of Unocal may have participated in arrangements that are different from, or in addition to, those of Unocal stockholders. These interests are described in more detail in the section of this proxy statement/ prospectus titled “Interests of Unocal Directors and Executive Officers in the Merger” beginning on page 51.
Unocal may need to obtain consents to change of control under agreements it has with some third parties as a result of the merger, and if it cannot obtain these consents, Unocal and/or Chevron may not be able to maintain these relationships on favorable terms or at all.
      Unocal and Chevron are in the process of determining the need under some of Unocal’s agreements for third-party consents to a change of control. If they are unable to obtain any required consents, Chevron may be forced to renegotiate these agreements or enter into new agreements with various third parties. Unocal agreements that potentially require consent include agreements with project finance lenders, production sharing agreement parties, revolving credit financers, and certain extenders of credit supporting the issuance of surety bonds, letters of credit and guaranties. There can be no assurance that Chevron will be able to negotiate new agreements on terms as favorable to it as those that Unocal had, or at all.
The merger agreement limits Unocal’s ability to pursue alternatives to the merger.
      The merger agreement contains provisions that make it more difficult for Unocal to sell its business to a party other than Chevron. These provisions include the prohibition on Unocal generally from soliciting any acquisition proposal or offer for a competing transaction, the requirement that Unocal pay termination fees of up to $500 million in the aggregate if the merger agreement is terminated in specified circumstances thereafter and an alternative transaction is entered into or completed and the requirement that Unocal submit the merger agreement and the merger to a vote of Unocal’s stockholders even if the Unocal board changes its recommendation. See “The Merger Agreement — Covenants,” “The Merger Agreement — Termination of the Merger Agreement” and “The Merger Agreement — Covenants — Unocal Board’s Recommendation to Stockholders.”
      Chevron required Unocal to agree to these provisions as a condition to Chevron’s willingness to enter into the merger agreement. These provisions, however, might discourage a third party that might have an interest in acquiring all of or a significant part of Unocal from considering or proposing that acquisition, even if that party were prepared to pay consideration with a higher per share market price than the current proposed merger consideration. Furthermore, the termination fee may result in a potential competing acquiror proposing to pay a lower per share price to acquire Unocal than it might otherwise have proposed to pay.
The price of Chevron common stock may be affected by factors different from those affecting the price of Unocal common stock.
      Holders of Unocal common stock may receive Chevron common stock in the merger and may thus become holders of Chevron common stock. Chevron’s business is different in certain ways from that of Unocal, and Chevron’s results of operations, as well as the price of Chevron common stock, may be affected by factors different from those affecting Unocal’s results of operations and the price of Unocal common stock. The price of Chevron common stock may fluctuate significantly following the merger, including fluctuation due to factors over which Chevron has no control. For a discussion of Chevron’s business and Unocal’s business and certain factors to consider in connection with their businesses, including risk factors associated with their businesses, see Chevron’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and Unocal’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which are incorporated by reference into this proxy statement/prospectus.
Failure to complete the merger could negatively impact the stock price and the future business and financial results of Unocal.
      Although Unocal has agreed that its board will, subject to fiduciary exceptions, recommend that stockholders approve the proposal relating to the merger, there is no assurance that this proposal will be approved, and there is no assurance that Chevron and Unocal will receive the necessary regulatory approvals or satisfy the other conditions to the completion of the merger. If the merger is not completed for any reason, Unocal will be subject to several risks, including the following:

•	Unocal may be required to pay Chevron fees of up to $500 million in the aggregate if the merger agreement is terminated under certain circumstances and Unocal enters into an alternative transaction;

•	The current market price of Unocal common stock may reflect a market assumption that the merger will occur, and a failure to complete the merger could result in a negative perception by the market of Unocal generally and a resulting decline in the market price of Unocal common stock;

•	Many costs relating to the merger (such as legal, accounting and financial advisory fees) are payable by Unocal whether or not the merger is completed;

•	There may be substantial disruption to the business of Unocal and a distraction of its management and employees from day-to-day operations, because matters related to the merger (including integration planning) may require substantial commitments of time and resources, which could otherwise have been devoted to other opportunities that could have been beneficial; and

•	Unocal would continue to face the risks that it currently faces as a independent company, as further described in the documents that Unocal has filed with the SEC that are incorporated by reference into this proxy statement/ prospectus.
      In addition, the company would not realize any of the expected benefits of having completed the merger. If the merger is not completed, these risks may materialize and materially adversely affect Unocal’s business, financial results, financial condition and stock price.
The shares of Chevron common stock to be received by Unocal stockholders as a result of the merger will have different rights from the shares of Unocal common stock.
      The rights associated with Unocal common stock are different from the rights associated with Chevron common stock. See the section of this proxy statement/prospectus titled “Comparison of Stockholder Rights” on page 74 for a discussion of the different rights associated with Chevron common stock.
Risk Factors Relating to Chevron
      Chevron is a major fully integrated petroleum company with a diversified business portfolio, strong balance sheet, and a history of generating sufficient cash to fund capital and exploratory expenditures and to pay dividends. Nevertheless, some inherent risks could materially impact the company’s financial results of operations or financial condition.
Chevron is exposed to the effects of changing commodity prices.
      Chevron is primarily in a commodities business with a history of price volatility. The single largest variable that affects the company’s results of operations is crude oil prices. Except in the ordinary course of running an integrated petroleum business, Chevron generally does not seek to hedge its exposure to the effects of changes to the price of crude oil. A significant, persistent decline in crude oil prices may have a material adverse effect on its results of operations and its capital and exploratory expenditure plans.
The scope of Chevron’s business will decline if the company does not successfully develop resources.
      Chevron is in an extractive business; therefore, if it is not successful in replacing the crude oil and natural gas it produces with good prospects for future production, the company’s business will decline. Creating and maintaining an inventory of projects depends on many factors, including obtaining rights to explore, develop and produce hydrocarbons in promising areas, drilling success, ability to bring long lead-

time, capital intensive projects to completion on budget and schedule, and efficient and profitable operation of mature properties.
Chevron’s operations could be disrupted by natural or human factors.
      Chevron operates in both urban areas and remote and sometimes inhospitable regions. The company’s operations and facilities are therefore subject to disruption from either natural or human causes, including hurricanes, earthquakes, floods and other forms of severe weather, war, civil unrest and other political events, fires and explosions, any of which could result in suspension of operations or harm to people or the natural environment.
Chevron’s business subjects the company to liability risks.
      Chevron produces, transports, refines and markets materials with potential toxicity, and it purchases, handles and disposes of other potentially toxic materials in the course of the company’s business. Chevron operations also produce byproducts, which may be considered pollutants. Any of these activities could result in liability, either as a result of an accidental, unlawful discharge or as a result of new conclusions on the effects of the company’s operations on human health or the environment.
Political instability could harm Chevron’s business.
      Chevron’s operations, particularly exploration and production, can be affected by changing economic, regulatory and political environments in the various countries in which it operates. As has occurred in the past, actions could be taken by host governments to increase public ownership of the company’s partially or wholly owned businesses, and/or to impose additional taxes or royalties.
      In some locations, host governments have imposed restrictions, controls and taxes, and in others, political conditions have existed that may threaten the safety of employees and the company’s continued presence in those countries. Internal unrest, acts of violence or strained relations between a host government and the company or other governments may affect the company’s operations. Those developments have, at times, significantly affected the company’s related operations and results, and are carefully considered by management when evaluating the level of current and future activity in such countries. At December 31, 2004, approximately 27 percent of Chevron’s proved reserves were located in Kazakhstan. The company also has significant interests in Organization of Petroleum Exporting Countries (OPEC)-member countries including Indonesia, Nigeria, Venezuela and the Partitioned Neutral Zone between Saudi Arabia and Kuwait. Approximately 25 percent of the company’s net proved reserves, including affiliates, were located in OPEC countries at December 31, 2004.

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING STATEMENTS
      This proxy statement/prospectus and the SEC filings that are incorporated by reference into this proxy statement/prospectus contain or incorporate by reference forward-looking statements that have been made pursuant to the provisions of, and in reliance on the safe harbor under, the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “could,” “should,” “will,” “projects,” “estimates” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In that event, Unocal’s or Chevron’s business, financial condition or results of operations could be materially adversely affected, and investors in Unocal’s or Chevron’s securities could lose part or all of their investment. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus or, in the case of documents incorporated by reference, the date referenced in those documents. We are not obligated to update these statements or publicly release the result of any revision to them to reflect events or circumstances after the date of this proxy statement/prospectus or, in the case of documents incorporated by reference, the date referenced in those documents, or to reflect the occurrence of unanticipated events.
      You should understand that the following important factors, in addition to those discussed elsewhere in this document and in the documents which are incorporated by reference, could affect the future results of Chevron and Unocal, and of the combined company after the merger, and could cause those results or other outcomes to differ materially from those expressed in our forward-looking statements:
Economic and Industry Conditions

•	materially adverse changes in economic, financial or industry conditions generally or in the markets served by our companies

•	the competitiveness of alternative energy sources or product substitutes

•	actions of competitors

•	crude oil and natural gas prices

•	refining and marketing margins

•	petrochemicals prices and competitive conditions affecting supply and demand for aromatics, olefins and additives products

•	changes in demographics and consumer preferences
Transaction or Commercial Factors

•	the outcome of negotiations with partners, governments, suppliers, unions, customers or others

•	our ability to successfully integrate the operations of Chevron and Unocal after the merger and to minimize the diversion of management’s attention and resources during the integration process

•	the process of, or conditions imposed in connection with, obtaining regulatory approvals for the merger
Political/ Governmental Factors

•	political instability or civil unrest in the areas of the world relating to our operations

•	political developments and laws and regulations, such as forced divestiture of assets, restrictions on production or on imports or exports, price controls, tax increases and retroactive tax claims, expropriation of assets, cancellation of contract rights, and environmental laws or regulations

•	potential liability for remedial actions under environmental regulations and litigation
Operating Factors

•	potential failure to achieve expected production from existing and future crude oil and natural gas development projects

•	potential delays in the development, construction or start-up of planned projects

•	successful introduction of new products

•	labor relations

•	accidents or technical difficulties

•	changes in operating conditions and costs

•	weather and natural disasters
Advances in Technology

•	crude oil, natural gas and petrochemical project advancement

•	the development and use of new technology by us or our competitors

THE MERGER
General
      Unocal’s board of directors is using this document to solicit proxies from the holders of Unocal common stock for use at the Unocal special meeting, where holders of Unocal common stock will be asked to vote upon approval and adoption of the merger agreement and the merger. In addition, Chevron is sending this document to Unocal stockholders as a prospectus in connection with the issuance of shares of Chevron common stock in exchange for Unocal common stock in the merger.
The Companies
      Chevron. Chevron Corporation was incorporated in Delaware in 1926 as Standard Oil Company of California. In May 2005, the company changed its name from ChevronTexaco Corporation to Chevron Corporation. Chevron manages its investments in subsidiaries and affiliates and provides administrative, financial and management support to U.S. and foreign subsidiaries that, in the aggregate, engage in fully integrated petroleum operations, chemicals operations, coal mining, power and energy services. The company conducts business activities in the United States and approximately 180 other countries. Petroleum operations consist of exploring for, developing and producing crude oil and natural gas; refining crude oil into finished petroleum products; marketing crude oil, natural gas and the many products derived from petroleum; and transporting crude oil, natural gas and petroleum products by pipeline, marine vessel, motor equipment and rail car. Chemicals operations include the manufacture and marketing, by affiliates, of commodity petrochemicals for industrial uses, and the manufacture and marketing, by a consolidated subsidiary, of fuel and lubricating oil additives.
      Chevron’s exploration and production of crude oil, natural gas liquids and natural gas operations may be referred to as “upstream” activities. Refining, marketing and transportation may be referred to as “downstream” activities. The upstream and downstream activities of the company are widely dispersed geographically. The company has operations in North America, South America, Europe, Africa, Middle East, Central and Far East Asia, and Australia. Besides the large upstream and downstream businesses, the company’s other comparatively smaller business segment is chemicals, which is conducted by the company’s 50 percent-owned affiliate — Chevron Phillips Chemical Company LLC (CPChem) — and the wholly owned Chevron Oronite Company. CPChem has operations in the United States, Puerto Rico, Singapore, China, South Korea, Saudi Arabia, Qatar, Mexico and Belgium. Chevron Oronite is a fuel and lubricating-oil additives business that owns and operates facilities in the United States, France, the Netherlands, Singapore, Japan and Brazil and has equity interests in facilities in India and Mexico.
      Blue Merger Sub. Blue Merger Sub Inc., a wholly owned subsidiary of Chevron, which we refer to as “Merger Sub,” was incorporated in Delaware on April 1, 2005 solely for the purpose of effecting the merger with Unocal. It has not carried on any activities other than in connection with the merger agreement. Blue Merger Sub’s principal place of business is located at 6001 Bollinger Canyon Road, San Ramon, California 94583 and its telephone number is (925) 842-1000.
      Unocal. Unocal Corporation was incorporated in Delaware in 1983 to operate as the parent entity of Union Oil Company of California, which was incorporated in California in 1890. Virtually all of Unocal’s operations are conducted by Union Oil and its subsidiaries.
      Unocal is one of the world’s leading independent oil and gas exploration and production companies, with principal operations in North America and Asia. It is also a leading producer of geothermal energy and a provider of electrical power in Asia. Other activities include ownership in proprietary and common carrier pipelines, natural gas storage facilities and the marketing of hydrocarbon commodities.
Background of the Merger
      The board of directors and senior management of Unocal have regularly discussed opportunities to maximize the potential of Unocal’s portfolio of assets, as well as Unocal’s overall position in the industry.

See “— Unocal’s Reasons for the Merger; Recommendation of Unocal’s Board of Directors.” In that regard, Unocal had in previous years considered the possibility of strategic transactions with various industry participants and had discussed with Chevron the possibility of a strategic business combination between the two companies.
      In December 2004, the chairman and chief executive officer of CNOOC Limited, an affiliate of China National Offshore Oil Company, contacted Charles R. Williamson, Unocal’s chairman and chief executive officer, and in the following weeks expressed his company’s potential interest in an acquisition of Unocal. Mr. Williamson and other senior executives from Unocal discussed this matter generally with CNOOC during the following weeks.
      On January 6, 2005, a major publication in the United Kingdom published a report indicating a potential bid for Unocal by CNOOC. U.S.-based media published similar reports on the following day. On January 6, David J. O’Reilly, chairman and chief executive officer of Chevron, contacted Mr. Williamson to inquire whether Unocal was interested in discussing a potential strategic transaction with Chevron. Mr. Williamson indicated that Unocal was not at that time seeking offers for the company. During the following days, Mr. Williamson and the chairman and chief executive officer of CNOOC had additional communications in which they discussed the effect of the recent publicity, and CNOOC presented its views concerning the timing of a potential transaction.
      On January 12, a senior executive from another non-U.S. industry participant (to which we refer in this section as the “second potential acquiror”), contacted Mr. Williamson and informed him that, if Unocal was considering a strategic transaction with another industry participant, his company might have an interest in exploring a potential acquisition of Unocal. Following further discussions between Mr. Williamson and that senior executive, Unocal and the second potential acquiror executed a confidentiality agreement on February 10. During the weeks following execution of the confidentiality agreement, members of senior management of Unocal and of the second potential acquiror exchanged information on a confidential basis (including face-to-face meetings). On January 24, Unocal retained Morgan Stanley as its financial advisor.
      On February 7, Mr. O’Reilly called Mr. Williamson to express Chevron’s interest in a potential strategic transaction. Mr. Williamson informed Mr. O’Reilly that, although Unocal was not soliciting offers, it had been approached by one or more companies and anticipated that acquisition proposals would be forthcoming. Mr. Williamson indicated that any such proposal would be evaluated by Unocal’s board to determine the course of action that was in the best interests of Unocal’s stockholders, and that any proposal that Chevron might decide to make would be evaluated in that light.
      At a meeting of Unocal’s board on February 8, Mr. Williamson reviewed his contacts to date, and the status of discussions, with each potential counterparty. The board also discussed general trends, and Unocal’s overall position, in the oil and gas industry and the advisability of entering into a transaction of the nature that had been discussed with each of the three potential counterparties.
      Mr. O’Reilly subsequently called Mr. Williamson to propose a process for evaluating a possible transaction. Mr. O’Reilly requested that Unocal negotiate with Chevron on an exclusive basis. Mr. Williamson informed Mr. O’Reilly that although Unocal was willing to consider a proposal from Chevron, Unocal was not prepared to grant Chevron exclusivity. Mr. O’Reilly proposed a period of mutual due diligence protected by a confidentiality agreement. Messrs. O’Reilly and Williamson agreed to move forward on that basis to determine if a mutually satisfactory transaction could be developed. Within a matter of days, Chevron retained Pillsbury Winthrop Shaw Pittman LLP to serve as legal advisor and Lehman Brothers Inc. to serve as financial advisor.
      Unocal and Chevron executed a confidentiality agreement and, during the week of February 14, Unocal began to provide non-public information to Chevron in response to its various requests (including face-to-face meetings).
      On February 16, Unocal’s board met and was updated on the status of discussions with each of the three parties that had contacted Unocal and expressed interest in a business combination. The board also discussed the anticipated timing for receiving definitive proposals from each of those parties. At this meeting, the board authorized Unocal’s senior management to continue discussions with the three potentially interested parties and engaged Wachtell, Lipton, Rosen & Katz as legal counsel.
      On February 23, the Chevron board of directors met and, after presentations by management and outside financial advisors and legal counsel and discussion of the presentations, authorized Mr. O’Reilly to make a proposal to Unocal. On February 26, Mr. O’Reilly met with Mr. Williamson and delivered a written proposal, subject to customary conditions (such as due diligence and approval of definitive agreements), contemplating an all-stock merger at an exchange ratio of 0.94 share of Chevron common stock per share of Unocal common stock.
      On February 25, Mr. Williamson was contacted by the chairman and chief executive officer of CNOOC, who indicated a strong interest in commencing a more detailed due diligence review of Unocal. After executing a confidentiality agreement with CNOOC, Unocal, directly and through its financial advisor, began providing non-public information to CNOOC and its financial advisor. During this time, Unocal, directly and through its financial advisor, also continued to provide non-public information to the second potential acquiror.
      On February 27, the board of directors of Unocal met to discuss the status of the interest in Unocal of each of the three parties, including the proposal from Chevron. At this meeting, the board directed senior management to inform Chevron that the terms of its February 26 proposal were not sufficiently attractive to warrant pursuing a transaction. The board also authorized Unocal’s senior management to continue discussions with the two other interested parties with a view to promptly developing proposals from each of those parties.
      On March 1, Mr. Williamson advised Mr. O’Reilly that the Unocal board had determined to decline Chevron’s offer and that Unocal desired more broadly to evaluate its options. Mr. O’Reilly asked Mr. Williamson to contact him if Unocal’s thinking changed. Senior management of Unocal contacted CNOOC and the second potential acquiror and requested preliminary proposals by March 7. Within Chevron, Mr. O’Reilly suspended the work of the team evaluating a possible Unocal transaction.
      On March 7, Unocal was contacted by CNOOC and the second potential acquiror. A senior executive of the second potential acquiror orally indicated to Mr. Williamson that the second potential acquiror was considering a cash transaction at a price in the “high $50s” per share, but cautioned that this indication was subject to further internal discussions and that the second potential acquiror was not yet prepared to make a proposal. CNOOC submitted a written preliminary proposal, subject to conditions such as due diligence and negotiation of definitive agreements, for a cash transaction at a price of $59 to $62 per share. It indicated that the acquisition would be financed through bank debt and available cash, and attached to its proposal letters from financing sources preliminarily expressing their willingness to provide acquisition financing for CNOOC.
      On March 8, the Unocal board met and was briefed on the communications of the previous day. At the conclusion of the board’s discussion and evaluation, the board instructed senior management to continue to develop and seek to improve proposals from CNOOC and the second potential acquiror. To that end, the board instructed Unocal management to continue furnishing non-public information about Unocal to each of those parties as requested. After the board meeting, senior management of Unocal, as well as Unocal’s financial advisor, contacted representatives from the second potential acquiror and its financial advisor and indicated to that party that the price range that the second potential acquiror was considering, if developed into a proposal on the terms that had been communicated to Unocal on March 7, would not be the most attractive of Unocal’s strategic options. The second potential acquiror indicated that it was not prepared to submit to Unocal a formal proposal or to increase its contemplated price substantially at that time but requested an opportunity to revisit the matter prior to Unocal’s decision regarding a transaction.
      Unocal’s representatives also requested that CNOOC increase its proposed cash price to above the upper end of its indicated range and informed CNOOC that Unocal would respond promptly to any requests for additional legal and business due diligence. CNOOC’s advisors performed legal due diligence at the offices of Unocal’s legal advisor beginning on March 14, and members of senior management of the parties held face-to-face meetings from March 12 to March 15.
      On March 14 and 15, major U.S. publications reported potential bids for Unocal, this time identifying a number of bidders, including Chevron and CNOOC. On March 18, the second potential acquiror indicated to Unocal a willingness to explore a higher price than it had initially indicated and to present to Unocal in due course a proposal to that effect. During the week of March 21, the second potential acquiror performed both legal and business due diligence at the offices of Unocal’s legal advisor.
      During the week of March 21, Unocal’s legal advisor sent a draft merger agreement to CNOOC and the second potential acquiror and engaged in negotiations with legal advisors for each of those bidders relating to the terms of the proposed agreement. At that time, Mr. Williamson also communicated to each of those bidders that Unocal’s board was scheduled to meet on March 30 to consider final proposals.
      On March 28, Mr. Williamson informed Mr. O’Reilly that Unocal was engaged in negotiations with other bidders and expected that proposals from those bidders would be considered at the board’s March 30 meeting. Mr. Williamson indicated to Mr. O’Reilly that if Chevron wished to make an improved proposal, it should do so in time for the proposal to be considered at the March 30 meeting of Unocal’s board. Mr. O’Reilly interpreted that conversation to mean that Unocal would entertain an offer from Chevron.
      On March 29, Chevron made a revised all-stock proposal at an exchange ratio of 1.03 shares of Chevron common stock per Unocal common share and also delivered a proposed merger agreement to Unocal. On that same day, the chairman and chief executive officer of CNOOC communicated to Mr. Williamson that his company would not present a proposal for consideration at the March 30 board meeting and his expectation that his company would not be prepared to submit a proposal for a period of up to several weeks, but that his company would endeavor to significantly accelerate its anticipated timing.
      On March 30, a senior executive from the second potential acquiror orally communicated to Mr. Williamson a proposal to acquire Unocal at a price of $58 in cash per share. He indicated that this proposal remained conditioned on board approval and that the proposal had not been presented to or discussed with the board of directors of the second potential acquiror. The Unocal board met that day to evaluate the various proposals. Representatives of senior management and Unocal’s financial and legal advisors were also present and discussed with the board the terms of the proposal received from Chevron and the most recent discussions with the two other bidders, including the consideration indicated by the second potential acquiror, the absence of any assurance that the second potential acquiror would receive the requisite board approvals to submit a definitive proposal to, or to engage in an acquisition transaction with, Unocal and the existence of open issues in the draft merger agreement with the second potential acquiror. With regard to the Chevron proposal, management and Unocal’s legal advisors informed the board that the terms of the proposed merger agreement would require significant changes to provide satisfactory assurance of consummation. Mr. Williamson also discussed with the board the desirability of including some cash in the consideration proposed by Chevron. After discussing these matters, the board instructed senior management to request a definitive proposal from CNOOC no later than April 2, and to inform the second potential acquiror that Unocal was not prepared to pursue the potential transaction proposed by the second potential acquiror. The board also instructed senior management to continue discussions with Chevron and to engage in a due diligence examination of Chevron. Unocal’s legal advisors continued negotiations of a merger agreement with each of Chevron and CNOOC. On that same day, Mr. Williamson also informed a senior executive of the second potential acquiror of the board’s view of the second potential acquiror’s proposal.
      On March 31, Mr. Williamson contacted Mr. O’Reilly and arranged for a team of Unocal personnel, led by Unocal’s executive vice president and chief financial officer, Terry G. Dallas, to conduct financial and operating due diligence with respect to Chevron. Mr. Williamson also informed Mr. O’Reilly that the Unocal board would meet again on April 2, at which time it would likely make a final decision as to whether to pursue a proposed transaction.

      On April 1, Mr. Williamson spoke with the chairman and chief executive officer of CNOOC, who said he expected that the matters that had resulted in CNOOC’s not submitting a proposal prior to the March 30 board meeting would be resolved in time for CNOOC to submit a definitive acquisition proposal for consideration by Unocal’s board at its April 2 meeting.
      Also on April 1, a member of Chevron’s senior management reported to Mr. O’Reilly that, based on discussions during the prior day’s due diligence meeting with Unocal, he believed Unocal would look more favorably upon an offer that included a cash component. Later that day, Mr. O’Reilly reiterated to Mr. Williamson Chevron’s desire to pursue a strategic merger and indicated a willingness to include a cash component in the transaction.
      Early on the morning of April 2, the chairman and chief executive officer of CNOOC informed Mr. Williamson that his company was not prepared to present a proposal at that time and requested that, in the event the board opted not to pursue a transaction in April, Mr. Williamson inform and consider CNOOC in future discussions.
      On April 2, Mr. O’Reilly convened a meeting of the Chevron board of directors at which Chevron personnel again presented the operational and financial case for the proposed acquisition. The meeting also included presentations by Chevron’s legal counsel and financial advisor. After discussion, the board authorized Mr. O’Reilly to submit a revised proposal for a combination with Unocal that would provide for the conversion of outstanding Unocal shares into (i) 0.7725 of a share of Chevron common stock and $16.25 in cash per Unocal share, (ii) Chevron common stock at an exchange ratio of 1.03 Chevron shares per Unocal share, or (iii) $65 in cash per Unocal share, all subject to proration to preserve an overall mix of 0.7725 of a share of Chevron common stock and $16.25 in cash for all of the outstanding shares of Unocal common stock taken together. Mr. O’Reilly sent Mr. Williamson a letter memorializing the revised offer later that afternoon. Chevron’s legal counsel also delivered a revised merger agreement to Unocal’s legal counsel.
      On the evening of April 2, the Unocal board met to discuss the Chevron proposal as well as the most recent communications with CNOOC. At this meeting, Unocal’s financial advisor summarized its financial analyses relating to the Chevron proposal and, at the conclusion of its presentation, noted that, absent any material changes in the merger proposal, it would be prepared to deliver its opinion regarding the fairness from a financial point of view of the consideration proposed by Chevron in the revised merger agreement to holders of Unocal common stock. After discussing the terms of Chevron’s revised proposal, the board authorized Unocal’s management to continue negotiations with Chevron and to seek to finalize a definitive merger agreement to be presented to the board the following evening, April 3. Mr. Williamson then called Mr. O’Reilly to advise of the Unocal board’s decision. Negotiations between Unocal and Chevron on the revised merger agreement commenced the following morning.
      On the evening of April 3, the Unocal board met to discuss and evaluate the Chevron proposal in light of the revised merger agreement, which had been negotiated by Unocal’s senior management and legal counsel since the Unocal board meeting of April 2. After a detailed discussion with counsel of the terms of the proposed agreement and receipt of Morgan Stanley’s oral fairness opinion (which was confirmed in writing as of April 4, 2005), the Unocal board approved the merger and the merger agreement with Chevron.
      At 4:30 a.m., Pacific Time, on April 4, Messrs. O’Reilly and Williamson signed the agreement and shortly thereafter announced the transaction to the public through a joint press release issued before the opening of trading.
      On June 1, the chairman and chief executive officer of CNOOC communicated by telephone to a senior executive of Unocal that CNOOC was continuing to consider an acquisition proposal for Unocal, and that CNOOC intended to present an offer to Unocal in the next few days. No further details were conveyed to Unocal with respect to the terms or timing of any potential offer. The Unocal executive did not respond to the CNOOC executive at that time, other than to affirm the existence of contractual limitations on Unocal’s ability to discuss such matters with CNOOC. The same day, Unocal notified Chevron of the conversation.
      On June 22, Unocal received a merger proposal from CNOOC to acquire all outstanding shares of Unocal for $67 in cash. The board of directors of Unocal met telephonically on June 22 to discuss developments relating to the CNOOC Limited proposal and the merger with Chevron. On that date, Unocal announced that the recommendation of its board of directors in favor of the merger with Chevron remained in effect and that it intended to evaluate the CNOOC proposal in a manner consistent with the board of directors’ fiduciary duties and Unocal’s obligations under the merger agreement with Chevron. On June 23, Chevron granted Unocal a waiver under the merger agreement enabling Unocal to engage in discussions with CNOOC and its representatives at any time prior to the date of the Unocal stockholder vote on the merger with Chevron. Unocal announced that it intended promptly to commence discussions with CNOOC, although there is no assurance that an agreement with CNOOC would be reached. Unocal intends to update its stockholders regarding the CNOOC proposal as developments warrant.
Unocal’s Reasons for the Merger; Recommendation of Unocal’s Board of Directors
      The Unocal board of directors, at a special meeting held on April 3, 2005, determined that the merger and the merger agreement are advisable, fair to and in the best interests of Unocal and its stockholders. Accordingly, the Unocal board unanimously recommends that you vote FOR approval and adoption of the merger and the merger agreement at the special meeting and any adjournment of the special meeting.
      In the course of making this determination and its recommendation, the board consulted with management, as well as its financial and legal advisors, and considered a number of factors, including the following:

•	the board’s familiarity with, and understanding of, Unocal’s business, financial condition, results of operations, current business strategy and earnings and prospects and of Chevron’s business, financial condition, results of operations, business strategy and earnings (including the report of Unocal’s management and financial advisor on the results of their due diligence review of Chevron);

•	the board’s understanding of the current and prospective markets in which Unocal operates, including global, national and local economic conditions, the competitive landscape for oil and gas industry participants generally and the likely effect of these factors on Unocal in light of, and in the absence of, the merger;

•	the board’s understanding, and management’s review, of Unocal’s current and prospective holdings, including Unocal’s international and deepwater assets, and the board’s and management’s views concerning maximizing the future benefits relating to these holdings in view of Unocal’s size and position in the oil and gas industry. In this regard, Unocal’s board and management believe that:

–	maximizing Unocal’s unique international asset base would require very significant capital outlays and the assumption of a degree of risk and potential volatility in the results of the business that in each case would be borne significantly more readily if the company were larger and more diversified; and

–	by virtue of its financial and technical resources and geographic scope, Chevron would be better positioned, and therefore more likely, to develop these prospects without subjecting Chevron to the same degree of volatility;

•	management’s review, and the board’s understanding, of the geopolitical risks inherent in Unocal’s asset portfolio, and of the likelihood that a business combination with Chevron would diversify these risks significantly. In this regard, the board noted that on a barrels of oil-equivalent basis, as of December 31, 2004, approximately 67 percent of Unocal’s oil and gas production and approximately 74 percent of Unocal’s proved oil and gas reserves were located outside the United States;

•	the fact that, because most of the merger consideration is payable in the form of Chevron shares, Unocal stockholders will have the opportunity to participate in the performance of the combined post-merger company. In that regard, the Unocal board understood that the volatility of prices for oil and gas would cause the value of the merger consideration to fluctuate, perhaps significantly, but was of the view that on a long-term basis it would be desirable for stockholders to have an opportunity to retain some continuing investment in the post-merger combined company. Unocal’s board and management noted that the combined company was expected to be highly competitive across all key aspects of the energy sector and would benefit from the integration of Unocal’s and Chevron’s complementary businesses and strategies and from the combined expertise of each company’s personnel. The board noted specifically the strengthening of the combined company’s operations in the following core geographic areas:

–	the Asia-Pacific region, where, after the merger, Chevron is expected to be in the top tier of natural gas producers and marketers, the top oil and gas producer in Thailand and will have an enhanced presence in key areas such as Indonesia;

–	the Gulf of Mexico, where, after the merger, Chevron is expected to have an enhanced position in terms of available assets and deepwater opportunities; and

–	the Caspian Region, where the acquisition will give Chevron the second-largest interest in oil producing operations in the Azerbaijan International Operating Company and will broaden Chevron’s status as a leading oil company in that region.
        The board also noted the key ongoing business strategies shared by each of the companies, including:

–	maintaining focus on high-impact exploration and growth and leveraging Unocal’s advantaged positions in the Gulf of Thailand and deepwater Indonesia;

–	building large-scale businesses in Asia and pursuing regional expansion in Asia in general;

–	continuing exploration and development efforts in the Gulf of Mexico deepwater; and

–	the greater likelihood of pursuing these strategies effectively, in light of the market conditions and the oil and gas industry landscape, if the companies were combined;

•	the board’s belief, supported by the views and information provided by Unocal’s management and financial advisor, that Unocal’s stock price following the publication in early 2005 of news reports relating to a potential transaction (see “— Background of the Merger”) reflected, in part, takeover speculation and therefore was higher than Unocal’s unaffected trading price, and that the consideration offered by Chevron in the merger represented a premium to the unaffected trading price of Unocal common stock;

•	the board’s understanding, and management’s review, of overall market conditions, including then-current and prospective commodity prices and Unocal’s unaffected trading price, and the board’s determination that, in light of these factors, the timing of a potential transaction was favorable to Unocal;

•	the fact that the dividend yield of Chevron common stock is considerably higher than that of Unocal, and the board’s expectation that Unocal stockholders who receive Chevron common stock in the merger would receive higher annual dividends than the dividends paid with respect to Unocal’s common stock;

•	the potential savings from operational synergies and reduced corporate expenses, currently estimated by Chevron to be approximately $325 million before tax annually, and the related potential impact of these savings on the combined company’s earnings;

•	the review by the board with Unocal’s legal and financial advisors of the structure of the merger and the financial and other terms of the merger agreement, including the blend of cash and stock consideration, the covenants of each party and the conditions to consummation of the merger;

•	the quantitative analyses of the financial terms of the merger presented to the board by Unocal’s financial advisor;

•	the opinion of Unocal’s financial advisor that, as of the date of that opinion, and based upon and subject to the qualifications, assumptions and limitations in the opinion, the consideration to be received by holders of Unocal’s common stock in the merger agreement was fair from a financial point of view to those stockholders (see “— Opinion of Unocal’s Financial Advisor”);

•	the expectation that the merger would qualify as a reorganization for federal income tax purposes.
      The Unocal board of directors also considered potential risks associated with the merger in connection with its evaluation of the proposed transaction, including:

•	the risks of the type and nature described under “Risk Factors”;

•	the challenges of integrating the businesses and operations of the two companies, and the risk that the anticipated cost savings and other expected synergies may not be achieved as and when planned;

•	the possibility that the U.S. Department of Justice, the FTC or other regulatory authorities might seek to enjoin or otherwise prevent the merger, which possibility the board considered to be low;

•	with respect to the equity component of the consideration, the volatility of trading prices of oil and gas companies, which typically corresponds to changes in commodity prices, and the fact that the fixed exchange ratio, by its nature, would not adjust upwards to compensate for declines, or downwards to compensate for increases, in Chevron’s stock price prior to completion of the merger; and that the terms of the merger agreement did not include “collar” provisions or stock-price-based termination rights that would be triggered by a decrease in the value of the equity component of the merger consideration attributable to the Chevron stock price;

•	the interests of certain of Unocal’s officers and directors described under “Interests of Unocal Directors and Executive Officers in the Merger”;

•	the restrictions on the conduct of Unocal’s business prior to the consummation of the merger, requiring Unocal to conduct its business in the ordinary course consistent with past practice and in a manner not involving the entry by Unocal into businesses that are materially different from the businesses of Unocal on the date of the merger agreement, subject to specific limitations, which may delay or prevent Unocal from undertaking business opportunities that may arise pending completion of the merger;

•	the requirement that Unocal submit the merger agreement to its stockholders even if the Unocal board withdraws its recommendation, which could delay or prevent Unocal from pursuing a superior proposal if one were to become available; and

•	the risk, which is common in transactions of this type, that the terms of the merger agreement, including provisions relating to Unocal’s payment of a termination fee under specified circumstances, might discourage other parties that could otherwise have an interest in a business combination with, or an acquisition of, Unocal from proposing such a transaction (see “The Merger Agreement — Termination of the Merger Agreement”).
      In view of the variety of factors and the quality and amount of information considered as well as the complexity of these matters, the board did not find it practicable to, and did not attempt to, make specific assessments of, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching its determination. The Unocal board conducted an overall analysis of the factors described above, including thorough discussion with, and questioning of, Unocal management and Unocal’s legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination.

The board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination. Individual members of the board may have given different weight to different factors.
      On June 22, 2005, Unocal received from CNOOC Limited a proposal to acquire Unocal at $67 per share in cash. Unocal has entered into discussions with CNOOC about its proposal. This will enable the board of directors to evaluate that proposal. We expect that, prior to the special meeting, we will update Unocal stockholders regarding our discussions with CNOOC and the board’s evaluation of the CNOOC proposal.
Chevron’s Reasons for the Merger
      Chevron believes that a merger with Unocal presents Chevron with the opportunity

•	to acquire a portfolio of high quality upstream exploration and production assets that complement Chevron’s core areas worldwide, including the Asia-Pacific, Gulf of Mexico and Caspian regions;

•	to improve Chevron’s resource base, including through the addition of 1.75 billion barrels of oil-equivalent proved reserves; and

•	to achieve synergies through the rationalization of duplicate activities, highgrading the combined company’s investment programs and sharing best practices.
Accounting Treatment
      The combination of the two companies will be accounted for as an acquisition of Unocal by Chevron using the purchase method of accounting.
      The purchase price (reflecting the cash consideration and the weighted average price of Chevron’s common stock two days before, two days after and on the day of the announcement of Monday, April 4, 2005) will be allocated to Unocal’s identifiable assets and liabilities based on their respective estimated fair values at the closing date of the acquisition, and any excess of the purchase price over those fair values will be accounted for as goodwill. The valuation of Unocal’s assets and liabilities and the finalization of plans for restructuring after the closing of the merger have not yet been completed. The allocation of the purchase price reflected in this proxy statement/prospectus may be revised as additional information becomes available.
Material Federal Income Tax Consequences of the Merger
      The following is a summary of the material United States federal income tax consequences of the merger to U.S. holders of Unocal common stock. This summary does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. The summary is based on the Code, United States Treasury regulations promulgated thereunder, administrative rulings and court decisions in effect as of the date of this proxy statement/prospectus, all of which are subject to change at any time, possibly with retroactive effect.
      For purposes of this summary, the term “U.S. holder” means:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States or any of its political subdivisions;

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person; or

•	an estate that is subject to United States federal income tax on its income regardless of its source.

      If a partnership holds Unocal common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. If a U.S. holder is a partner in a partnership holding Unocal common stock, such holder should consult its tax advisor.
      This discussion only addresses Unocal stockholders that hold their shares of Unocal common stock as a capital asset within the meaning of Section 1221 of the Code. Further, this summary does not address all aspects of United States federal income taxation that may be relevant to a Unocal stockholder in light of such holder’s particular circumstances or that may be applicable to holders subject to special treatment under United States federal income tax laws (including, for example, non-United States persons, financial institutions, dealers in securities, insurance companies, tax-exempt entities, holders who acquired Unocal common stock pursuant to the exercise of employee stock options or otherwise as compensation, holders subject to the alternative minimum tax provisions of the Code, and holders who hold Unocal common stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, no information is provided herein with respect to the tax consequences of the merger under applicable state, local or non-United States laws.
      HOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE EFFECTS OF UNITED STATES FEDERAL, STATE AND LOCAL, FOREIGN AND OTHER TAX LAWS.
      The merger has been structured to qualify as a reorganization under Section 368(a) of the Code for United States federal income tax purposes. It is a condition to each party’s obligation to consummate the merger that it receive an opinion from its tax counsel, dated as of the closing date of the merger, to the effect that the merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code. These opinions will be based on representation letters provided by Chevron and Unocal to be delivered at the time of closing.
      No ruling has been or will be sought from the Internal Revenue Service as to the United States federal income tax consequences of the merger, and the opinions of counsel are not binding upon the Internal Revenue Service or any court. Accordingly, there can be no assurances that the Internal Revenue Service will not disagree with or challenge any of the conclusions described herein.
      Assuming the merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, the material United States federal income tax consequences of the merger to U.S. holders of Unocal common stock are, in general, as follows:
      Holders Who Receive Solely Chevron Common Stock. A holder of Unocal common stock will not recognize gain or loss upon receipt of Chevron common stock solely in exchange for Unocal common stock, except with respect to cash received in lieu of fractional shares of Chevron common stock (as discussed below). The aggregate tax basis of the shares of Chevron common stock received (including any fractional shares deemed received and exchanged for cash) will be equal to the aggregate tax basis in the shares of Unocal common stock surrendered. The holding period of the Chevron common stock received (including any fractional shares deemed received and exchanged for cash) will include the holding period of the shares of Unocal common stock surrendered.
      Holders Who Receive Solely Cash. The exchange of Unocal common stock solely for cash generally will result in recognition of gain or loss by the holder in an amount equal to the difference between the amount of cash received and the holder’s tax basis in the Unocal common stock surrendered. The gain or loss recognized will be long-term capital gain or loss if, as of the effective date of the merger, the holder’s holding period for the Unocal common stock surrendered exceeds one year. The deductibility of capital losses is subject to limitations. In some cases, if a holder actually or constructively owns Chevron common stock after the merger, the cash received could be treated as having the effect of the distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such holder may have dividend income up to the amount of the cash received. In such cases, holders that are corporations should consult their tax advisors regarding the potential applicability of the “extraordinary dividend” provisions of the Code.

      Holders Who Receive a Combination of Chevron Common Stock and Cash. If the holder’s adjusted tax basis in the Unocal common stock surrendered is less than the sum of the fair market value, as of the closing date of the merger, of the Chevron common stock and the amount of cash received by the holder, then the holder will recognize gain in an amount equal to the lesser of (1) the sum of the amount of cash and the fair market value of the Chevron common stock received, minus the adjusted tax basis of the Unocal common stock surrendered in exchange therefor, and (2) the amount of cash received by the holder in the merger. However, if a holder’s adjusted tax basis in the Unocal common stock surrendered is greater than the sum of the amount of cash and the fair market value of the Chevron common stock received, the holder’s loss will not be currently allowed or recognized for United States federal income tax purposes. If a holder of Unocal common stock acquired different blocks of Unocal common stock at different times or different prices, the holder should consult the holder’s tax advisor regarding the manner in which gain or loss should be determined. Any recognized gain generally will be long-term capital gain if, as of the effective date of the merger, the holder’s holding period with respect to the Unocal common stock surrendered exceeds one year. In some cases, if the holder actually or constructively owns Chevron common stock other than Chevron common stock received in the merger, the recognized gain could be treated as having the effect of the distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such gain would be treated as dividend income. In such cases, holders that are corporations should consult their tax advisors regarding the potential applicability of the “extraordinary dividend” provisions of the Code. The aggregate tax basis of the Chevron common stock received (including any fractional shares deemed received and exchanged for cash) by a holder that exchanges its shares of Unocal common stock for a combination of Chevron common stock and cash will be equal to the aggregate adjusted tax basis of the shares of Unocal common stock surrendered, reduced by the amount of cash received by the holder (excluding any cash received instead of fractional shares of Chevron common stock) and increased by the amount of gain, if any, recognized by the holder (excluding any gain recognized with respect to cash received in lieu of fractional shares of Chevron common stock) on the exchange. The holding period of the Chevron common stock received (including any fractional shares deemed received and exchanged for cash) will include the holding period of the Unocal common stock surrendered. Holders receiving a combination of Chevron common stock and cash should consult their tax advisors regarding the manner in which cash and Chevron common stock should be allocated among the holder’s shares of Unocal common stock and the manner in which the above rules would apply in the holder’s particular circumstances.
      Cash in Lieu of Fractional Shares. A holder of Unocal common stock who receives cash in lieu of a fractional share of Chevron common stock generally will be treated as having received such fractional share in the merger and then as having received cash in exchange for such fractional share. Gain or loss generally will be recognized based on the difference between the amount of cash received in lieu of the fractional share and the tax basis allocated to such fractional share of Chevron common stock. Such gain or loss generally will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such shares is greater than one year.
      Backup Withholding and Information Reporting. Payments of cash made in connection with the merger may, under certain circumstances, be subject to information reporting and “backup withholding” at a rate of 28 percent, unless a holder of Unocal common stock provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the holder’s federal income tax liability, provided the required information is furnished to the Internal Revenue Service.
Regulatory Matters
      U.S. Antitrust. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, and the related rules, the merger may not be completed until notifications have been submitted to the FTC and the Antitrust Division of the U.S. Department of Justice, furnishing them with certain information, and specified waiting period requirements have been satisfied. Chevron and Unocal submitted the applicable forms on April 19, 2005. The FTC has assumed responsibility to conduct the federal antitrust review of the proposed transaction. On May 19, 2005, the FTC issued a Request for Additional Information and Documentary Material to Chevron and Unocal, thereby extending the waiting period until 30 days after the parties have complied with the request, unless terminated earlier by the FTC. Chevron and Unocal entered into separate consent agreements with the FTC to address antitrust issues associated with the proposed transaction and to resolve pending litigation between Unocal and the FTC concerning Unocal’s patents for reformulated gasoline, or the RFG patents.
      Under the terms of the proposed consent agreements, Chevron and Unocal will cease enforcing Unocal’s RFG patents, will not undertake any new enforcement efforts related to the patents, and will cease all attempts to collect damages, royalties, or other payments related to the use of any of the patents. These obligations will become effective on the date the merger is consummated. Within 30 days of the effective date of the merger, the companies will file the necessary documents with the U.S. Patent and Trademark Office to disclaim or dedicate to the public the remaining term of the relevant U.S. patents. In addition, the companies will move to dismiss all pending legal actions related to alleged infringement of the RFG patents, including the two actions currently pending before the U.S. District Court for the District of California. The agreements will expire 20 years after the date they become final.
      The FTC accepted the consent agreements for public comment on June 10 and placed the consents on the public record for a 30-day public comment period, which expires on July 9, 2005. After reviewing the public comments, if any, the FTC can vote to enter the consent agreements as Final Orders or withdraw from the proposed consent agreements. If it determines to withdraw from the consent agreements, the FTC may seek to exercise its authority to challenge the merger by seeking a federal court order temporarily enjoining the transaction pending conclusion of an administrative hearing. The FTC may also proceed with an administrative proceeding if the injunction is denied, and if the merger is found to be anticompetitive, challenge it after the fact. If the consent agreements are withdrawn, we can give no assurance that a challenge to the merger will not be made or, if such a challenge is made, that it would be unsuccessful.
      With the acceptance of the proposed consent agreements for public comment, the FTC granted early termination of the HSR Act waiting period on June 10, 2005. This termination of the HSR Act waiting period satisfies a condition to the merger. See “The Merger Agreement — Conditions to the Completion of the Merger” on page 66.
      Other Laws. Chevron and Unocal conduct operations in a number of jurisdictions where other regulatory filings or approvals may be required or advisable in connection with the completion of the merger. We have made filings in Argentina, Brazil, Canada and the Netherlands. On May 24, 2005, Chevron and Unocal received the requisite Canadian approvals in the form of an Advance Ruling Certificate from the Canadian Competition Bureau. We recognize that some of these approvals, which are not as a matter of practice required to be obtained prior to effectiveness of a merger transaction, may not be obtained prior to the closing.
      General. While we believe that we will receive the remaining requisite regulatory approvals and clearances for the merger, it is possible that governmental entities having jurisdiction over Chevron and Unocal may challenge, withhold approval or prohibit the merger on antitrust grounds, or seek regulatory concessions as conditions for granting approval of the merger. If any regulatory body’s approval contains terms which would result in or be reasonably likely to result in a “substantial detriment,” Chevron or Unocal can decline to close under the merger agreement. We can give no assurance that the required regulatory approvals will be obtained on terms that satisfy the conditions to closing of the merger or within the time frame contemplated by Chevron and Unocal. See “The Merger Agreement — Conditions to the Completion of the Merger” on page 66.
Appraisal Rights
      Under Delaware law, holders of shares of Unocal common stock who do not wish to accept the merger consideration may elect to have the fair value of their shares of Unocal common stock judicially determined and paid in cash, together with a fair rate of interest, if any. The valuation will exclude any element of value arising from the accomplishment or expectation of the merger. A stockholder may only exercise these appraisal rights by complying with the provisions of Section 262 of the Delaware General Corporation Law.
      The following summary of the provisions of Section 262 of the Delaware General Corporation Law is not a complete statement of the law pertaining to appraisal rights under the Delaware General Corporation Law, and is qualified in its entirety by reference to the full text of Section 262 of the Delaware General Corporation Law, a copy of which is attached to this proxy statement/ prospectus as Annex C. If you wish to exercise appraisal rights or wish to preserve your right to do so, you should carefully review Section 262 and are urged to consult a legal advisor.
      All references in Section 262 and in this summary to a “stockholder” are to the record holder of shares of Unocal common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of Unocal common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly the steps summarized below and in a timely manner to perfect appraisal rights.
      Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of Unocal’s special meeting, Unocal, not less than twenty days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that these appraisal rights are available and include in the notice a copy of Section 262. This proxy statement/ prospectus constitutes notice to the Unocal stockholders and the applicable statutory provisions of the Delaware General Corporation Law are attached as Annex C to this proxy statement/ prospectus.
      If you wish to exercise the right to demand appraisal under Section 262 of the Delaware General Corporation Law, you must satisfy each of the following conditions:

•	You must deliver to Unocal a written demand for appraisal of your shares of Unocal common stock before the vote on the merger agreement at Unocal’s special meeting. This demand will be sufficient if it reasonably informs Unocal of your identity and that you intend by that writing to demand the appraisal of your shares. Voting against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will not constitute a written demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any proxy you deliver or vote you cast in person.

•	You must not vote your shares of Unocal common stock in favor of the merger agreement. A proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement. Therefore, if you vote by proxy and wish to exercise appraisal rights, you must vote against the adoption of the merger agreement or mark your proxy card to indicate that you abstain from voting on the adoption of the merger agreement.

•	You must continuously hold your shares of Unocal common stock from the date of making the demand through the completion of the merger. If you are the record holder of shares of Unocal common stock on the date the written demand for appraisal is made but you thereafter transfer those shares prior to the completion of the merger, you will lose any right to appraisal in respect of those shares.
      Only a holder of record of shares of Unocal common stock is entitled to demand an exercise of appraisal rights for those shares registered in that holder’s name. Therefore, demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as its name appears on the share transfer records of Unocal.
      If the shares of Unocal common stock are owned of record by a person in a fiduciary capacity, such as a trustee, guardian or custodian, the demand should be executed in that capacity. If the shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all of the owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder, such as a broker, who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising these rights with respect to the shares held for one or more other beneficial owners. In that case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner.
      Stockholders who hold their shares of Unocal common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine appropriate procedures for making a demand for appraisal.
      A stockholder who elects to exercise appraisal rights under Section 262 should mail or deliver a written demand to:
Unocal Corporation
Corporate Secretary
2141 Rosecrans Avenue, Suite 4000
El Segundo, California 90245
      Any stockholder who wishes to assert appraisal rights should not submit an election form, as doing so will be considered a withdrawal of any previously filed written demand for appraisal.
      Within ten days after the completion of the merger, Chevron must send a notice as to the completion of the merger to each of Unocal’s former stockholders who has made a written demand for appraisal in accordance with Section 262 and who has not voted to adopt the merger agreement. Within 120 days after the completion of the merger, but not after that date, either Chevron or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of common stock held by all stockholders demanding appraisal of their shares. Chevron is under no obligation to, and has no present intent to, file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that Chevron will file a petition or that it will initiate any negotiations with respect to the fair value of the shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Since Chevron has no obligation to file a petition, the failure of affected stockholders to do so within the period specified could nullify any previous written demand for appraisal.
      Within 120 days after the completion of the merger, any stockholder that complies with the provisions of Section 262 to that point in time will be entitled to receive from Chevron, upon written request, a statement setting forth the aggregate number of shares of Unocal common stock not voted in favor of the adoption of the merger agreement and with respect to which Unocal received demands for appraisal and the aggregate number of holders of those shares. Chevron must mail this statement to the stockholder by the later of ten days after receipt of the request and ten days after expiration of the period for delivery of demands for appraisals under Section 262. As used in this paragraph and throughout the remainder of this section, references to Chevron mean the corporation that survives the merger.
      A stockholder who timely files a petition for appraisal with the Delaware Court of Chancery must serve a copy upon Chevron. Chevron must, within 20 days, file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares of Unocal common stock and who have not reached agreements with it as to the value of their shares. After notice to stockholders as may be ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares of Unocal common stock and who hold shares represented by certificates to submit their certificates to the Register in Chancery for notation on the certificates of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.
      After determining which stockholders are entitled to an appraisal, the Delaware Court of Chancery will appraise the “fair value” of their shares of Unocal common stock. This value will exclude any element of value arising from the accomplishment or expectation of the merger, but will include a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. However, costs do not include attorneys’ or expert witness fees. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding be charged pro rata against the value of all of the shares entitled to appraisal. These expenses may include, without limitation, reasonable attorneys’ fees and the fees and expenses of experts. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as, or less than the value of the merger consideration they would be entitled to receive pursuant to the merger agreement if they did not seek appraisal of their shares. Stockholders should also be aware that investment banking opinions as to fairness from a financial point of view are not opinions as to fair value under Section 262.
      In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.”
      Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” Any stockholder who has duly demanded an appraisal in compliance with Section 262 will not, after the completion of the merger, be entitled to vote the shares of Unocal common stock subject to that demand for any purpose or be entitled to the payment of dividends or other distributions on those shares. However, stockholders will be entitled to dividends or other distributions payable to holders of record of shares of Unocal common stock as of a record date prior to the completion of the merger.
      Any stockholder may withdraw its demand for appraisal and accept the merger consideration by delivering to Chevron a written withdrawal of the stockholder’s demands for appraisal. Any attempt to withdraw made more than 60 days after the effectiveness of the merger will require the written approval of Chevron and no appraisal proceeding before the Delaware Court of Chancery as to any stockholder will be dismissed without the approval of the Delaware Court of Chancery, and this approval may be conditioned upon any terms the Delaware Court of Chancery deems just. If Chevron does not approve a stockholder’s request to withdraw a demand for appraisal when the approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding. This value could be higher or lower than, or the same as, the value of the merger consideration.

      Failure to follow the steps required by Section 262 of the Delaware General Corporation Law for perfecting appraisal rights may result in the loss of appraisal rights, in which event you will be entitled to receive the consideration with respect to your dissenting shares in accordance with the merger agreement. In view of the complexity of the provisions of Section 262 of the Delaware General Corporation Law, if you are considering exercising your appraisal rights under the Delaware General Corporation Law, you are urged to consult your own legal advisor.
Federal Securities Laws Consequences; Stock Transfer Restriction Agreements
      This proxy statement/prospectus does not cover any resales of the Chevron common stock to be received by the stockholders of Unocal upon completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any such resale.
      All shares of Chevron common stock received by Unocal stockholders in the merger will be freely transferable, except that shares of Chevron common stock received by persons who are deemed to be “affiliates” of Unocal under the Securities Act of 1933, as amended, at the time of the Unocal meeting may be resold by them only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Unocal for such purposes generally include individuals or entities that control, are controlled by or are under common control with Unocal and include directors and executive officers of Unocal. The merger agreement requires Unocal to use its reasonable best efforts to cause its affiliates to execute a written agreement to the effect that they will not sell, assign, transfer or otherwise dispose of any of the shares of Chevron common stock issued to them in the merger in violation of the Securities Act or the related SEC rules.

OPINION OF UNOCAL’S FINANCIAL ADVISOR
      Unocal retained Morgan Stanley to act as its financial advisor and to provide a financial fairness opinion to the board of directors of Unocal in connection with the merger. The board of directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise, reputation and its knowledge of the business of Unocal. At the meetings of the board of directors on April 2 and April 3, 2005, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing as of April 4, 2005, that based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the consideration to be received by the holders of shares of Unocal common stock pursuant to the merger agreement was fair from a financial point of view to such holders.
      The full text of Morgan Stanley’s opinion, dated April 4, 2005, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations of the reviews undertaken in rendering its opinion is attached as Annex B to this proxy statement/prospectus. The summary of Morgan Stanley’s fairness opinion set forth in this proxy statement/ prospectus is qualified in its entirety by reference to the full text of the opinion. Stockholders should read this opinion carefully and in its entirety. Morgan Stanley’s opinion is directed to the board of directors of Unocal, addresses only the fairness from a financial point of view of the consideration to be received by holders of Unocal common stock pursuant to the merger agreement, and does not address any other aspect of the merger. Morgan Stanley’s opinion does not constitute a recommendation to any stockholders of Unocal as to how such stockholders should vote with respect to the proposed transaction or what election they should make with respect to the consideration offered.
      In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of Unocal and Chevron;

•	reviewed certain internal financial statements and other financial and operating data, including internal oil and gas reserve and production estimates, concerning Unocal prepared by the management of Unocal;

•	reviewed certain financial projections prepared by the management of Unocal;

•	discussed the past and current operations and financial condition and the prospects of Unocal, including internal oil and gas reserve and production estimates, with senior management of Unocal;

•	reviewed certain internal financial statements and other financial and operating data, including internal oil and gas production estimates, concerning Chevron prepared by the management of Chevron;

•	reviewed certain financial projections prepared by the management of Chevron;

•	discussed the past and current operations and financial condition and the prospects of Chevron, including internal oil and gas production estimates, with senior management of Chevron;

•	reviewed the pro forma impact of the merger on Chevron’s earnings per share, cash flow per share, return on capital employed, and oil and gas reserves and production;

•	reviewed the reported prices and trading activity for Unocal Common Stock and for Chevron Common Stock;

•	compared the financial performance of Unocal and the prices and trading activity of Unocal Common Stock with that of certain other comparable publicly-traded companies and their securities;

•	compared the financial performance of Chevron and the prices and trading activity of Chevron Common Stock with that of certain other comparable publicly-traded companies and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	reviewed certain reserve reports prepared by Unocal;

•	discussed certain information prepared by the management of Unocal relating to strategic, financial and operational benefits anticipated from the merger and the strategic rationale for the merger with senior management of Unocal;

•	participated in discussions among representatives of Unocal, Chevron and certain other parties;

•	reviewed the draft merger agreement and certain related documents; and

•	performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.
      In arriving at its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to Morgan Stanley by Unocal for the purposes of its opinion. With respect to the financial projections and other financial and operating data, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Unocal and Chevron. Morgan Stanley relied without independent verification on the assessment by the management of Unocal of the strategic rationale of the merger, including information related to certain strategic, financial and operational benefits anticipated from the merger. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without material modification, waiver or delay, including, among other things, that the merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended. Morgan Stanley assumed that in connection with the receipt of all the necessary regulatory approvals for the proposed merger, no restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Unocal or Chevron. With respect to the reserve estimates and reports referred to above, Morgan Stanley is not an expert in the engineering evaluation of oil and gas properties and, with the Unocal board’s consent, it relied, without independent verification, solely upon the internal reserve estimates of Unocal. In addition, Morgan Stanley is not a legal, regulatory or tax expert and it relied, without independent verification, on the assessment of Unocal and Chevron and their advisors with respect to such matters. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, April 4, 2005.
      The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its opinion dated as of April 4, 2005. In connection with arriving at its opinion, Morgan Stanley considered all of its analyses as a whole and did not attribute any particular weight to any analysis described below. Some of these summaries include information in tabular format. In order to understand fully the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses.
      In arriving at its opinion regarding the consideration to be paid to holders of Unocal common stock, Morgan Stanley calculated the “implied blended merger consideration.” This calculation was made on the basis that, in the aggregate, 25% of the consideration in the merger would consist of $65.00 in cash for each share of Unocal common stock and 75% of the consideration in the merger would consist of 1.03 shares of Chevron common stock for each share of Unocal common stock. As a result, Morgan Stanley calculated that the implied blended merger consideration was $62.07 per share of Unocal common stock as of April 1, 2005, which was the sum of $16.25 in cash (which equals 0.25 multiplied by $65.00) plus $45.82 (which equals 0.75 multiplied by 1.03 multiplied by $59.31, the closing price of Chevron common stock on April 1, 2005). Morgan Stanley also calculated the “implied blended merger exchange ratio” by dividing the implied blended merger consideration of $62.07 by the per share closing price of Chevron common stock of $59.31 on April 1, 2005 which yielded a ratio of 1.0465x.

Historical Share Price Analysis
      Morgan Stanley performed an historical share price analysis to obtain background information and perspective with respect to the relative historical share prices of Unocal and Chevron common stock. Consequently, Morgan Stanley reviewed the historical price performance of Unocal and Chevron common stock from April 1, 2004 through April 1, 2005. For the period from April 1, 2004 through April 1, 2005, the closing price of Unocal’s common stock ranged from $34.26 to $64.35 and Chevron’s common stock ranged from $43.98 to $62.08. Morgan Stanley noted that the closing price of Unocal common stock on April 1, 2005 was $64.35 per share and the closing price of Chevron common stock was $59.31 per share. Morgan Stanley also noted that the per share implied blended merger consideration was $62.07 as of April 1, 2005.

“Unaffected” Price and “Unaffected” Exchange Ratio Analysis
      Morgan Stanley noted that Unocal’s common stock price had been affected by rumors appearing in the financial press and performed an analysis to estimate the “unaffected” price of Unocal common stock. Morgan Stanley calculated the market value weighted average return between January 5, 2005, the day prior to the first news article regarding a possible transaction in the Financial Times, and April 1, 2005 for the common stock of those companies that are comparable to Unocal (see the list of comparable companies described under “— Comparable Company Analysis” below). Based upon and subject to the foregoing, Morgan Stanley calculated a market value weighted average return of 33.0%. Morgan Stanley then applied the market value weighted average return to the closing price of Unocal common stock on January 5, 2005 of $41.19. This calculation yielded an implied “unaffected” price of $54.77.
      In addition, Morgan Stanley also analyzed the “unaffected” exchange ratio using the closing price of Unocal common stock of $41.19 and closing price of Chevron common stock of $50.88 on January 5, 2005. Morgan Stanley divided the Unocal common stock price of $41.19 by Chevron’s stock price of $50.88 to derive the “unaffected” exchange ratio of 0.8096x.
      Morgan Stanley noted that the implied blended merger consideration for Unocal common stock was $62.07 per share and that the implied blended merger exchange ratio was 1.0465x, both as of April 1, 2005.
      The following table displays the implied percentage premium of the $62.07 implied blended merger consideration as of April 1, 2005 as compared to Unocal’s closing common stock prices over various periods. The following analysis was performed to provide perspective on the historical trading price of Unocal common stock versus the implied merger consideration.

	Per Share Merger Consideration Value as Compared to Unocal’s Common Stock Price:

Consideration			10 Day	30 Day	60 Day	90 Day	LTM	LTM	LTM
Value(1)	4/1/05	Unaffected(2)	Avg.	Avg.	Avg.	Avg.	High	Low	Avg.

$62.07	(3.5)%	13.3%	1.6%	5.7%	16.9%	24.4%	(3.5)%	81.2%	45.7%

LTM = Last Twelve Months

(1)	As of April 1, 2005.

(2)	Calculation of “unaffected” price of $54.77 described in Unaffected Price and Unaffected Exchange Ratio Analysis paragraph above.
     The following table displays the implied percentage premium of the 1.0465 implied blended merger exchange ratio as of April 1, 2005 as compared to the exchange ratio implied by Unocal’s and Chevron’s closing common stock prices over various periods. The following analysis was performed to provide perspective on the historical exchange ratio of Unocal and Chevron common stock versus the implied blended merger exchange ratio.

	Implied Merger Exchange Ratio as Compared to Period Average Exchange Ratio:
Implied
Merger
Exchange			10 Day	30 Day	60 Day	90 Day	LTM	LTM	LTM
Ratio(1)	4/1/05	Unaffected(2)	Avg.	Avg.	Avg.	Avg.	High	Low	Avg

$62.07	(3.5)%	29.3%	1.0%	5.8%	12.2%	16.7%	(3.5)%	41.8%	26.2%

(1)	As of April 1, 2005.

(2)	Calculation of “unaffected” exchange ratio of 0.8096x described in Unaffected Price and Unaffected Exchange Ratio Analysis paragraph above.

Analyst Price Targets
      Morgan Stanley reviewed the range of publicly available equity research analyst “price targets” for Unocal. This analysis resulted in a range of values of $45.00 to $75.00 per share of Unocal common stock. Morgan Stanley noted that the per share implied blended merger consideration was $62.07 as of April 1, 2005.

Comparable Company Analysis
      Morgan Stanley performed a comparable company analysis, which attempts to provide an implied value for Unocal by comparing it to similar companies. For purposes of its analysis, Morgan Stanley reviewed certain public market trading multiples for the following eight public companies which, based on its experience with companies in the energy industry, Morgan Stanley considered similar to Unocal in size and business mix:

•	Amerada Hess Corp.

•	Anadarko Petroleum Corp.

•	Apache Corp.

•	Burlington Resources Inc.

•	Devon Energy Corp.

•	EOG Resources Inc.

•	Marathon Oil Corp.

•	Occidental Petroleum Corp.
      Selected multiples, which are commonly used by participants and investors in the energy industry, for Unocal and each of the comparable companies were reviewed in this analysis. The selected multiples analyzed for these companies included the following:

•	the per share price divided by 2005 and 2006 estimated cash flow per share

•	the per share price divided by 2005 estimated earnings per share

•	the aggregate trading value divided by 2005 estimated EBITDAX
EBITDAX is net earnings before interest, taxes, depreciation, depletion and amortization, impairments, exploration expenses, dry hole costs, special items and the cumulative effect of accounting changes. Morgan Stanley calculated these financial multiples and ratios based on publicly available financial data as of April 1, 2005.

      A summary of the range of market trading multiples of the comparable companies and those multiples calculated for Unocal are set forth below:

	Comparable Companies
Metric	Range of Multiples		Average		Unocal

Price/2005E Earnings	10.3x - 17.1	x	12.0	x	13.5x
Price/2005E Cash Flow	4.6x - 6.9	x	5.6	x	6.3x
Price/2006E Cash Flow	4.3x - 6.7	x	5.6	x	6.5x
Aggregate Value/2005E EBITDAX	4.8x - 6.6	x	5.3	x	5.2x
E = estimated.
      Morgan Stanley, based on its experience with mergers and acquisitions and companies in the energy industry and taking into account the ranges expressed above, selected for its comparable company analysis of Unocal, a representative multiple range of per share price divided by 2005E cash flow of 4.7x to 5.7x and a range of aggregate value divided by 2005E EBITDAX of 4.5x to 5.5x.
      Based upon and subject to the foregoing, Morgan Stanley calculated an implied valuation range for Unocal common stock of $48.50 to $58.75 per share based on a price divided by 2005 cash flow multiple range and $55.00 to $68.25 based on an aggregate value divided by 2005 estimated EBITDAX multiple range. Morgan Stanley noted that the per share implied blended merger consideration was $62.07 per share as of April 1, 2005.
      Morgan Stanley also reviewed and analyzed certain public market trading multiples for public companies similar to Chevron from a size and business mix perspective. For purposes of this analysis, Morgan Stanley identified the following six publicly traded companies which, based on its experience with companies in the energy industry, Morgan Stanley considered similar to Chevron in size and business mix:

•	BP plc

•	ConocoPhillips

•	Eni SpA

•	ExxonMobil Corp.

•	Royal Dutch/ Shell Group

•	Total S.A.
      The selected multiples analyzed for these companies included the following:

•	the per share price divided by 2005 and 2006 estimated earnings per share

•	the per share price divided by 2005 estimated cash flow per share

•	The aggregate market value divided by 2005 estimated EBITDAX
      Morgan Stanley calculated these financial multiples and ratios based on publicly available financial data as of April 1, 2005.
      A summary of the range of market trading multiples of the comparable companies and those multiples calculated for Chevron are set forth below:

	Comparable Companies
Metric	Range of Multiples		Average		Chevron

Price/ 2005E Earnings	9.3x - 14.9	x	12.3	x	11.0x
Price/ 2006E Earnings	10.5x - 15.1	x	13.1	x	12.2x
Price/ 2005E Cash Flow	6.0x - 10.5	x	7.6	x	7.6x
Aggregate Value/ 2005E EBITDAX	4.7x - 7.0	x	5.9	x	5.0x

      Although the foregoing companies were compared to Unocal and Chevron for purposes of this analysis, Morgan Stanley noted that no company utilized in this analysis is identical to Unocal or Chevron because of differences between the business mix, regulatory environment, operations and other characteristics of Unocal, Chevron and the comparable companies. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of Unocal and Chevron, such as the impact of competition on the business of Unocal and Chevron and on the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Unocal and Chevron or the industry or in the markets generally. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Sum-of-the-Parts Analysis
      Morgan Stanley analyzed Unocal as the sum of its constituent business units, or as the “sum of its parts,” to determine an implied valuation range for Unocal common stock. Morgan Stanley valued Unocal’s businesses in a Sum-of-the-Parts analysis by combining two methods:

•	Discounted Cash Flow Method. Morgan Stanley analyzed each individual Unocal business using a discounted cash flow analysis. This discounted after-tax unlevered free cash flow analysis, calculated as of December 31, 2004, was based on company projections. Additionally, Morgan Stanley performed sensitivities, including production profiles and oil prices, on the projections provided by Unocal management. The range of discount rates utilized in this analysis was 8% to 12%, which was chosen based upon an analysis of the weighted average cost of capital of Unocal and other comparable companies.

•	Multiple Method. For selected business units, Morgan Stanley also reviewed and compared various actual and forecasted financial and operating information of these businesses with that of various precedent transactions which shared certain characteristics with these businesses. Based upon the aggregate transaction value divided by proved reserves in these precedent transactions and Morgan Stanley’s experience in mergers and acquisitions in the energy industry, Morgan Stanley estimated reference valuation metric ranges for these business units. Morgan Stanley then calculated the potential implied after-tax valuation range for these business units.
      Morgan Stanley calculated the Sum-of-the-Parts valuation range by adding the ranges of implied value per share of Unocal common stock for each business unit utilizing results of both methods and Unocal’s assessment of the risks associated with achieving such results. Based upon and subject to the foregoing, Morgan Stanley calculated an implied Sum-of-the-Parts valuation range for Unocal common stock of $48.00 to $66.50 per share. Morgan Stanley noted that the per share acquisition consideration for Unocal common stock was $62.07 per share as of April 1, 2005.
Selected Precedent Transaction Analysis
      Morgan Stanley reviewed and compared the proposed financial terms and the premia implied in the Chevron/ Unocal merger to corresponding publicly available financial terms and premia of selected transactions. In selecting these transactions Morgan Stanley reviewed corporate transactions since January 1, 2000 to the present in the energy industry. In its analysis, Morgan Stanley reviewed the following precedent transactions as of the announcement date:

•	1/26/2005 — Cimarex/ Magnum Hunter

•	12/16/2004 — Noble/ Patina

•	6/9/2004 — Petro-Canada/ Prima Energy

•	5/24/2004 — Forest/ Wiser

•	5/4/2004 — Pioneer/ Evergreen

•	4/15/2004 — EnCana/ Tom Brown

•	4/7/2004 — Kerr-McGee/ Westport Resources

•	2/12/2004 — Plains/ Nuevo

•	2/24/2003 — Devon/ Ocean

•	9/4/2001 — Devon/ Anderson Exploration

•	8/14/2001 — Devon/ Mitchell Energy

•	7/10/2001 — Amerada Hess/ Triton Energy

•	5/29/2001 — Conoco/ Gulf Canada Resources

•	5/14/2001 — Kerr-McGee/ HS Resources

•	5/7/2001 — Williams/ Barrett

•	12/22/2000 — Marathon/ Pennaco

•	12/21/2000 — ENI SpA; Agip/ LASMO

•	5/26/2000 — Devon Energy/ Santa Fe Snyder

•	4/3/2000 — Anadarko/ Union Pacific Resources
      No transaction utilized in the selected precedent transactions analysis is identical to the merger. In evaluating the transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Unocal or Chevron, such as the impact of competition on Unocal or Chevron and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Unocal or Chevron or in the financial markets in general. Mathematical analysis, such as determining the mean or median, or the high or the low, is not in itself a meaningful method of using comparable transaction data.
      Morgan Stanley derived from these selected transactions a reference range of premia paid relative to the trading share prices four weeks prior to and trading share prices one day prior to the deal announcement for transactions announced in two different periods of time. For transactions announced before January 1, 2003, the premium paid relative to the share price four weeks prior to deal announcement ranged from 17.6% to 75.0% with a mean of 45.0%, while the premium paid relative to the share price one day prior to deal announcement ranged from 5.8% to 51.0% with a mean of 30.9%. For transactions announced after January 1, 2003, the premium paid relative to the share price four weeks prior to deal announcement ranged from 2.7% to 33.7% with a mean of 17.8%, while the premium paid relative to the share price one day prior to deal announcement ranged from -3.2% to 32.2% with a mean of 12.0%. Morgan Stanley then selected a premia range of 10% to 30% based on the precedent transactions as listed above and applied that range to the unaffected Unocal common stock price of $54.77, which resulted in a valuation range of $60.25 to $71.25 per share of Unocal stock. Morgan Stanley also applied the 10% to 30% premia range to the unaffected exchange ratio of 0.8096x, which resulted in a valuation ranging from of $52.75 to $62.50 per share of Unocal stock based on Chevron’s common stock price as of April 1, 2005.
      In addition, Morgan Stanley derived from these selected transactions a reference range of aggregate value divided by year 1 EBITDAX multiple range for transactions announced in two different periods of time. The aggregate value divided by year 1 EBITDAX multiple range for transaction announced before January 1, 2003 ranged from 4.1x to 10.0x with a mean of 6.1x. The aggregate value divided by year 1 EBITDAX multiple range for transaction announced after January 1, 2003 ranged from 4.0x to 8.3x with a mean of 6.0x. Morgan Stanley then selected an aggregate value divided by year 1 EBITDAX multiple range of 5.0x to 6.5x based on the precedent transactions as listed above and applied that range to Unocal 2005E EBITDAX which resulted in a valuation range of $61.50 to $81.50.

      Morgan Stanley noted that the per share implied blended merger consideration was $62.07 as of April 1, 2005.
Contribution Analysis
      Morgan Stanley compared the contribution, based on research analyst estimates and I/ B/ E/ S estimates, of each of Unocal and Chevron to pro forma combined company statistics. The implied contribution by Unocal, based on a variety of operating and market statistics, ranged from 4.0% to 15.2%. Based on an exchange ratio of 1.03 and assuming 100% stock consideration, the pro forma ownership of the combined company by Unocal stockholders was approximately 11.8%.
Pro Forma Analysis
      In connection with its pro forma analysis, Morgan Stanley analyzed a number of illustrative transaction structures and price levels for a potential transaction and calculated the pro forma impact on key financial metrics for Chevron for these illustrative structures and price levels. The final transaction structure and price levels were within the range considered in Morgan Stanley’s analysis.
      Morgan Stanley analyzed the pro forma impact of the acquisition on Chevron’s pro forma earnings per share and pro forma cash flow per share. Such analysis was based on 2005 and 2006 earning and cash flow projections based on I/B/E/S estimates. The analysis assumed purchase prices of $61.09 and $62.28 per share of Unocal common stock, which represented exchange ratios of 1.03x and 1.05x respectively based on per share closing price of Chevron’s common stock on April 1, 2005. The analysis also assumed three scenarios of consideration mix: 100% equity, 25% cash and 75% equity, and 50% cash and 50% equity. In addition, the analysis assumed annual pretax synergies of $300 million. Based upon and subject to the foregoing, Morgan Stanley observed that the earnings per share impact of the merger for Chevron stockholders ranged from 0.9% accretion to 3.1% dilution in 2005 and 0.1% dilution to 3.8% dilution in 2006. Morgan Stanley also observed that the cash flow per share impact of the acquisition for Chevron stockholders ranged from 4.1% accretion to 9.2% accretion in 2005 and 3.9% accretion to 8.9% accretion in 2006. The analysis did not take into account any one-time charges.
      Furthermore, Morgan Stanley analyzed the pro forma impact of the merger on Chevron’s return on capital employed in 2006. Such analysis was based on 2006 earning projections based on I/B/E/S estimates. The analysis assumed purchase prices of $61.09 and $62.28 per share of Unocal common stock, which represented exchange ratios of 1.03x and 1.05x respectively based on the per share closing price of Chevron’s common stock on April 1, 2005. Based on these assumptions, Morgan Stanley calculated the pro forma return on capital employed ranged from 18.4% to 18.6% in 2006 compared to an estimated return on capital employed for Chevron on a standalone basis of 23.5%.
      Morgan Stanley performed a variety of financial and comparable analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered. Furthermore, Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of the analyses, without considering all of them, would create an incomplete view of the process underlying Morgan Stanley’s analysis and opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Morgan Stanley with respect to the actual value of Unocal or Chevron or their common stock.
      In performing its analyses, Morgan Stanley made numerous assumptions with respect to the industry performance, general business, regulatory and economic conditions and other matters, many of which are beyond the control of Morgan Stanley, Unocal or Chevron. Any estimates contained in the analysis of Morgan Stanley are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of the analyses of Morgan Stanley of the fairness of the consideration to be received by holders of shares of Unocal common stock pursuant to the merger agreement from a financial point of view, and were prepared in connection with the delivery by Morgan Stanley of its opinion on April 4, 2005 to Unocal’s board of directors.
      The merger consideration was determined through arm’s-length negotiations between Unocal and Chevron and was approved by Unocal’s board of directors. Morgan Stanley provided advice to Unocal during these negotiations. Morgan Stanley did not, however, recommend any specific merger consideration to Unocal or that any specific merger consideration constituted the only appropriate merger consideration for the merger.
      Morgan Stanley’s opinion and its presentation to Unocal’s board of directors was one of many factors taken into consideration by Unocal’s board of directors in deciding to approve, adopt and authorize the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of Unocal’s board of directors with respect to the merger consideration or of whether Unocal’s board of directors would have been willing to agree to a different merger consideration. Moreover, these analyses do not purport to be appraisals or to reflect the prices at which shares of common shares of Unocal might actually trade. The foregoing summary does not purport to be a complete description of the analyses performed by Morgan Stanley.
      Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the ordinary course of its business, Morgan Stanley and its affiliates may from time to time trade in the securities or the indebtedness of Unocal, Chevron and their affiliates or any currencies or commodities (or derivative thereof) for its own account, the accounts of investment funds and other clients under the management of Morgan Stanley and for the accounts of its customers and accordingly, may at any time hold a long or short position in such securities, indebtedness, currencies or commodities (or derivative thereof) for any such account. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for both Unocal and Chevron and have received fees from Chevron for the rendering of these services. Morgan Stanley may also seek to provide such services to Chevron in the future and may receive fees in connection with such services.
      Pursuant to an engagement letter dated February 17, 2005, Unocal has agreed to pay Morgan Stanley a customary transaction fee of approximately $29 million (based on closing stock prices as of June 20, 2005), a significant portion of which is contingent upon the consummation of the merger. Unocal has also agreed to reimburse Morgan Stanley for its fees and expenses incurred in performing its services. In addition, Unocal has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement and any related transactions.

INTERESTS OF UNOCAL DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER
      In considering the recommendation of the Unocal board of directors with respect to the merger agreement and any adjournment of the special meeting, Unocal stockholders should be aware that certain members of the management of Unocal and the Unocal board have interests in the merger that may be different from, or in addition to, the interests of the other stockholders of Unocal generally. The Unocal board of directors was aware of these interests and considered them, among other matters, in reaching its decisions to approve the merger agreement and to recommend that Unocal’s stockholders vote in favor of approving the merger agreement and any adjournment of the special meeting.
Indemnification; Directors’ and Officers’ Insurance
      Chevron has agreed to cause the surviving corporation in the merger to indemnify, for six years after the effective time of the merger, to the greatest extent permitted by law on April 4, 2005, the individuals who on or before the effective time of the merger were officers, directors and employees of Unocal or its subsidiaries with respect to all acts or omissions before the effective time of the merger by these individuals in these capacities or taken at the request of Unocal or its subsidiaries. Chevron has further agreed to cause the surviving corporation to honor all of Unocal’s indemnification agreements, including under Unocal’s bylaws, in effect on April 4, 2005. Chevron has also agreed to provide, for six years after the effective time of the merger, directors’ and officers’ liability insurance in respect of acts or omissions occurring before the effective time of the merger covering each person currently covered by Unocal’s directors’ and officers’ liability insurance policy on terms with respect to coverage and in amounts no less favorable than those of the policy in effect on April 4, 2005, at an aggregate annual premium not to exceed 300 percent of the annual premium rate paid by Unocal and its subsidiaries as of April 4, 2005 for such insurance. If the aggregate annual premium for the equivalent coverage would be more than 300 percent of the April 4, 2005 level, then Chevron will only provide the coverage that is available at the 300 percent level. See “The Merger Agreement — Covenants — Indemnification and Insurance of Unocal Directors and Officers” on page 64.
Employment Contracts
      Unocal is a party to employment agreements with Charles Williamson, Joseph Bryant, Terry Dallas, Samuel Gillespie and Randolph Howard that contain change-of-control severance provisions. The completion of the merger will be a change of control for purposes of these agreements. The employment agreements for Messrs. Williamson, Bryant, Dallas and Gillespie provide that, in the event that any of the executives is terminated by Unocal without cause or following an alteration of the employee’s employment or compensation situation, as set forth in the employment agreements (referred to in this discussion as a “termination without cause”), the executive will be entitled to a lump sum payment equal to the sum of (i) 3.18 times (2.12 times, in the case of Mr. Howard) the greater of the executive’s annual salary as set forth in the employment agreement or in effect as of the date of termination and (ii) 3 times (2 times, in the case of Mr. Howard) the executive’s target bonus applicable as of the beginning of the calendar year in which the termination without cause occurs. The employment agreements also provide for either continued medical, dental, life and disability insurance coverage for two years following termination without cause or, at the election of Unocal, an additional lump sum payment of $25,000. In the event of an executive’s termination without cause within 24 months following a change of control (as defined in the employment agreements), the executives would also be entitled to an amount equal to the increase in the lump sum value of their benefits under Unocal’s qualified and nonqualified retirement plans that would result if three years were added to their benefit service and ages under such plans.
      Under the employment agreements, if any payments or distributions to the executives (whether payable pursuant to the employment agreements or otherwise) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (referred to in this discussion as the Code), then, subject to the following sentence, the executive will receive an additional payment such that he is placed in the same after-tax position as if no excise tax had been imposed. If Unocal’s distributions and payments to be made that are contingent on a change of control do not exceed 110 percent of the greatest amount that could be paid to the executive without the executive being subject to the excise tax, then no gross-up payment will be made and the payments will be reduced to the maximum amount that could be paid to the executive without subjecting him to the tax.
Equity Compensation Awards
      Upon a “change in control” of Unocal, such as completion of the merger, unvested stock options will become vested and restricted stock will vest in full. Performance shares generally will be paid out at not less than the target number of shares, subject to the limitation that the fair market value of the shares paid out may not exceed 400 percent of the fair market value of the initial award of performance shares. In addition, directors’ restricted stock units will become vested, and directors’ vested stock units, restricted stock units and deferral units will become payable unless the director has elected otherwise.
      The following table shows the unvested stock options outstanding at June 20, 2005 that would become vested and restricted stock and performance shares outstanding at June 20, 2005 that would be paid out for Unocal’s named executive officers in the event of a change in control in accordance with the relevant award agreements.

	Unvested Options at
	June 20, 2005

	Number of
	Shares		Outstanding	Outstanding
	Underlying	Weighted	Restricted Stock at	Performance Shares
Name	Options	Average Price	June 20, 2005	at June 20, 2005

Mr. Williamson	113,475	$49.31	107,373	150,729
Mr. Bryant	200,000	46.44	19,692	16,342
Mr. Dallas	18,913	49.31	19,554	39,291
Mr. Gillespie	29,091	44.64	21,284	16,560
Mr. Howard	25,287	40.08	13,418	21,981
      The treatment of outstanding Unocal stock options in the merger is discussed under “The Merger Agreement — Merger Consideration — Treatment of Unocal Options and Equity Awards” beginning on page 58.
Qualified Plans
      Retirement Plan. Each of Unocal’s executive officers is a participant in the Unocal Retirement Plan. Upon the occurrence of a change of control, such as completion of the merger, each participant in the Retirement Plan will vest in his or her accrued benefit under the retirement plan. In addition, in the event that a participant in the retirement plan who has at least five years of vesting service under the retirement plan incurs an involuntary termination of employment (other than for death, disability or misconduct) or a “constructive discharge” (in each case, as defined in the retirement plan) during the two-year period following the completion of the merger, the participant will receive 36 months of additional service credit under the retirement plan, and the participant will be credited with three additional years or age for the purpose of determining his or her entitlement to early retirement benefits and the amount of such benefits. In addition, the participant’s monthly compensation for purposes of determining his or her benefit under the retirement plan will be the average of the 12-month period (rather than the 36-month period, which applies in other circumstances) during which the participant had the highest compensation within his or her most recent 10 years of employment.
      Savings Plan. Each of Unocal’s executive officers is a participant in the Unocal Savings Plan. Upon the occurrence of a change of control, such as completion of the merger, each participant in the savings plan will vest in 100 percent of his or her basic Unocal contributions and matching Unocal contributions under the savings plan.

Nonqualified Plans
      Nonqualified Retirement Plans. Participants in Unocal’s nonqualified retirement plans are entitled to commence payment of their nonqualified retirement plan benefits at the same time as under the Unocal Retirement Plan, in effect providing that executive officers who experience an involuntary termination of employment (other than for death, disability or misconduct) or a “constructive discharge” (in each case, as defined in the retirement plan) during the two-year period following the completion of the merger will be entitled to commence receiving benefits under the nonqualified retirement plans.
      Deferred Compensation Plan. Under Unocal’s Deferred Compensation Plan, eligible employees are allowed to receive payouts of vested plan balances after a change of control, such as completion of the merger, if such employees elected, in their initial election or in a change in election made at least 12 months prior to the date of the change of control, to receive those payouts. Each of Unocal’s executive officers is a participant in the Unocal Deferred Compensation Plan. The grantor trust funding the Unocal Deferred Compensation Plan provides for the sum of (i) 120 percent of the amounts credited to participant accounts under such plan and (ii) the present value of a reasonable estimate of trustee fees and expenses for the succeeding 10 years to be funded in the grantor trust under the plan following a “potential change in control.” The signing of the merger agreement is a potential change of control as defined in the grantor trust and Unocal expects so to fund the trust prior to the effective time of the merger. No later than five business days after a “change in control,” the sum of (i) the account balances of participant accounts under certain other deferred compensation programs and (ii) the present value of a reasonable estimate of the trustee and recordkeeper fees and expenses due over the remaining duration of the trust must be funded in the grantor trust.
Annual Bonuses
      If the completion of the merger occurs in 2005, participants in the Unocal annual bonus plan will be entitled to receive pro rata bonus payments following the completion of the merger in accordance with the terms of the plan. In addition, Chevron will cause Unocal to maintain a bonus plan for the remainder of 2005 on the same terms and conditions and subject to the same targets and performance criteria as were in effect under the annual bonus plan for 2005. Within two and one-half months following the end of the 2005 calendar year, Chevron will pay bonuses equal to the excess of (i) the bonuses that participants would have received for the entire calendar year under the new plan over (ii) the amount of their pro rata bonus payments. If the completion of the merger occurs in 2006, Unocal will be permitted to establish an annual bonus plan for 2006 based upon targets and goals substantially similar to those established for 2005, and participants will be entitled to receive pro rata bonus payments following the completion in accordance with the terms of the plan. Total bonuses for 2006 will be calculated based upon the excess of the bonuses that participants would have received for the entire calendar year over the amount of their pro rata bonus payments, in the same manner as bonuses would have been calculated for 2005 if the completion occurred in 2005. No pro rata bonus payment for 2005 or 2006 may exceed 150 percent of the employee’s target bonus amount for the year.
Enhanced Severance Program
      In 2000, Unocal’s board of directors and the board of Unocal’s Union Oil Company of California subsidiary each approved an enhanced severance program for U.S. payroll employees not represented by collective bargaining agents in the event of a change of control of Unocal occurring before 2005. The plan was renewed in 2005, and the boards of Unocal and Union Oil have extended this enhanced severance program until such time as the program is effectively terminated by the boards in accordance with the terms of Unocal’s benefits plans.
      Among other benefits, the program provides the following in the event of an eligible employee’s involuntary termination of employment (other than for death, disability or misconduct) or “constructive discharge” (as defined in the plans comprising the program) within two years following a change of control:

•	Employees with less than five years of service in the Unocal Retirement Plan would receive four months of base pay plus three-fourths of a month of base pay for every year of service.

•	Employees with five or more years of service in the Unocal Retirement Plan would receive four months of base pay, plus an enhanced retirement benefit which offsets the remainder of the severance payment. The enhanced retirement benefit would add three years to each of the employee’s service and age, plus the benefit would utilize the highest consecutive 12 months of pensionable pay in the most recent 120 months of service.
Although all current executive officers are entitled to the benefits described in the preceding paragraphs, payment of such benefits would reduce the amounts payable to Messrs. Williamson, Bryant, Dallas, Gillespie, and Howard under their employment agreements.
      The program provides for subsidized “COBRA” medical and dental coverage for 18 months after termination of employment, adds three years to each of the employee’s age and service for determining eligibility under Unocal’s retiree and special continuation medical coverage and for determining eligibility under Unocal’s retiree life and accidental death and dismemberment insurance plans, as well as certain other benefits.
      The program includes a “tax gross-up” arrangement for employees who are subject to the excise tax provided for by Section 280G of the Code. If any payments or distributions to participants in the program (whether payable pursuant to the program or otherwise) would be subject to the excise tax imposed by Section 4999 of the Code, then, subject to the following sentence, the participant will receive an additional payment such that he or she is placed in the same after-tax position as if no excise tax had been imposed. If Unocal’s distributions and payments to be made that are contingent on a change of control do not exceed 110 percent of the greatest amount that could be paid to the participant without the participant being subject to the excise tax, then no gross up payment will be made and the payments will be reduced to the maximum amount that could be paid without subjecting the participant to the tax.

THE MERGER AGREEMENT
      The following summary of the merger agreement is qualified by reference to the complete text of the merger agreement, which is attached as Annex A and incorporated by reference into this discussion.
      The merger agreement contains representations and warranties Chevron and Unocal made to each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that Chevron and Unocal have exchanged in connection with signing the merger agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached merger agreement. Accordingly, you should keep in mind that the representations and warranties are modified in important part by the underlying disclosure schedules. The disclosure schedules contain information that has been included in Chevron’s and Unocal’s general prior public disclosures, as well as additional information, some of which is non-public. Neither Chevron nor Unocal believes that the disclosure schedules contain information that the securities laws require either or both of them to publicly disclose except as discussed in this proxy statement/prospectus. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the agreement, and this information may or may not be fully reflected in the companies’ public disclosures.
Structure of the Merger
      Under the merger agreement, Unocal will merge with and into a Chevron wholly owned subsidiary. After the merger, the Chevron subsidiary will be the surviving entity and the separate corporate existence of Unocal will cease. The effectiveness of the merger will not affect the separate corporate existence of Unocal’s subsidiary entities.
Timing of Closing
      We expect that the closing will occur on the day on which the last of the conditions set forth in the merger agreement has been satisfied or waived. Immediately after the closing of the merger, we will file a certificate of merger with the Secretary of State of the State of Delaware, at which time the merger will be effective.
Merger Consideration
      At the completion of the merger, each outstanding share of Unocal common stock will be converted into the right to receive:

•	a combination of 0.7725 of a share of Chevron common stock and $16.25 in cash;

•	1.03 shares of Chevron common stock; or

•	$65 in cash.
      Unocal stockholders may elect to receive one of these three categories of consideration. However, the all-stock and all-cash elections are subject to proration to preserve an overall mix of 0.7725 of a share of Chevron common stock and $16.25 in cash for all outstanding shares of Unocal common stock taken together. As a result, even if you make the all-stock or all-cash election, you may receive a prorated amount of cash and Chevron common stock. Unocal stockholders who fail to make an election will be deemed to have elected to receive the mixed merger consideration of 0.7725 of a share of Chevron common stock and $16.25 in cash.
      Shares of Chevron common stock are traded on the New York Stock Exchange under the symbol “CVX.”

Explanation of the Proration of the Stock and Cash Elections
      The total amount of cash that will be paid to holders of Unocal common stock in the merger will be equal to $16.25 multiplied by the total number of shares of Unocal common stock outstanding immediately prior to completion of the merger. The overall amount of Chevron common stock that will be issued in the merger to holders of Unocal common stock will be equal to the product of (x) the total number of shares of Unocal common stock outstanding immediately prior to completion of the merger multiplied by (y) 0.7725. All-stock and all-cash elections are subject to proration to preserve an overall mix of 0.7725 of a share of Chevron common stock and $16.25 in cash for all of the outstanding shares of Unocal common stock taken together. Therefore, unless the number of all-stock elections is significantly greater than the number of all-cash elections, Unocal stockholders making the all-cash election will not receive $65.00 in cash for each share of Unocal common stock, but instead will receive a mix of stock and cash calculated to preserve the overall stock and cash mix described above, after taking into account all of the elections made by all of the Unocal stockholders. In all cases, Unocal stockholders who make the all-cash election will receive at least as much cash as is received by stockholders electing the mixed merger consideration. Similarly, if too few stockholders elect the all-cash consideration, Unocal stockholders making the all-stock election will not receive 1.03 shares of Chevron common stock for each share of Unocal common stock, but instead will receive a mix of stock and cash calculated to preserve the overall stock and cash mix described above, after taking into account all of the elections made by all of the Unocal stockholders. In all cases, Unocal stockholders who make the all-stock election will receive at least as much stock as is received by stockholders electing the mixed merger consideration. Unocal stockholders who elect the mixed merger consideration will not be subject to proration.
      We illustrate below how the proration mechanism will be used. For ease of reference, we refer to the amount of cash derived by multiplying $16.25 by the total number of shares of Unocal common stock outstanding immediately prior to completion of the merger as the “aggregate cash amount.”

Proration If Too Much Cash Is Elected
      Unless the number of all-stock elections is significantly greater than the number of all-cash elections, Unocal stockholders making the all-cash election will not receive $65.00 in cash for each share of Unocal common stock, but instead will receive a mix of stock and cash calculated in the following manner:

•	Step 1: Derive the available cash election amount: The available cash election amount is the aggregate cash amount minus the amount of cash to be paid in respect of shares of Unocal common stock as to which a valid election for the mixed merger consideration was made or is deemed to have been made.

•	Step 2: Derive the elected cash amount: The elected cash amount is an amount equal to $65.00 multiplied by the number of shares of Unocal common stock as to which a valid all-cash election was made.

•	Step 3: Derive the cash proration factor: The cash proration factor equals the available cash election amount divided by the elected cash amount.

•	Step 4: Derive the prorated cash merger consideration: The prorated cash merger consideration is an amount in cash equal to $65.00 multiplied by the cash proration factor.

•	Step 5: Derive the prorated stock merger consideration: The prorated stock merger consideration is a number of shares of Chevron common stock equal to (x) 1.03 multiplied by (y) a number equal to 1 minus the cash proration factor.

•	Step 6: Determine the stock and cash mix: Each share of Unocal common stock as to which a valid all-cash election was made will be converted into the right to receive the prorated cash merger consideration and the prorated stock merger consideration.

Proration If Too Many Shares of Chevron Common Stock Are Elected
      If too few stockholders elect the all-cash consideration, Unocal stockholders making the all-stock election will not receive 1.03 shares of Chevron common stock for each share of Unocal common stock, but instead will receive a mix of stock and cash calculated in the following manner:

•	Step 1: Derive the available cash election amount: As stated above, the available cash election amount is the aggregate cash amount minus the amount of cash to be paid in respect of shares of Unocal common stock as to which a valid election for mixed merger consideration was made or is deemed to have been made.

•	Step 2: Derive the elected cash amount: As stated above, the elected cash amount is an amount equal to $65.00 multiplied by the number of shares of Unocal common stock as to which a valid all-cash election was made.

•	Step 3: Derive the excess cash amount: The excess cash amount is the difference between the available cash amount and the elected cash amount.

•	Step 4: Derive the prorated cash merger consideration: The prorated cash merger consideration is an amount in cash equal to the excess cash amount divided by the number of shares of Unocal common stock as to which a valid all-stock election was made.

•	Step 5: Derive the stock proration factor: The stock proration factor is a fraction the numerator of which is equal to $65.00 minus the per share prorated cash consideration calculated in Step 4 and the denominator of which is $65.00.

•	Step 6: Derive the prorated stock merger consideration: The prorated stock merger consideration is a number of shares of Chevron common stock equal to 1.03 multiplied by the stock proration factor.

•	Step 7: Determine the stock and cash mix: Each share of Unocal common stock as to which a valid all-stock election was made will be converted into the right to receive the prorated cash merger consideration and the prorated stock merger consideration.

Explanation of Potential Adjustment to Merger Consideration
      In the event that, before the completion of the merger, any change in the outstanding shares of capital stock of Chevron or Unocal occurs as a result of any reclassification, recapitalization, stock split, or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the relevant components of the merger consideration will be appropriately adjusted in order to provide Unocal stockholders with the economic effect contemplated by the parties in the merger agreement.

Conversion of Shares
      At the effective time of the merger, each outstanding share of Unocal common stock (other than shares held by Unocal, Chevron, Merger Sub and stockholders who properly exercise their dissenters’ rights) will automatically be canceled and retired, will cease to exist and will be converted into the right to the merger consideration elected, subject to proration as described above. Shares of Unocal common stock owned by Unocal, Chevron or Merger Sub will be canceled in the merger without payment of any merger consideration. Each share of Unocal common stock owned by any direct or indirect wholly owned subsidiary of Unocal or Chevron (other than Merger Sub) immediately prior to the effective time of the merger will be converted into the right to receive 1.03 shares of Chevron common stock. The entities holding these shares will not be deemed to have made all-stock elections, and the stock consideration paid to these entities will not be subject to, and will not be taken into account in calculating, any proration of the stock merger consideration.

      Following the merger, Chevron will make available to the exchange agent, as needed, the merger consideration to be delivered in respect of shares of Unocal common stock. Chevron has appointed Mellon Investor Services to act as exchange agent for the merger. The merger agreement provides that an election form and other appropriate and customary transmittal materials will be mailed together with this proxy statement/prospectus (or at such other time as Chevron and Unocal may agree), to each holder of record of Unocal common stock as of the close of business on the record date for notice of the Unocal special meeting of stockholders. Each election form will allow the holder to elect its preferred merger consideration. The exchange agent will also make election forms available to holders of Unocal common stock who request such forms prior to the election deadline, which is 5:00 p.m., Eastern Time, on the day before the special meeting, which is currently scheduled for August 10, 2005.
      Holders of Unocal common stock who wish to elect the type of merger consideration they will receive in the merger should carefully review and follow the instructions set forth on the election form. To make an election, a Unocal stockholder must submit a properly completed election form, together with stock certificates representing all shares covered by the election form, so that the form is actually received by the exchange agent at or prior to the election deadline in accordance with the instructions on the form. Shares of Unocal common stock as to which the holder has not made a valid election prior to the election deadline will be deemed to have elected to receive the mixed merger consideration of 0.7725 of a share of Chevron common stock and $16.25 in cash in exchange for each of his or her shares of Unocal common stock.
      Once Unocal stockholders deliver their election forms and stock certificates to the exchange agent, they may revoke their elections by submitting written notice of revocation to the exchange agent, so that the notice is actually received by the exchange agent at or prior to the election deadline. If a Unocal stockholder revokes his or her election and fails to elect an alternate form of merger consideration, the stockholder will be deemed to have elected to receive the mixed merger consideration. If a stockholder’s election is revoked, the exchange agent will return to the holder any stock certificates that the holder may have previously submitted together with the original election form. Unocal stockholders will not be able to revoke their elections following the election deadline.

Exchange of Unocal Stock Certificates
      Promptly after the closing, the exchange agent will send to each holder of Unocal common stock (other than holders who have already surrendered all of their stock certificates with an election form) a letter of transmittal for use in the exchange and instructions explaining how to surrender Unocal shares to the exchange agent. Holders of Unocal common stock who surrender their certificates to the exchange agent, together with a properly completed letter of transmittal, will receive the appropriate merger consideration. Holders of unexchanged shares of Unocal common stock will not be entitled to receive any dividends or other distributions payable by Chevron after the closing until their shares are properly surrendered.
      Chevron will not issue any fractional shares in the merger. Holders of Unocal common stock will receive a cash payment in the amount of the proceeds from the sale of their fractional shares in the market.

Treatment of Unocal Options and Equity Awards
      At the effective time of the merger, each outstanding option to purchase shares of Unocal common stock (a Unocal Stock Option) and each outstanding phantom option to receive cash as measured by the increase in value of Unocal common stock over a specified base or exercise price (a Unocal Phantom Stock Option) granted under any of Unocal’s plans and agreements, whether or not vested, will be converted into an option to acquire (or a phantom option with respect to) a number of shares of Chevron common stock equal to the product of (a) the number of shares of Unocal common stock subject to such option or phantom option immediately prior to the effective time multiplied by (b) the Option Ratio (as defined in the next sentence), rounded down to the nearest whole share. The “Option Ratio” means the sum of 0.7725 and a fraction, the numerator of which is 16.25 and the denominator of which is the closing per share price of Chevron common stock on the New York Stock Exchange on the trading day immediately preceding the closing date under the merger agreement. The exercise or base price per share of Chevron common stock subject to any such converted option or phantom option will be an amount equal to (a) the exercise or base price per share of Unocal common stock subject to such option or phantom option prior to the effective time of the merger divided by (b) the Option Ratio, rounded up to the nearest one hundredth of a cent. All other terms of Unocal Stock Options and Unocal Phantom Stock Options will continue to apply after conversion, including any provisions for the acceleration of vesting.
      Additionally, at the effective time of the merger, each right, award or account to receive Unocal common stock or benefits measured in whole or in part by the value of a number of shares of Unocal common stock and outstanding prior to the effective time of the merger, other than Unocal Stock Options and Unocal Phantom Stock Options (a Unocal Award) granted under any plans maintained by Unocal and providing for grants of equity-based awards or accounts, whether or not vested, will be converted into a right, award or account with respect to a number of shares of Chevron common stock equal to the product of (a) the number of shares of Unocal common stock subject to such Unocal Award immediately prior to the effective time of the merger multiplied by (b) the Option Ratio, rounded to the nearest whole number. Any performance shares outstanding as of the effective time will be paid at the effective time at 100 percent of target, except that the 2005 performance share awards will be paid at the effective time at between 100 percent and 150 percent of target, as determined in good faith by Unocal’s Management Development and Compensation Committee pursuant to the terms of the plan and the underlying award agreement. All other terms of Unocal Awards will continue to apply after the conversion, including any provisions for the acceleration of vesting.
      For additional information on Unocal’s stock-based awards, see “Interests of Unocal Directors and Executive Officers in the Merger” beginning on page 51.
Covenants
      Each of Chevron and Unocal has undertaken various covenants in the merger agreement. The following summarizes the more significant of these covenants.
      No Solicitation. Unocal has agreed that it and its subsidiaries will not, and that it will direct and use its reasonable best efforts to cause its and its subsidiaries’ respective officers, directors, employees, advisors and other representatives, directly or indirectly, not to

•	take any action to solicit, initiate or knowingly encourage or facilitate the making of any alternative acquisition proposal involving Unocal or any inquiry with respect to an alternative acquisition proposal;

•	engage in discussions or negotiations with any person with respect to an alternative acquisition proposal;

•	disclose any nonpublic information or afford access to properties, books or records to, any person that has made, or to Unocal’s knowledge is considering making, an alternative acquisition proposal;

•	approve or recommend, or propose to approve or recommend, or execute or enter into any agreement relating to an alternative acquisition proposal; or

•	propose publicly or agree to do any of the above relating to an alternative acquisition proposal.
      An “alternative acquisition proposal” is any bona fide written offer or proposal for, or bona fide written indication of interest in, any:

•	direct or indirect acquisition or purchase of a business or assets of Unocal or any of its subsidiaries that constitutes, either individually or in the aggregate, 20 percent or more of the net revenue, net income or assets of Unocal and its subsidiaries, taken as a whole;

•	direct or indirect acquisition or purchase of 20 percent or more of any class of equity securities of Unocal or of any of its subsidiaries whose business constitutes 20 percent or more of the net revenue, net income or assets of Unocal and its subsidiaries, taken as a whole;

•	tender offer or exchange offer that, if completed, would result in any person owning 20 percent or more of any class of equity securities of Unocal, or any of its subsidiaries whose business constitutes 20 percent or more of the net revenue, net income or assets of Unocal and its subsidiaries, taken as a whole; or

•	merger, consolidation, business combination, joint venture, partnership, recapitalization, liquidation, dissolution or similar transaction involving Unocal or any of its subsidiaries whose business constitutes 20 percent or more of the net revenue, net income or assets of Unocal and its subsidiaries, taken as a whole.
      Unocal’s board of directors may, however, make any disclosure if, in the good faith judgment of Unocal’s board, after consultation with outside counsel, failure to make the disclosure would be inconsistent with the Unocal directors’ exercise of their fiduciary obligations to Unocal’s stockholders. If the disclosure relates to an alternative acquisition proposal, it will be deemed to constitute a change in the Unocal board’s recommendation of the merger unless the Unocal board reaffirms its recommendation in that disclosure. In addition, prior to the approval of the merger by the Unocal stockholders, Unocal may:

•	furnish information and access, but only in response to a request, to a person making an alternative acquisition proposal to Unocal’s board of directors that was not solicited, initiated or knowingly encouraged by Unocal or any of its affiliates or any director, employee, representative or agent of Unocal or any of its subsidiaries; and

•	participate in discussions and negotiate with the person making the alternative acquisition proposal.
      Unocal may only furnish information and participate in discussions as described above, however, if:

•	the Unocal board concludes in good faith, after receipt of the advice of a financial advisor of nationally recognized reputation and outside legal counsel, that there is a reasonable likelihood that the alternative acquisition proposal will result in a superior proposal and, taking into account any revised terms proposed by Chevron, that doing so is necessary for the Unocal board to comply with its fiduciary duties to Unocal’s stockholders;

•	Unocal complies with its obligations to keep Chevron informed as to the details of such offer, to convene and hold the Unocal stockholder meeting and to recommend the approval and adoption of the merger agreement and the merger; and

•	the Unocal board receives from the person making the alternative acquisition proposal an executed confidentiality agreement whose material confidentiality terms are, in all material respects, no less favorable to Unocal and no less restrictive to the person making the alternative acquisition proposal than those contained in the existing confidentiality agreement between Unocal and Chevron, and any information provided to such person also has been provided or is provided promptly to Chevron.
      Unocal must keep Chevron informed of the identity of any potential bidder and the material terms and status of any offer.
      A “superior proposal” is a bona fide written alternative acquisition proposal for or in respect of at least a majority of the outstanding shares of Unocal common stock or all or substantially all of Unocal and its subsidiaries’ assets:

•	on terms that Unocal’s board determines, in its good faith judgment (after consultation with, and taking into account the advice of, a financial advisor of nationally recognized reputation and outside legal counsel), taking into account all the terms and conditions of that alternative acquisition proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, as well as any revisions to the terms of the merger or the merger agreement proposed by Chevron, are more favorable to Unocal and its stockholders than the merger; and

•	that constitutes a transaction that is reasonably likely to be consummated on the terms proposed, taking into account all legal, financial, regulatory and other aspects of that proposal.
      Unocal Board’s Recommendation to Stockholders. Unocal has agreed that its board will recommend the approval and adoption of the merger and the merger agreement to Unocal’s stockholders. However, prior to the approval of the merger by the Unocal stockholders, the Unocal board is permitted not to make this recommendation or to withdraw or modify it in a manner adverse to Chevron if:

•	the Unocal board determines in its good faith judgment, after consulting with outside legal counsel, that failure to withdraw or modify its recommendation would be inconsistent with fulfilling its fiduciary duty to stockholders;

•	Unocal has given Chevron advance written notice of its decision to withdraw or modify its recommendation, including the reasons for the change and, if the decision relates to an alternative acquisition proposal, the notice specifies the material terms and conditions of that proposal and identifies the person making the proposal;

•	Unocal has given Chevron the opportunity, for at least three business days after delivery of that notice, to propose revisions to the merger agreement or to make another proposal in response to an alternative acquisition proposal and negotiated in good faith with Chevron with respect to those revisions or that other proposal;

•	if the withdrawal or modification relates to an alternative acquisition proposal, that proposal is a superior proposal; and

•	Unocal has complied with its obligations under the no solicitation covenant described above under “No Solicitation.”
Even if the Unocal board changes, in a manner adverse to Chevron, its recommendation in favor of the merger, Unocal must still call a stockholders’ meeting as otherwise required by the merger agreement and submit the merger agreement and the merger to the vote of Unocal’s stockholders.
      Interim Operations of Unocal. The merger agreement provides that until the effective time of the merger, Unocal and its subsidiaries will conduct their business in the ordinary course consistent with past practice and in a manner not involving entry into businesses that are materially different from the business of Unocal and its subsidiaries on the date of the merger agreement. Unocal has also agreed that during this period it and its subsidiaries will use their commercially reasonable efforts to preserve intact their business organizations and relationships with third parties. In addition, Unocal has agreed to the following specific restrictions on the conduct of its business during this period which are subject to exceptions described in the merger agreement. Unocal generally has agreed that, except with the prior written consent of Chevron, it will not, and will not permit any of its subsidiaries to:

•	amend its charter or bylaws or the Unocal stockholder rights agreement;

•	adopt a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•	issue or sell any of its capital stock or any securities convertible into its capital stock;

•	effect a stock split, combination or reclassification or declare any dividends, other than regular quarterly cash dividends consistent with past practice and intra-group dividends among Unocal and its subsidiaries;

•	redeem or repurchase any of its capital stock;

•	amend the terms of any outstanding options to purchase shares of Unocal common stock or of any outstanding restricted stock, stock units or stock appreciation rights;

•	make or authorize any capital expenditures in excess of $50 million;

•	increase the compensation or benefits of any director, officer or employee or enter into, adopt, extend or renew employment agreements or benefit plans;

•	acquire a material amount of assets or property, except in the ordinary course consistent with past practice;

•	sell, lease, license, encumber or otherwise dispose of any material assets or property, except pursuant to existing contracts or commitments or except in the ordinary course consistent with past practice and in no event in an amount in exceeding $50 million in the aggregate;

•	incur any indebtedness for borrowed money, except for intra-group indebtedness among Unocal and its subsidiaries and additional short-term debt not to exceed $500 million in the aggregate;

•	guarantee or assume indebtedness for borrowed money, or enter into any “keep well” or other arrangement to maintain any financial condition of another person, other than in the ordinary course consistent with past practice;

•	modify, amend or terminate any material contract or enter into an agreement that would constitute a material contract, other than in the ordinary course of business consistent with past practice;

•	settle or compromise any claim, demand, lawsuit or regulatory proceeding in an amount in excess of $20 million or that is otherwise qualitatively material to Unocal (provided that Chevron will not unreasonably withhold its consent to any such settlement or compromise);

•	change any method of financial accounting or financial accounting practice (except for changes that are not material or are required by concurrent changes in GAAP or applicable law);

•	enter into any material joint venture, partnership or similar arrangement or make any loan, capital contribution or advance to or investment in any other person, except in the ordinary course consistent with past practice or in an amount not exceeding $10 million;

•	take any action which would limit Chevron’s or Unocal’s freedom to license, cross-license or otherwise dispose of any of Unocal’s intellectual property;

•	amend or waive any provisions of any standstill agreement;

•	except as required by law, make or change any tax election, settle any tax audit or file any amended tax return, in each case, that is reasonably likely to result in an increase to a tax liability, if that increase is material to Unocal and its subsidiaries taken as a whole;

•	enter into any agreement that limits (other than in an insignificant manner) the ability of Unocal or its subsidiaries or would limit (other than in an insignificant manner) the ability of Chevron or its subsidiaries after the merger to compete in any line of business or geographic area. For this purpose, it is understood that any restriction that by its terms does not extend more than six months beyond the effective time of the merger will be considered insignificant; or

•	take any action that would prevent, materially delay or materially impede the consummation of the merger.
      Best Efforts Covenant. Chevron and Unocal have agreed to cooperate with each other and use their best efforts to promptly:

•	take all actions and do all things necessary or advisable under the merger agreement and applicable laws to complete the merger and the other transactions contemplated by the merger agreement as soon as practicable, including preparing and filing all necessary regulatory filings; and

•	obtain as soon as practicable all required regulatory or third-party approvals for consummation of the merger.

      Chevron and Unocal have also agreed to use their best efforts to

•	avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the closing, on or before the end date, including defending through litigation on the merits any claim asserted in any court by any person; and

•	avoid or eliminate every impediment under any antitrust, competition or trade regulation law that may be asserted by any governmental authority with respect to the merger so that the closing can occur as soon as reasonably possible. This includes proposing, negotiating, committing to and effecting the sale, divestiture or disposition of businesses, product lines or assets of Chevron, Unocal and their respective subsidiaries; and otherwise taking or committing to take actions that after the closing date would limit Chevron’s or its subsidiaries’ freedom of action with respect to, or its or their ability to retain, one or more of the businesses, product lines or assets of Chevron, Unocal and their subsidiaries, in each case as may be required in order to avoid a government order that would prevent or materially delay the closing.
However, neither Chevron nor Unocal is required to take any action if it would result in a substantial detriment. For this purpose, “substantial detriment” means changes or effects which, individually or in the aggregate and after giving effect to any reasonably expected proceeds of any divestiture or sale of assets would result in, or be reasonably likely to result in, a material adverse effect on Unocal and its subsidiaries, taken as a whole, at or after the effective time of the merger. Any requirement to divest or hold separate or limit the operation of any of the businesses, assets or properties owned by Chevron and its subsidiaries prior to the merger will be deemed to result in a substantial detriment if that action with respect to a comparable amount of assets or businesses of Unocal and its subsidiaries would be reasonably likely, in the aggregate, to have a material adverse effect on Unocal, at or after the effective time of the merger. Chevron and Unocal have agreed that, for purposes of the merger agreement, no change affecting Unocal’s RFG patents (including any loss of economic benefits in connection with those patents or expected to be derived from the patents) will be deemed to constitute a “substantial detriment,” and no such change will be aggregated with other changes when determining the occurrence of a “substantial detriment.”
      Certain Employee Benefits Matters. The merger agreement provides that Chevron will cause the Chevron subsidiary that will survive the merger with Unocal, which we refer to as the surviving corporation, to honor in accordance with their terms all obligations under Unocal’s executive benefit arrangements and under all other existing Unocal employee and retiree arrangements and plans to the extent entitlements or rights exist under those arrangements or plans as of the effective time of the merger. Chevron and Unocal have agreed that the merger will constitute a change in control under Unocal’s employment arrangements and benefit plans in accordance with the terms of those arrangements and plans. The other terms of such arrangements and plans, including any conditions that an employee must incur a termination of employment or constructive discharge to receive benefits, will continue to apply.
      Chevron has also agreed, following the effective time of the merger, to provide Unocal employees who were employed by Unocal or its subsidiaries at the effective time of the merger and who continue as employees of Chevron or its subsidiaries, for so long as they remain so employed, compensation and employee benefits, pursuant to compensation and benefit plans and arrangements as provided to those employees immediately prior to the effective time of the merger, or pursuant to compensation and benefit plans and arrangements maintained by Chevron providing coverage and benefits which, in the aggregate, are no less favorable than those provided to employees of Chevron in positions comparable to the positions held by the continuing Unocal employees.
      In addition, Chevron has agreed that, following the effective time of the merger, Chevron will continue to provide former employees of Unocal and its subsidiaries (and to Unocal employees whose employment terminates prior to the effective time of the merger) post-retirement benefits, other than pensions, pursuant to benefit plans and arrangements applicable to those retirees as in effect as of April 4, 2005, or pursuant to benefit plans or arrangements maintained by Chevron or its subsidiaries providing post-retirement coverage and benefits, other than pensions, which, in the aggregate, are no less favorable than those provided after the merger to former employees of Chevron that served in comparable positions.
      If the effective time of the merger occurs in 2005, participants in the Unocal annual bonus plan will be entitled to receive pro rata bonus payments following the effective time of the merger in accordance with the terms of the plan. In addition, Chevron will cause Unocal to maintain a bonus plan for the remainder of 2005 on the same terms and conditions and subject to the same targets and performance criteria as were in effect under the annual bonus plan for 2005. Within two and one-half months following the end of the 2005 calendar year, Chevron will pay bonuses equal to the excess of (i) the bonuses that participants would have received for the entire calendar year under the new plan over (ii) the amount of their pro rata bonus payments. If the effective time of the merger occurs in 2006, Unocal will be permitted to establish an annual bonus plan for 2006 based upon targets and goals substantially similar to those established for 2005, and participants will be entitled to receive pro rata bonus payments following the effective time of the merger in accordance with the terms of the plan. Total bonuses for 2006 will be calculated based upon the excess of the bonuses that participants would have received for the entire calendar year over the amount of their pro rata bonus payments, in the same manner as bonuses would have been calculated for 2005 if the effective time of the merger occurred in 2005. No pro rata bonus payment for 2005 or 2006 may exceed 150 percent of the employee’s target amount for the year.
      Please see “Interests of Unocal Directors and Executive Officers in the Merger,” beginning on page 51, for additional information on employee benefits matters covered in the merger agreement.
      Indemnification and Insurance of Unocal Directors and Officers. Chevron has agreed that:

•	for six years after the merger becomes effective, it will cause the surviving corporation to indemnify, to the greatest extent permitted by law as of April 4, 2005, the individuals who on or prior to the effective time of the merger were directors, officers and employees of Unocal or its subsidiaries with respect to all acts or omissions in those capacities occurring prior to the effective time of the merger;

•	it will cause the surviving corporation to honor all indemnification agreements with the individuals who on or prior to the effective time of the merger were directors, officers and employees in effect as of April 4, 2005; and

•	for six years after the effective time of the merger, it will provide officers’ and directors’ liability insurance covering acts or omissions occurring prior to the effective time of the merger by each person currently covered by Unocal’s officers’ and directors’ liability insurance policy, on terms no less favorable than the Unocal policy in effect as of April 4, 2005, except that Chevron will be obligated to pay only up to 300 percent of the annual premium paid by Unocal for such insurance as of April 4, 2005.
      Other Covenants. The merger agreement contains additional mutual covenants of the parties, including an agreement not to jeopardize the intended tax treatment of the merger.
Representations and Warranties
      Unocal makes various representations and warranties to Chevron and Merger Sub in the merger agreement. The most significant of these relate to:

•	corporate authorization to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the stockholder vote and governmental approvals required in connection with the contemplated transactions;

•	absence of any breach of organizational documents, law or certain material agreements as a result of the contemplated transactions;

•	capitalization;

•	ownership of subsidiaries;

•	filings with the SEC;

•	financial statements;

•	accuracy of information provided for inclusion in this proxy statement/ prospectus;

•	disclosure controls and procedures and internal control over financial reporting;

•	absence of material changes since December 31, 2004;

•	absence of defaults and violations;

•	absence of undisclosed material liabilities;

•	litigation;

•	tax matters;

•	employee benefits matters;

•	compliance with laws, including the Foreign Corrupt Practices Act of 1977, as amended;

•	environmental matters;

•	title to properties;

•	material contracts and contracts relating to Unocal’s exploration and production operations;

•	intellectual property;

•	confidentiality and standstill agreements;

•	finders’ or advisors’ fees;

•	inapplicability of the Delaware anti-takeover statute; and

•	amendment of the Unocal stockholder rights plan to render it inapplicable to the merger.
      In addition, Chevron makes representations and warranties to Unocal relating to:

•	corporate authorization to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the governmental approvals required in connection with the contemplated transactions;

•	absence of any breach of organizational documents, law or certain material agreements as a result of the contemplated transactions;

•	capitalization;

•	filings with the SEC;

•	financial statements;

•	accuracy of information provided for inclusion in this proxy statement/ prospectus;

•	disclosure controls and procedures and internal control over financial reporting;

•	absence of material changes since December 31, 2004;

•	absence of undisclosed material liabilities;

•	litigation;

•	compliance with laws;

•	tax matters; and

•	capitalization of Merger Sub.
      The representations and warranties in the merger agreement do not survive the closing or termination of the merger agreement.
Conditions to the Completion of the Merger
      The obligations of Chevron and Unocal to complete the merger are subject to the satisfaction or, to the extent legally permissible, waiver of the following conditions:

•	approval and adoption by the Unocal stockholders of the merger agreement and the merger;

•	expiration of the HSR Act waiting period;

•	approval by the European Commission of the contemplated transactions (if applicable);

•	absence of any legal prohibition on completion of the merger;

•	Chevron’s registration statement on Form S-4, which includes this proxy statement/ prospectus, being effective and not subject to any stop order by the SEC;

•	approval for the listing on the New York Stock Exchange of the shares of Chevron common stock to be issued in the merger;

•	absence of any condition to approval of the merger by the U.S. Federal Trade Commission or the U.S. Department of Justice that would result in or be reasonably likely to result in a substantial detriment;

•	absence of any proceeding seeking to limit Chevron’s ownership of Unocal or to compel divestiture of assets, in either case that would result in or be reasonably likely to result in a substantial detriment;

•	absence of any statute, rule or other governmental order applicable to the merger that would result in or be reasonably likely to result in a substantial detriment;

•	receipt of all material regulatory approvals for the merger on terms that are not reasonably likely to result in a substantial detriment; and

•	performance in all material respects by the other party of the obligations required to be performed by it at or prior to closing.
      In addition, the obligations of Chevron and Unocal to complete the merger are subject to the satisfaction or, to the extent legally permissible, waiver of the following conditions:

•	accuracy as of closing of the representations and warranties made by the other party to the extent specified in the merger agreement;

•	receipt by that party of an opinion of counsel to the effect that the merger will qualify as a reorganization under Section 368(a) the Code; and

•	absence of any event, occurrence, development or state of circumstances which, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the other party.
      For purposes of the merger agreement, “material adverse effect” means, with respect to either Chevron or Unocal, as applicable, a material adverse effect on the financial condition, business, liabilities, assets or continuing results of operations of the relevant company and its subsidiaries, taken as a whole, except to the extent resulting from:

•	any changes in general United States or global economic conditions or

•	any changes affecting the oil and gas industry in general (including changes to commodity prices).

      Chevron and Unocal have agreed that, for purposes of the merger agreement, no change affecting Unocal’s RFG patents (including any loss of economic benefits in connection with those patents or expected to be derived from the patents) will be deemed to constitute a material adverse effect on Unocal and no such change will be aggregated with other changes when determining the occurrence of a material adverse effect on Unocal.
Termination of the Merger Agreement
      Right to Terminate. The merger agreement may be terminated at any time prior to the closing in any of the following ways:

•	by mutual written consent of Chevron and Unocal;

•	by either Chevron or Unocal if:

–	the merger has not been completed by December 31, 2005 (or if the reason for not closing by December 31, 2005 is that the regulatory conditions specified in the merger agreement have not been satisfied by that date, August 31, 2006) (but neither Chevron nor Unocal can terminate the merger agreement for this reason if its failure to fulfill in any material respect its obligations under the merger agreement has resulted in the failure to complete the merger);

–	the approval of Unocal stockholders has not been obtained by reason of the failure to obtain the required vote at the Unocal special meeting of stockholders or at any adjournment of that special meeting; or

–	there is a permanent legal prohibition to closing the merger.

•	by Chevron if the Unocal board fails to recommend the merger or withdraws or modifies in a manner adverse to Chevron its approval or recommendation of the merger, Unocal breaches its obligation to call the Unocal stockholder meeting or Unocal has materially breached its obligations described above under “No Solicitation” to the material detriment of Chevron.

•	by Chevron or Unocal if the other party has breached any of its representations, warranties, covenants or obligations under the merger agreement, and that breach would result in the failure to satisfy certain specified closing conditions and is incapable of being cured, or, if capable of being cured, has not been cured within 30 days after the party alleged to have breached receives written notice of the breach.
      If the merger agreement is validly terminated, the agreement will become void without any liability on the part of any party unless such party is in willful breach. However, the provisions of the merger agreement relating to expenses and termination fees, as well as the confidentiality agreement, will continue in effect notwithstanding termination of the merger agreement.
      Termination Fees Payable by Unocal. Unocal has agreed to pay Chevron $250 million in cash if:

•	Chevron terminates the merger agreement because the Unocal board fails to recommend the merger to its stockholders, because the Unocal board otherwise changes or proposes publicly to change its recommendation of the merger to stockholders, because Unocal fails to comply with its obligation to hold the special meeting or to obtain SEC clearance for this proxy statement/ prospectus or because Unocal has materially (and to the material detriment of Chevron) breached its obligations under the merger agreement with respect to non-solicitation of other acquisition proposals as described above;

•	either Chevron or Unocal terminates the merger agreement because Unocal’s stockholders fail to approve the merger and, prior to the Unocal stockholders’ meeting but after April 4, 2005, an alternative acquisition proposal was made known to Unocal (including any of its agents or representatives) and communicated publicly or to any substantial number of Unocal stockholders or was made directly to Unocal’s stockholders or any person publicly announced an intention (whether or not conditional) to make an alternative acquisition proposal; or

•	after April 4, 2005, an alternative acquisition proposal is made known to Unocal (including any of its agents or representatives) and communicated publicly or to any substantial number of Unocal stockholders or is made directly to Unocal’s stockholders by any person, or any person publicly announces an intention (whether or not conditional) to make an alternative acquisition proposal, and after any such event the merger agreement is terminated by either Chevron or Unocal because the merger is not completed by the end date, so long as the Unocal stockholder approval has not been obtained.
Unocal has agreed to pay Chevron an additional termination fee of $250 million in cash if the merger agreement’s termination gave rise to the initial $250 million termination fee and an alternative acquisition proposal is consummated, or Unocal enters into a definitive agreement providing for any alternative acquisition proposal, in each case within 12 months after the termination of the merger agreement. For purposes of this additional termination fee, all references in the definition of “alternative acquisition proposal” to 20 percent instead refer to 50 percent.
Expenses
      Except as described above, all costs and expenses incurred in connection with the merger agreement and related transactions will be paid by the party incurring such costs or expenses, except that Chevron will pay expenses incurred in connection with printing, mailing and filing this proxy statement/ prospectus and fees paid in respect of the HSR Act in connection with the merger.
Amendments; Waivers
      Any provision of the merger agreement may be amended or waived prior to closing if the amendment or waiver is in writing and signed, in the case of an amendment, by Chevron, Unocal and Merger Sub or, in the case of a waiver, by the party against whom the waiver is to be effective. After the adoption of the merger agreement by the stockholders of Unocal, no amendment or waiver may, without the further approval of Unocal’s stockholders, alter or change the amount or kind of merger consideration or any term of Chevron’s certificate of incorporation.

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING
      This proxy statement/prospectus is being furnished to Unocal stockholders by Unocal’s board of directors in connection with the solicitation of proxies from the holders of Unocal common stock for use at the special meeting of Unocal stockholders and any adjournments or postponements of the special meeting. This proxy statement/prospectus also is being furnished to Unocal stockholders as a prospectus of Chevron in connection with the issuance by Chevron of shares of Chevron common stock to Unocal stockholders in connection with the merger.
Date, Time and Place
      The special meeting of stockholders of Unocal will be held at 10:00 a.m., Pacific Daylight Time, on August 10, 2005 at The Hilton Los Angeles Airport Hotel, 5711 West Century Blvd., Los Angeles, California 90045.
Matters to Be Considered
      At the special meeting, Unocal stockholders will be asked:

•	to consider and vote upon a proposal to approve and adopt the merger agreement;

•	to vote upon an adjournment or postponement of the special meeting, if necessary, to solicit additional proxies; and

•	to transact any other business as may properly be brought before the special meeting or any adjournment or postponement of the special meeting.
      At this time, the Unocal board of directors is unaware of any matters, other than those set forth in the preceding sentence, that may properly come before the special meeting.
Stockholders Entitled to Vote
      The close of business on June 29, 2005 has been fixed by Unocal’s board as the record date for the determination of those holders of Unocal common stock who are entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting.
      At the close of business on the record date, there were 272,295,814 shares of Unocal common stock outstanding and entitled to vote, held by approximately 18,269 holders of record. A list of the stockholders of record entitled to vote at the special meeting will be available for examination by Unocal stockholders for any purpose germane to the meeting. The list will be available at the meeting and for ten days prior to the meeting during ordinary business hours by contacting Unocal’s Corporate Secretary at 2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245.
Quorum and Required Vote
      Each holder of record of shares of Unocal common stock as of the record date is entitled to cast one vote per share at the special meeting on each proposal. The presence, in person or by proxy, of the holders of one-third of the issued and outstanding shares of Unocal common stock entitled to vote at the special meeting constitutes a quorum for the transaction of business at the special meeting. The affirmative vote of at least a majority of the shares of Unocal common stock outstanding as of the record date is required to approve and adopt the merger agreement.
      As of the record date for the special meeting, directors and executive officers of Unocal and their affiliates beneficially owned an aggregate of 1,489,389 shares of Unocal common stock entitled to vote at the special meeting. These shares represent less than one percent of the Unocal common stock outstanding and entitled to vote as of the record date. Although these individuals are not party to any voting agreements with Unocal or Chevron and do not have any obligations to vote in favor of the merger, they have indicated their intention to vote their outstanding shares of Unocal common stock in favor of the merger.
      As of June 22, 2005, Chevron and its directors, executive officers and their affiliates owned less than one percent of the outstanding shares of Unocal common stock. Chevron expects that its board of directors will take the required steps to exempt any dispositions of Unocal common stock or acquisitions of Chevron common stock by these persons in connection with the merger from the SEC’s “short-swing profit” rules.
How Shares Will Be Voted at the Special Meeting
      All shares of Unocal common stock represented by properly executed proxies received before or at the special meeting, and not properly revoked, will be voted as specified in the proxies. Properly executed proxies that do not contain voting instructions will be voted FOR the adoption of the merger agreement and any adjournment of the special meeting.
      A properly executed proxy marked “Abstain” with respect to any proposal will be counted as present for purposes of determining whether there is a quorum at the special meeting. However, because adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares entitled to vote, an abstention will have the same effect as a vote AGAINST the merger.
      If you hold shares of Unocal common stock in street name through a bank, broker or other nominee holder, the nominee holder may only vote your shares in accordance with your instructions. If you do not give specific instructions to your nominee holder as to how you want your shares voted, your nominee will indicate that it does not have authority to vote on the proposal, which will result in what is called a “broker non-vote.” Broker non-votes will be counted for purposes of determining whether there is a quorum present at the special meeting, but because adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares entitled to vote, broker non-votes will have the same effect as a vote AGAINST the merger.
      If any other matters are properly brought before the special meeting, the proxies named in the proxy card will have discretion to vote the shares represented by duly executed proxies in their sole discretion.
      If you are a Unocal employee and hold shares of restricted Unocal common stock awarded under a Unocal incentive plan and do not submit voting instructions for those shares, they will be voted as recommended by Unocal’s board of directors.
How to Vote Your Shares
Registered Stockholders
      Registered stockholders may vote by one of the following methods:

•	By Mail. You may vote by signing, dating and returning your proxy card in the enclosed pre-addressed envelope;

•	By Telephone. You may vote by telephone (from U.S., Puerto Rico and Canada only) using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on the day before the special meeting, which is currently scheduled for August 10, 2005;

•	By Internet. You may vote electronically on the Internet, using the web site listed on the proxy card. Please have your proxy card in hand when you log onto the web site. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on the day before the special meeting, which is currently scheduled for August 10, 2005; or

•	In Person. You may vote in person at the special meeting.

Street-name Stockholders
      If your shares are held by a broker, bank or other nominee, you must follow the instructions on the form you receive from your broker, bank or other nominee in order for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the special meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the special meeting to vote your shares.
      Based on the instructions provided by the broker, bank or other holder of record of their shares, street-name stockholders may generally vote by one of the following methods:

•	By Mail. You may vote by signing, dating and returning your proxy card in the enclosed pre-addressed envelope;

•	By Methods Listed on Proxy Card. Please refer to your voting card or other information forwarded by your bank, broker or other holder of record to determine whether you may vote by telephone or electronically on the Internet, following the instructions on the card or other information provided by the record holder; or

•	In Person With a Proxy from the Record Holder. A street-name stockholder who wishes to vote at the meeting will need to obtain a legal proxy from his or her bank or brokerage firm. Please consult the voting form sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote in person at the annual meeting.
How to Change Your Vote
      If you are a registered stockholder, you may revoke your proxy at any time before the shares are voted at the special meeting by:

•	sending a written notice to the Corporate Secretary of Unocal, 2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245, by the close of business on the day before the special meeting, which is currently scheduled for August 10, 2005, indicating you are revoking your earlier proxy;

•	completing, signing and timely submitting a new proxy card to the addressee indicated on the pre-addressed envelope enclosed with your initial proxy card by the close of business on the day before the special meeting, which is currently scheduled for August 10, 2005. The latest dated and signed proxy actually received by such addressee before the special meeting will be counted, and any earlier proxies will be considered revoked; or

•	attending the special meeting and voting in person.
      If you vote your shares by telephone or via the Internet, you may revoke your prior telephone or Internet vote by:

•	subsequently recording a different vote by telephone or Internet;

•	signing and returning a proxy card after your last telephone or Internet vote; or

•	attending the special meeting and voting in person.
      Merely attending the meeting without voting will not revoke any prior votes or proxies.
      If you are a street-name stockholder and you vote by proxy, you may later revoke your proxy instructions by informing the holder of record in accordance with that entity’s procedures.
Confidential Voting
      Unocal’s board of directors has adopted a policy of confidentiality for stockholder votes to encourage stockholder participation in corporate governance. Unocal retains independent third parties to receive and tabulate stockholder votes. The manner in which any stockholder votes on any particular issue shall, subject to federal or state law requirements, be strictly confidential.
      Unocal’s board of directors considers that some registered stockholders may want Unocal to know how they have voted and Unocal, where possible, may wish to inquire as to how stockholders have voted. If you want Unocal to have access to your proxy card, you may check the box marked “OPEN BALLOT” on the proxy card and your proxy will be made available to Unocal. Your vote will remain confidential if you do not check the “OPEN BALLOT” box.
Solicitation of Proxies
      In addition to solicitation by mail, directors, officers and employees of Unocal may solicit proxies for the special meeting from Unocal stockholders personally or by telephone and other electronic means without compensation other than reimbursement for their actual expenses.
      Chevron will pay the expenses incurred in connection with the filing, printing and mailing of this document. Unocal has also made arrangements with MacKenzie Partners, Inc., New York, New York to assist Unocal in soliciting proxies for the special meeting and has agreed to pay MacKenzie Partners a fee not expected to exceed $25,000, plus reasonable out-of-pocket expenses, for these services. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares of Unocal stock held of record by those persons.
Special Meeting Admission
      If you wish to attend the special meeting in person, you must present either an admission ticket or appropriate proof of ownership of Unocal stock, as well as a form of personal identification. If you are a registered stockholder and plan to attend the meeting in person, please mark the attendance box on your proxy card and bring the tear-off admission ticket with you to the meeting. If you are a beneficial owner of Unocal common stock that is held by a bank, broker or other nominee, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership.
      No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the meeting.
Voting and Elections by Participants in the Unocal Plans
      Participants in the Unocal Savings Plan, Molycorp, Inc. 401(k) Retirement Savings Plan or the Pure Resources 401(k) and Matching Plan (which we collectively refer to in the proxy statement as the Unocal Plans) will be able to direct how they want the shares of Unocal common stock allocated to their accounts as of the record date to be voted and whether they want to elect cash consideration or share consideration to be allocated to their accounts in exchange for each share of Unocal common stock in their accounts as of the closing date. All voting instructions submitted by Unocal Plan participants are confidential and will not be disclosed to Unocal’s management. After the voting instructions with respect to the Unocal Plans are tabulated, the results will be given to an independent fiduciary (who has been specially retained in connection with the merger and is a fiduciary to the Unocal Plans) who will, following such instructions, to the extent not inconsistent with ERISA, direct the trustee as to how to vote on the adoption of the merger agreement and what form of merger consideration to elect. If you are a participant in the Unocal Plans and do not submit voting instructions for any shares held in Unocal common stock in such plans, the shares will be voted pro rata with the vote of Unocal Plan shares for which instructions are received. Your instructions on how to vote on the adoption of the merger agreement and to elect the merger consideration will be subject, in the case of all Unocal Plans, to the extent consistent with the applicable fiduciary’s duties under ERISA. If you are a participant in the Unocal Plans, please follow the instructions that you receive for voting and elections with respect to the shares allocated to your account, which will set forth in detail how elections will be made for Unocal common stock held in your account under the Unocal Plans in the event that you fail to properly provide any instructions as to how you want elections to be made with respect to shares of Unocal common stock allocated to your plan account.
      Participants in the Unocal Plans will be able to direct their shares to be voted at the special meeting in one of three ways: vote for adoption of the merger agreement, vote against adoption of the merger agreement or abstain from voting on adoption of the merger agreement. Please note that the independent fiduciary will take the following steps with respect to shares in a Unocal Plan account, subject to its fiduciary duties under ERISA:

•	If you fail to properly provide any instructions as to how you want the shares allocated to your plan account to be voted, your plan shares will be voted ratably for and against the adoption of the merger agreement, in the same proportion as for those plan shares for which specific directions have been received.

•	If you return a properly signed voting instruction form but do not specifically indicate how you want your shares to be voted on the adoption of the merger agreement, your plan shares will be voted FOR the adoption of the merger agreement.

•	If you indicate you wish to abstain, your shares will not be voted, which will have the same effect as a vote AGAINST the adoption of the merger agreement.
      You will be separately provided with an opportunity to elect whether, if the merger is completed, you wish to request $65.00 in cash, 1.03 shares of Chevron common stock, a mixture of $16.25 and 0.7725 of a share of Chevron common stock, or a combination of the foregoing as consideration for each Unocal share allocated to your account, subject to the proration procedures described in this joint proxy statement-prospectus and applicable to all Unocal stockholders. You will be provided with separate instructions on how to make such an election.
      Please note that, if participants in a Unocal Plan do not properly provide instructions as to the type of consideration they request for their plan shares, cash and stock will be elected for their plan shares ratably in the same proportion as for those plan shares for which properly completed elections were received.
      The Savings Plan Committee of each of the Unocal Plans intends to appoint an independent fiduciary under the Unocal Plans in connection with the vote of shares of Unocal common stock held under the Unocal Plans with respect to the adoption of the merger agreement and the election of cash or stock consideration.
      The independent fiduciary is required to conduct a due diligence review of the proposed merger. In addition, upon the receipt of the results of participant directions as to how the shares of Unocal common stock allocated to participant Unocal Plan accounts are to be voted and whether to receive cash consideration or stock consideration with respect to Unocal shares of stock allocated to participant accounts, the independent fiduciary shall, to the extent not inconsistent with ERISA, direct each of the trustees of the Unocal Plans to vote those shares for which participant instructions as to the vote are timely received in accordance with such participant direction, and to elect cash or share consideration with respect to shares for which participant instructions as to the election of merger consideration are timely received in accordance with those instructions.

COMPARISON OF STOCKHOLDER RIGHTS
      The rights of Unocal stockholders under Delaware law, the Unocal certificate of incorporation and the Unocal bylaws prior to the merger are substantially the same as the rights Chevron stockholders will have following the merger under Delaware law, the Chevron restated certificate of incorporation and the Chevron bylaws, with principal exceptions summarized in the chart below. Copies of the Unocal certificate of incorporation, the Unocal bylaws, the Chevron restated certificate of incorporation and the Chevron bylaws are incorporated by reference and will be sent to holders of shares of Unocal common stock upon request. See “Additional Information for Stockholders — Where You Can Find More Information” on page 82. The summary contained in the following chart is qualified by reference to Delaware law, the Unocal certificate of incorporation, the Unocal bylaws, the Chevron restated certificate of incorporation and the Chevron bylaws.

	Unocal Stockholder Rights	Chevron Stockholder Rights

Authorized Capital Stock	Unocal’s certificate of incorporation authorizes Unocal to issue 850,000,000 shares consisting of 750,000,000 shares of common stock and 100,000,000 shares of preferred stock.	Chevron’s certificate of incorporation authorizes Chevron to issue 4,100,000,000 shares consisting of 4,000,000,000 shares of common stock and 100,000,000 shares of preferred stock.

Unocal’s board of directors has the authority to issue one or more series of preferred stock, having terms designated by Unocal’s board. As of March 31, 2005, there were 271,654,896 shares of common stock and no shares of preferred stock outstanding.

Chevron’s board of directors has the authority to issue one or more series of preferred stock, having terms designated by Chevron’s board. As of March 31, 2005, there were 2,098,220,174 shares of common stock and no shares of preferred stock outstanding.

	Unocal’s common stock is listed on the New York Stock Exchange.	Chevron’s common stock is listed on the New York Stock Exchange and the Pacific Exchange.

Voting Rights	Each share of Unocal’s common stock entitles its holder to one vote on all matters on which stockholders are entitled to vote.	Each share of Chevron’s common stock entitles its holder to one vote on all matters on which stockholders are entitled to vote.

Conversion Rights	Unocal common stock is not subject to any conversion rights.	Chevron common stock is not subject to any conversion rights.

Stockholder Proposals
Unocal’s bylaws provide that any stockholder who intends to bring a matter before the stockholders’ meeting must deliver written notice of his or her intent to do so to Unocal’s secretary. For an annual meeting, the secretary must receive the notice no later than 90 days prior to the meeting, unless there has been an amendment to the bylaws since the last annual meeting changing the date of the annual meeting, in which case the notice must be delivered no later than 90 days prior to the meeting or the tenth day following the date of public disclosure of the new meeting date. See the subsection entitled “Nomination of Directors” below for more information.

Chevron’s bylaws do not contain advance notice provisions for stockholder proposals. Chevron’s restated certificate of incorporation, however, precludes taking action on any proposal at a stockholder meeting that is not included in the proxy statement for that meeting (unless this requirement is waived by the board of directors). In practice, this means that stockholder proposals must comply with the submission standards under federal proxy rules and must be submitted to Chevron consistent with the company’s deadline set forth in the proxy statement for the prior year’s annual meeting of stockholders.

	Unocal Stockholder Rights	Chevron Stockholder Rights

In any case, the business must be a proper matter for stockholder action and the notice must include:
• a brief description of each matter desired to be brought before the meeting;
• the name and address of the proposing stockholder (if the stockholder is a holder of record, they must be as in Unocal’s stock ownership records);
• the class and number of shares of Unocal that are beneficially owned by the stockholder presenting the proposed business (and if the stockholder is not a holder of record, proof of beneficial ownership);
• a description of any material interest of the proponent in the business being brought; and
• a statement as to whether the proponent intends to deliver a proxy statement and a form of proxy to a sufficient number of stockholders.

Nomination of Directors
Unocal’s bylaws provide that a Unocal stockholder may nominate one or more persons for election as directors at an annual or special meeting called for the election of directors, but only if the stockholder delivers written notice of his or her intent to make the nomination to Unocal’s secretary. The timing requirements for receiving the notice are similar to those for receiving notice of stockholder proposals described above.
The notice must include:
• such information concerning each nominee as would be required under SEC rules to be included in a proxy statement soliciting proxies for the election of the nominee as a director; and
• a written and signed consent of each nominee to serve as a Unocal director if elected.
In addition, if the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the

Chevron’s board of directors proposes a slate of nominees for director each year. Chevron’s Nominating and Governance Committee identifies, investigates and recommends prospective directors to the board. Stockholders may recommend a nominee by writing to the corporate secretary, specifying the nominee’s name and qualifications for board membership. All recommendations are brought to the attention of the Nominating and Governance Committee.

	Unocal Stockholder Rights	Chevron Stockholder Rights

nominees for director or specifying the size of the increased board of directors at least 100 days prior to the annual meeting, a stockholder’s notice will be deemed to be timely received, but only with respect to the nominees for any new positions created by such increase, if it is delivered on or prior to the tenth day following the date of public disclosure of the meeting date.
For a special meeting, nominations of persons to be elected to the board of directors by or at the direction of the board of directors or a nominating stockholder must be made by notice to the secretary no later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the date of public disclosure of the meeting date.

Advance Notice of Stockholder Meetings	Unocal’s bylaws provide that written notice of meetings shall be given to stockholders not less than 10 or more than 60 days prior to the meeting.	Chevron’s certificate of incorporation provides that written notice of meetings shall be given to stockholders not less than 30 days prior to the meeting, together with a proxy statement.

Calling Special Meetings of Stockholders
Unocal’s restated certificate of incorporation provides that a special meeting of stockholders can be called at any time by the board, or by a majority of the board, or by a committee of the board duly designated by the board as provided in a resolution of the board.

Chevron’s bylaws provide that a special meeting of stockholders may be called by the board or the chairman of the board, and shall be called by the chairman of the board or the secretary at the request in writing of at least one-third of the members of the board.

Quorum	Unocal’s bylaws provide that the holders of one-third of the outstanding shares of stock entitled to vote shall constitute a quorum for transacting business at a meeting of stockholders.	Chevron’s bylaws provide that a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for action at a meeting of stockholders.

Number of Directors
Unocal’s bylaws provide that the number of directors shall be 10 and the Unocal certificate of incorporation provides that any by-law amendment increasing or reducing the authorized number of directors must be adopted by the affirmative vote of not less than 75% of the directors. Unocal’s board currently consists of 10 directors.

Chevron’s bylaws provide that the number of directors will be determined by resolution of the board approved by at least a majority of the directors then in office. Chevron’s board currently consists of 12 directors.

	Unocal Stockholder Rights	Chevron Stockholder Rights

Classification of Board of Directors
Unocal’s restated certificate of incorporation and bylaws provide that Unocal’s board of directors is to be divided into three classes, with the classes having an equal or near equal number of directors and the directors of each class entitled to serve for three-year terms.
Unocal’s board of directors currently has three outstanding classes, two composed of three members and one composed of four members.
Chevron does not have a classified board. Chevron’s bylaws require that all directors be elected at each annual meeting of stockholders for a term of one year.

Removal of Directors
Neither Unocal’s bylaws nor its restated certificate of incorporation contains any express provisions with respect to the removal of directors; however, Delaware law provides that directors of a corporation with a classified board may only be removed for cause.
Chevron stockholders may remove directors with or without cause by the affirmative vote of the majority of stockholders entitled to vote in the election of directors.

Filling of Board Vacancies
Unocal’s bylaws provide that any vacancy occurring on the board of directors may be filled by a majority of the remaining directors or by a sole remaining director, each such director to hold office until a successor is elected at an annual or special meeting of the stockholders.

Chevron’s bylaws provide that any vacancy occurring on the board of directors may be filled by a majority of the directors then in office, each such director to hold office until a successor is elected at an annual or special meeting of the stockholders.

Action by Written Consent	Unocal’s restated certificate of incorporation provides that no action of stockholders may be taken by written consent without a meeting.
Chevron’s restated certificate of incorporation provides that action which may be taken at an annual or special meeting and which requires the approval of at least a majority of

• the voting power of the securities present at the meeting and entitled to vote on the action, or
• the shares of common stock present at the meeting,
may not be taken except by vote at a meeting.

	Unocal Stockholder Rights	Chevron Stockholder Rights

Amendment of Certificate of Incorporation
The affirmative vote of at least 75% of the voting power of Unocal’s outstanding voting stock is required to amend various provisions of the Unocal restated certificate of incorporation, including provisions relating to
• the adoption, amendment or repeal of bylaws,
• the classified board,
• business combinations,
• actions by stockholders by written consent without a meeting,
• the call of special meetings, and
• amendments to the restated certificate of incorporation.

The affirmative vote of at least two-thirds of the voting power of Chevron’s outstanding voting stock is required to amend various provisions of the Chevron restated certificate of incorporation, including provisions relating to
• prior notice of stockholders’ meetings, and
• the fairness committee.

Amendment of Bylaws
Unocal’s bylaws may be amended by a vote of 75% of the outstanding stock entitled to vote or by the board of directors. However, any bylaw amendment by the board of directors regarding an increase or decrease to the number of directors or regarding the amendment of bylaws requires a resolution adopted by at least 75% of the directors.

Chevron’s bylaws may be amended by the affirmative vote of the holders of a majority of the outstanding shares of common stock, or by a resolution of the board approved by at least a majority of the directors then in office. However, special restrictions apply to the amendment of the bylaw provisions governing change in control benefit protection.

Stockholder Rights Plan
Unocal’s stockholder rights plan grants stockholders one preferred stock purchase right for each share of common stock held. Ten business days after a public announcement that a person has acquired beneficial ownership of 15% or more of Unocal’s common stock or the commencement of a tender offer that, if successful, would result in such an acquisition, each purchase right will become exercisable and entitle its holder to purchase from Unocal that number of shares of Unocal’s common stock having a market value equal to twice the $180 exercise price of the right.
However, Unocal’s stockholder rights plan has been amended so that it will not apply to the merger.
Chevron does not currently have a stockholder rights plan.

	Unocal Stockholder Rights	Chevron Stockholder Rights

Certain Business Combinations
Unocal’s restated certificate of incorporation requires the affirmative vote of not less than 75% of the outstanding shares of Unocal’s voting stock to approve any of the following:
• mergers or consolidations with a “related corporation” (as described below);
• a sale or exchange of all or a substantial part of Unocal’s assets to or with a related corporation; or
• the issuance or delivery of Unocal stock or other Unocal securities in exchange for any properties or assets of or securities issued by a related corporation, or in a merger of any affiliate of Unocal with or into a related corporation or its affiliates.
For this purpose, a “related corporation” means any corporation that owns, together with its affiliates, more than 10% of the voting power of Unocal’s outstanding voting stock. The above 75% stockholder voting requirement does not apply:
• if the transaction was approved by 75% of the directors prior to the related corporation’s acquisition of more than 10% of the total voting power of Unocal’s outstanding voting stock, or
• to any transaction between Unocal and any corporation of which Unocal owns more than 50% or more of the voting stock.

Chevron’s restated certificate of incorporation provides that a fairness committee of the board of directors will be established during any period of the existence of a 10% stockholder. The fairness committee will consist of all directors serving at the time any such stockholder becomes a 10% stockholder. The fairness committee will look into the fairness to the corporation and its stockholders of transactions the committee deems “extraordinary,” which may include mergers or liquidations, transactions with major stockholders, major asset sales or recapitalizations. The fairness committee may require that the corporation’s stockholders ratify such an extraordinary transaction by the affirmative vote of two- thirds of the shares of outstanding common stock or a majority of the outstanding shares of common stock, excluding shares held by the 10% stockholder.

DESCRIPTION OF CHEVRON CAPITAL STOCK
      The following describes the material terms of the capital stock of Chevron. This description is qualified in its entirety by reference to the restated certificate of incorporation and bylaws of Chevron which are incorporated herein by reference into this proxy statement/prospectus. See “Additional Information for Stockholders — Where You Can Find More Information” on page 82 for more information about the documents incorporated by reference into this proxy statement/prospectus.
      The authorized capital stock of Chevron currently consists of four billion shares of common stock, par value $0.75 per share, and one hundred million shares of preferred stock, par value $1.00 per share. As of March 31, 2005, there were 2,098,220,174 shares of Chevron common stock outstanding.
Chevron Common Stock
      The holders of Chevron common stock are entitled to receive such dividends or distributions as are lawfully declared on Chevron common stock, to have notice of any authorized meeting of stockholders, and to one vote for each share of Chevron common stock on all matters which are properly submitted to a vote of Chevron stockholders. As a Delaware corporation, Chevron is subject to statutory limitations on the declaration and payment of dividends. In the event of a liquidation, dissolution or winding up of Chevron, holders of Chevron common stock have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of creditors, including holders of Chevron’s indebtedness, all liabilities and the aggregate liquidation preferences of any outstanding shares of Chevron preferred stock. The holders of Chevron common stock have no conversion, redemption, preemptive or cumulative voting rights. All outstanding shares of Chevron common stock are, and the shares of Chevron common stock to be issued in the merger will be, validly issued, fully paid and non-assessable. At June 17, 2005, there were approximately 225,000 holders of Chevron common stock.
Chevron Preferred Stock
      Chevron’s restated certificate of incorporation expressly authorizes the board of directors to issue preferred stock in one or more series, to establish the number of shares in any series and to set the designation and preferences of any series and the powers, rights, qualifications, limitations or restrictions on each series of preferred stock.
Note on Delaware Law Change regarding Uncertificated Shares
      On August 1, 2005, Delaware law will change to permit corporations incorporated in Delaware to issue stock only in book entry, or uncertificated, form. This law change will allow companies to eliminate the physical handling and safekeeping responsibilities associated with owning transferable stock certificates and also the need to return a duly executed stock certificate to transfer the stock represented by the physical certificates. Chevron currently expects that it will avail itself of the new law when it goes into effect. Therefore, if Chevron changes to book-entry only shares and the merger occurs after this change is made, then shares issued to former Unocal stockholders pursuant to the merger will be in book-entry form only and no stock certificates representing those shares will be issued. Instead, the exchange agent will send a confirmation of the number of shares of Chevron common stock held by each holder in book-entry form.
      Mellon Investor Services will continue to act as the registrar and transfer agent for Chevron common stock after the merger. After the merger, holders will be able to transfer shares of Chevron common stock held in book-entry form by mailing to Mellon Investor Services a transfer and assignment form, which Mellon Investor Services will provide to holders at no charge upon written request.

LEGAL MATTERS
      The validity of the Chevron common stock to be issued to Unocal stockholders pursuant to the merger will be passed upon by Pillsbury Winthrop Shaw Pittman LLP, San Francisco, California.
EXPERTS
      The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this proxy statement/ prospectus by reference to the Annual Reports on Form 10-K of Chevron Corporation and of Unocal Corporation (except, in the case of Unocal Corporation, for Items 6, 7 and 8, which are superseded by Unocal’s Current Report on Form 8-K dated May 26, 2005), each for the year ended December 31, 2004, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
STOCKHOLDER PROPOSALS
      Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholders may present proper proposals for inclusion in a company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the company in a timely manner.
      Unocal will hold an annual meeting in the year 2006 only if the merger has not already been completed. Proposals submitted for inclusion in Unocal’s proxy statement for the 2006 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act must be received by the Corporate Secretary at 2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245, on or before December 12, 2005. Under Unocal’s bylaws, stockholder proposals for consideration at the 2006 annual meeting, but not for inclusion in the proxy statement, must be received by the Corporate Secretary no later than February 21, 2006. If Unocal’s bylaws are amended to change the date of the 2006 annual meeting, the deadline for submitting such proposals shall be the later of 90 days before the meeting date or the 10th day following the day on which public announcement of the meeting date is first made. Notice of such proposals must also comply with the provisions of Section 7 of Article III of Unocal’s bylaws.

ADDITIONAL INFORMATION FOR STOCKHOLDERS
Where You Can Find More Information
      Chevron and Unocal file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.
      Chevron filed a registration statement on Form S-4 to register with the SEC the Chevron common stock to be issued to Unocal stockholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Chevron in addition to being a proxy statement of Unocal for the special meeting of Unocal stockholders. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.
Documents Incorporated by Reference
      The SEC allows us to “incorporate by reference” information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information in, or incorporated by reference in, this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.
Chevron SEC Filings (File No. 1-368-2)

1.	Annual Report on Form 10-K for the year ended December 31, 2004.

2.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

3.	Current Reports on Form 8-K filed April 4, April 7, April 28 and May 10, 2005.

4.	The description of Chevron’s common stock contained in Chevron’s Current Reports on Form 8-K dated November 1, 2001 and November 19, 2002.
Unocal SEC Filings (File No. 1-8483)

1.	Annual Report on Form 10-K for the year ended December 31, 2004, except for Items 6, 7 and 8, which are superseded by the Current Report on Form 8-K dated May 26, 2005.

2.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

3.	Current Reports on Form 8-K filed on March 31, April 4, April 7, May 10, May 24, May 26, June 9, June 10, June 23 and June 24, 2005.

4.	The description of Unocal’s common stock, $1.00 par value per share, excluding that of the associated Preferred Stock Purchase Rights, set forth under the caption “Description of the Common Stock,” included in the prospectus dated September 25, 1998, of Union Oil Company of California and Unocal (File Nos. 333-58415 and 333-58415-01).

5.	Rights Agreement, dated as of January 5, 2000, between Unocal and Mellon Investor Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4 to Unocal’s Current Report on Form 8-K dated January 5, 2000, File No. 1-8483), as amended by (1) Amendment to Rights Agreement, dated as of March 27, 2002 (incorporated by reference to Exhibit 10 to Unocal’s Current Report on Form 8-K dated March 27, 2002, File No. 1-8483); (2) Amendment No. 2 to

Rights Agreement, dated as of August 2, 2002 (incorporated by reference to Exhibit 10 to Unocal’s Current Report on Form 8-K dated August 2, 2002, File No. 1-8483); (3) Amendment No. 3 to Rights Agreement, dated as of April 1, 2003 (incorporated by reference to Exhibit 10.1 to Unocal’s Current Report on Form 10-Q for the quarter ended March 31, 2003, File No. 1-8483) and (4) Amendment No. 4 to Rights Agreement, dated as of April 4, 2005 (incorporated by reference to Exhibit 4.2 to Unocal’s Form 8-A/A for Registration of Certain Classes of Securities Pursuant to Section 12(b) dated April 7, 2005, File No. 1-8483).

      We are also incorporating by reference all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the Unocal stockholder meeting.
      Chevron has supplied all information contained or incorporated by reference into this proxy statement/prospectus relating to Chevron, and Unocal has supplied all such information relating to Unocal.
      If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this proxy statement/prospectus. You may obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate party at the following address:

Unocal Corporation	Chevron Corporation
Unocal Stockholder Services 2141 Rosecrans Avenue, Suite 4000 El Segundo, CA 90245 (800) 252-2233	Chevron Comptroller’s Department 6001 Bollinger Canyon Road — A3201 San Ramon, CA 94583-2324 (925) 842-1000
      If you would like to request documents from us, please do so by August 5, 2005, to receive them before the meeting.
      You can also get more information by visiting Chevron’s web site at www.Chevron.com and Unocal’s web site at www.Unocal.com. Web site materials are not part of this proxy statement/prospectus.
      You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus to vote on the proposals described in this document. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated June 29, 2005. You should not assume that the information contained in the proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of Chevron common stock in the merger shall create any implication to the contrary.

ANNEX A
AGREEMENT AND PLAN OF MERGER
dated as of
April 4, 2005
among
UNOCAL CORPORATION,
CHEVRONTEXACO CORPORATION
and
BLUE MERGER SUB INC.

Page

Section 10.8	Enforcement; Jurisdiction	A-42
Section 10.9	Waiver of Jury Trial	A-42
Section 10.10	Counterparts; Effectiveness	A-42
Section 10.11	Entire Agreement	A-42
Section 10.12	Captions	A-42
Section 10.13	Severability	A-42
EXHIBITS

Exhibit A — Form of Certificate of Incorporation of Merger Subsidiary
Exhibit B — Form of Affiliate’s Rule 145 Letter

DEFINED TERMS

Section

2005 Pro Rata Bonus	6.5(e)
2006 Pro Rata Bonus	6.5(e)
Acquisition Proposal	7.9(b)
Affected Employees	6.5(b)
Affected Retirees	6.5(b)
Affiliate Agreement	7.8(a)
Agreement	Preamble
Anti-Discrimination Laws	3.16(j)
Antitrust Laws	7.1(b)(ii)
Available Cash Election Amount	1.4(a)(ii)
Book-Entry Shares	2.1(a)
Cancelled Shares	1.4(d)
Cash Election	1.4(a)(ii)
Cash Election Amount	1.4(a)(ii)
Cash Election Share	1.4(a)(ii)
Cash Fraction	1.4(a)(ii)
CERCLA	3.19(b)
Certificate	1.4(b)
Change in Control	6.5(a)
Change in the Company Recommendation	5.2(a)
Closing	1.1(d)
Closing Date	1.1(d)
Code	Recitals
Commission	1.7(c)
Common Shares Trust	2.2(b)
Company	Preamble
Company 10-K	3.7(a)
Company Award	1.7(b)
Company Award Plans	1.7(b)
Company Balance Sheet	3.8
Company Balance Sheet Date	3.8
Company Benefit Plans	3.16(a)
Company By-laws	3.1
Company Capital Stock	3.5
Company Charter	3.1
Company Commission Documents	3.7(a)
Company Common Stock	3.5
Company Disclosure Schedules	Article 3
Company Intellectual Property	3.23(a)
Company Material Adverse Effect	3.1
Company Material Contracts	3.22
Company Pension Plan	3.16(e)
Company Phantom Stock Option	1.7(a)
Company Preferred Stock	3.5

Section

Company Proxy Statement	3.9(a)
Company Recommendation	5.2(f)
Company Rights	3.5
Company Rights Agreement	3.5
Company Securities	3.5
Company Stock Option	1.7(a)
Company Stock Option Plans	1.7(a)
Company Stockholder Approval	3.2(a)
Company Stockholder Meeting	5.2(f)
Company Subsidiary Securities	3.6(b)
Confidentiality Agreement	7.3
DGCL	1.1(a)
Dissenting Share	1.6
EC Merger Regulation	3.3
Effective Time	1.1(b)
Electing Stockholder	2.1(a)
Election Deadline	1.5(b)
Election Form	1.5(a)
Election Form Record Date	1.5(a)
End Date	9.1(b)(i)
Environmental Laws	3.19(b)
ERISA	3.16(a)
ERISA Affiliate	3.16(d)
Excess Shares	2.2(a)
Exchange Act	3.3
Exchange Agent	2.1(a)
Exchange Ratio	1.4(a)(iii)
Financial Advisor	3.25
Foreign Company Benefit Plan	3.16(a)
Form S-4	4.8(a)
GAAP	3.8
Hazardous Substance	3.19(b)
HSR Act	3.3
Hydrocarbon Contract	3.21(a)
Hydrocarbons	3.21(a)
Indemnitees	6.2(a)
Intellectual Property	3.23(a)
Knowledge	3.10(e)
Lien	3.4
Mailing Date	1.5(a)
Merger	1.1(a)
Merger Consideration	1.4(a)
Merger Subsidiary	Preamble
Mixed Consideration Election Share	1.4(a)(i)
Mixed Election	1.4(a)(i)
Mixed Election Stock Exchange Ratio	1.4(a)(i)

Section

No Election Shares	1.5(b)
NYSE	2.2(a)
Parent	Preamble
Parent 10-K	4.6(a)
Parent Balance Sheet	4.7
Parent Balance Sheet Date	4.7
Parent Commission Documents	4.6(a)
Parent Common Stock	4.5
Parent Disclosure Schedules	Article IV
Parent Material Adverse Effect	4.1
Parent Securities	4.5
Per Share Cash Amount	1.4(a)(i)
Per Share Cash Election Consideration	1.4(a)(ii)
Per Share Mixed Consideration	1.4(a)(i)
Person	2.1(c)
RCRA	3.19(b)
Release	3.19(b)
RFG Patents	3.23(a)
Sarbanes-Oxley Act	3.10(a)
Securities Act	3.3
Significant Subsidiaries	3.6(a)
Stock Award Exchange Ratio	1.7(a)
Stock Consideration	1.4(a)(iii)
Stock Election	1.4(a)(iii)
Stock Election Share	1.4(a)(iii)
Subsidiary	3.6(a)
Substantial Detriment	7.1(c)
Superior Proposal	7.9(b)
Surviving Corporation	1.1(a)
Tax Returns	3.15
Taxes	3.15

AGREEMENT AND PLAN OF MERGER
      THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of April 4, 2005 by and among UNOCAL CORPORATION, a Delaware corporation (the “Company”), CHEVRONTEXACO CORPORATION, a Delaware corporation (“Parent”), and BLUE MERGER SUB INC., a newly formed Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Subsidiary”).
W I T N E S S E T H:
      WHEREAS, the respective Boards of Directors of Parent, Merger Subsidiary and the Company have each approved this Agreement and the transactions contemplated hereby, including the merger of the Company with and into Merger Subsidiary (the “Merger”), upon the terms and subject to the conditions set forth herein;
      WHEREAS, the Board of Directors of the Company deems it advisable and in the best interest of the Company and its stockholders that the Company enter into the Merger to advance the strategic business interests of the Company by putting under common ownership, and permitting the coordination of activities conducted by, Company subsidiaries and subsidiaries of Parent, and otherwise participating in growth opportunities of Parent, its subsidiaries and affiliates; and
      WHEREAS, for United States federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”);
      NOW, THEREFORE, in consideration of the promises and the respective representations, warranties, covenants, and agreements set forth herein, the parties hereto agree as follows:
ARTICLE I
The Merger
      Section 1.1     The Merger.
      (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), the Company shall be merged (the “Merger”) with and into Merger Subsidiary in accordance with the requirements of the General Corporation Law of the State of Delaware (the “DGCL”), whereupon the separate existence of the Company shall cease, and Merger Subsidiary shall be the surviving corporation in the Merger (the “Surviving Corporation”).
      (b) On the Closing Date, immediately after the Closing, the Company will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as Parent and the Company may agree and is specified in the certificate of merger (the “Effective Time”).
      (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under the DGCL.
      (d) The closing of the Merger (the “Closing”) shall take place (i) at the offices of Pillsbury Winthrop Shaw Pittman LLP, 50 Fremont Street, San Francisco, California, as soon as practicable on the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this Agreement, or (ii) at such other place and time as the Company and Parent may agree in writing (the “Closing Date”).

      Section 1.2     Certificate of Incorporation and By-Laws of the Surviving Corporation.
      (a) At the Effective Time, the certificate of incorporation of the Surviving Corporation, shall be the certificate of incorporation of Merger Subsidiary as set forth in Exhibit A, except for Article FIRST thereof which shall be amended to read as follows: “The name of this corporation is Unocal Corporation.”
      (b) The by-laws of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended or changed as provided therein or by the DGCL.
      Section 1.3     Directors and Officers of the Surviving Corporation. The directors of Merger Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation, and the officers of Merger Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.
      Section 1.4     Effect on Capital Stock.
      (a) At the Effective Time, subject to the other provisions of Articles 1 and 2, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock owned by Parent, Merger Subsidiary or the Company or any of their respective wholly-owned subsidiaries and except for any Dissenting Shares), together with the Company Rights attached thereto or associated therewith, shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and shall thereafter represent the right to receive the following consideration (collectively, the “Merger Consideration”):

(i) Each share of Company Common Stock with respect to which an election to receive a combination of stock and cash (a “Mixed Election”) has been effectively made and not revoked or lost pursuant to Section 2.1 (each, a “Mixed Consideration Election Share”) and each No Election Share (as that term is defined in Section 1.5(b) hereof) shall be converted into the right to receive the combination (which combination shall hereinafter be referred to as the “Per Share Mixed Consideration”) of (x) $16.25 in cash (the “Per Share Cash Amount”) and (y) 0.7725 of a share of validly issued, fully paid and non-assessable shares of Parent Common Stock (the “Mixed Election Stock Exchange Ratio”), subject to adjustment in accordance with Section 1.4(c);

(ii) Each share of Company Common Stock with respect to which an election to receive cash (a “Cash Election”) has been effectively made and not revoked or lost pursuant to Section 2.1 (each, a “Cash Election Share”) shall be converted (provided that the Available Cash Election Amount (as defined below) equals or exceeds the Cash Election Amount (as defined below)) into the right to receive $65.00 in cash without interest (the “Per Share Cash Election Consideration”); if, however, (A) the product of the number of Cash Election Shares and the Per Share Cash Election Consideration (such product being the “Cash Election Amount”) exceeds (B) the difference between (x) the product of the Per Share Cash Amount and the total number of shares of Company Common Stock (other than the Cancelled Shares) issued and outstanding immediately prior to the Effective Time minus (y) the product of the number of Mixed Consideration Election Shares (provided that No Election Shares shall be deemed to be Mixed Consideration Election Shares for purposes of this Section 1.4(a)(ii)) and the Per Share Cash Amount (such difference being the “Available Cash Election Amount”), then each Cash Election Share shall be converted into a right to receive (1) an amount of cash (without interest) equal to the product of (p) the Per Share Cash Election Consideration and (q) a fraction, the numerator of which shall be the Available Cash Election Amount and the denominator of which shall be the Cash Election Amount (such fraction being the “Cash Fraction”) and (2) a number of validly issued, fully paid and non-assessable shares of Parent Common Stock equal to the product of (r) the Exchange Ratio and (s) one (1) minus the Cash Fraction;

(iii) Each share of Company Common Stock with respect to which an election to receive stock consideration (a “Stock Election”) is properly made and not revoked or lost pursuant to Section 2.1

(each, a “Stock Election Share”) shall be converted (provided that the Cash Election Amount equals or exceeds the Available Cash Election Amount), into the right to receive 1.03 shares (the “Exchange Ratio”) of validly issued, fully paid and non-assessable shares of Parent Common Stock, subject to adjustment in accordance with Section 1.4(c) (together with any cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 2.2, the “Stock Consideration”); provided however, if the Available Cash Election Amount exceeds the Cash Election Amount, then each Stock Election Share shall be converted into the right to receive (1) an amount of cash (without interest) equal to the amount of such excess divided by the number of Stock Election Shares and (2) a number of validly issued, fully paid and non-assessable shares of Parent Common stock equal to the product of (x) the Exchange Ratio and (y) a fraction, the numerator of which shall be the Per Share Cash Election Consideration minus the amount calculated in clause (1) of this paragraph and the denominator of which shall be the Per Share Cash Election Consideration.

      (b) From and after the Effective Time, all of the shares of Company Common Stock, and associated Company Rights, converted into the Merger Consideration pursuant to this Article 1 shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (each a “Certificate”) previously representing any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive (i) the Merger Consideration, (ii) any dividends and other distributions in accordance with Section 2.1(f), and (iii) any cash to be paid in lieu of any fractional share of Parent Common Stock in accordance with Section 2.2.
      (c) If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Parent or the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration, the Per Share Cash Amount, the Mixed Election Stock Exchange Ratio, the Exchange Ratio and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide the holders of shares of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.
      (d) At the Effective Time, (1) all shares of Company Common Stock that are owned by Parent, Merger Subsidiary or the Company (the “Cancelled Shares”) shall be cancelled and retired and shall cease to exist and no stock of Parent, cash or other consideration shall be delivered in exchange therefor and (2) each share of Company Common Stock held by any direct or indirect wholly-owned Subsidiary of Parent (other than Merger Subsidiary) or the Company, in each case, immediately prior to the Effective Time, shall be converted into the right to receive the Per Share Stock Consideration. The Per Share Stock Consideration paid pursuant to this Section 1.4(d) shall not be subject to, and will not be deemed to be Stock Election Shares or otherwise taken into account in calculating, adjustments under the proviso to Section 1.4(a)(iii). For the avoidance of doubt, this Section 1.4(d) shall not apply to shares of Company Common Stock held in trust or otherwise set aside from shares held in the Company’s treasury pursuant to a Company Benefit Plan (as such term is defined in Section 3.16) other than a Company Stock Option Plan or a Company Award Plan.
      (e) Each issued and outstanding share of common stock, par value $0.01 per share of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall remain outstanding as one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.
      Section 1.5     Election Procedures.
      (a) An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates theretofore representing shares of Company Common Stock shall pass, only upon proper delivery of such Certificates to the Exchange Agent) in such form as Parent shall specify and as shall be reasonably acceptable to the Company (the “Election Form”) shall be mailed together with the Proxy Statement or at such other time as the Company and Parent may agree (the “Mailing Date”) to each holder of record of Company Common Stock as of the close of business on the record date for notice of the Company Stockholder Meeting (the “Election Form Record Date”).

      (b) Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions), other than any holder of Dissenting Shares, to specify (i) the number of shares of such holder’s Company Common Stock with respect to which such holder elects to receive the Per Share Mixed Consideration, (ii) the number of shares of such holder’s Company Common Stock with respect to which such holder elects to receive the Per Share Stock Consideration, (iii) the number of shares of such holder’s Company Common Stock with respect to which such holder elects to receive the Per Share Cash Consideration, or (iv) that such holder makes no election with respect to such holder’s Company Common Stock (“No Election Shares”). Any Company Common Stock with respect to which the Exchange Agent has not received an effective, properly completed Election Form on or before 5:00 p.m., New York time, on the twentieth (20th) day following the Mailing Date (or such other time and date as the Company and Parent shall agree) (the “Election Deadline”) (other than any shares of Company Common Stock that constitute Dissenting Shares as of such time) shall also be deemed to be No Election Shares.
      (c) Parent shall make available one or more Election Forms as may reasonably be requested from time to time by all Persons who become holders (or beneficial owners) of Company Common Stock between the Election Form Record Date and the close of business on the Business Day prior to the Election Deadline, and the Company shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.
      (d) Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and, if required by Parent or the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate) representing all shares of Company Common Stock covered by such Election Form, together with duly executed transmittal materials included in the Election Form. Any Election Form may be revoked or changed by the Person submitting such Election Form, by written notice received by the Exchange Agent prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of Company Common Stock represented by such Election Form shall become No Election Shares and Parent shall cause the Certificates representing such shares of Company Common Stock to be promptly returned without charge to the Person submitting the Election Form upon written request to that effect from the holder who submitted the Election Form, except to the extent (if any) a subsequent election is properly made with respect to any or all of such shares of Company Common Stock. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. None of Parent, Company or the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.
      Section 1.6     Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, with respect to each share of Company Common Stock as to which the holder thereof shall have properly complied with the provisions of section 262 of the DGCL as to appraisal rights (each, a “Dissenting Share”), if any, such holder shall be entitled to payment, solely from the Surviving Corporation, of the appraisal value of the Dissenting Shares to the extent permitted by and in accordance with the provisions of section 262 of the DGCL; provided, however, that (i) if any holder of Dissenting Shares, under the circumstances permitted by and in accordance with the DGCL, affirmatively withdraws his demand for appraisal of such Dissenting Shares, (ii) if any holder of Dissenting Shares fails to establish his entitlement to appraisal rights as provided in the DGCL or (iii) if any holder of Dissenting Shares takes or fails to take any action the consequence of which is that such holder is not entitled to payment for his shares under the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Company Common Stock and such shares of Company Common Stock shall thereupon cease to constitute Dissenting Shares and if such forfeiture shall occur following the Election Deadline, each such share of Company Common Stock shall thereafter be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without interest thereon, the Per Share Stock Consideration; provided that Parent shall be entitled to convert each such share into the right to receive the Per Share Cash Consideration or a combination of the Per Share Cash Consideration and Per Share Stock Consideration if (x) Parent shall have received an opinion from McDermott Will & Emery LLP and (y) the Company shall have received an opinion from Wachtell, Lipton, Rosen & Katz, in each case, to the effect that the Merger will not fail to satisfy the continuity of interest requirement under Section 368 of the Code as a result thereof. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not settle, make any payments with respect to, or offer to settle, any claim with respect to Dissenting Shares without the written consent of Parent.
      Section 1.7     Stock Options and Equity Awards.
      (a) The Board of Directors of the Company shall take such action as is necessary so that at the Effective Time, each outstanding option to purchase shares of Company Common Stock (a “Company Stock Option”) and each phantom option to receive cash measured by an increase in value of Company Common Stock over a specified base or exercise price (a “Company Phantom Stock Option”) granted under the Company’s plans or agreements identified in Section 3.16(a) of the Company Disclosure Schedules as being, to the Company’s knowledge, the only employee benefit plans or agreements (including nonemployee director plans) as to which shares of Company Common Stock may be issued upon exercise of an option (collectively the “Company Stock Option Plans”), whether or not vested, shall cease to represent a right to acquire shares of Company Common Stock or a Company Phantom Stock Option with respect to Company Common Stock, and shall thereafter constitute an option to acquire or to be a phantom option with respect to, as the case may be, on the same terms and conditions as were applicable under such Company Stock Option or Company Phantom Stock Option, as applicable, pursuant to the relevant Company Stock Option Plan under which it was issued and the agreement evidencing the grant thereof prior to the Effective Time, including any provisions for acceleration (as such terms and conditions have been interpreted and applied by the Company in accordance with its past practice), the number (rounded down to the nearest whole number) of shares of Parent Common Stock determined by multiplying (x) the number of shares of Company Common Stock subject to such Company Stock Option or Company Phantom Stock Option immediately prior to the Effective Time by (y) the Stock Award Exchange Ratio. The exercise price or base price per share of Parent Common Stock subject to any such Company Stock Option or Company Phantom Stock Option at and after the Effective Time shall be an amount (rounded up to the nearest one hundredth of a cent) equal to (A) the exercise price or base price per share of Company Common Stock subject to such Company Stock Option or Company Phantom Stock Option prior to the Effective Time divided by (B) the Stock Award Exchange Ratio. In addition, prior to the Effective Time, the Company shall make any amendments to the terms of such Company Stock Option Plans that are necessary to give effect to the transactions contemplated by this Section 1.7. For purposes of this Section 1.7, the “Stock Award Exchange Ratio” shall mean the sum of (i) the Mixed Election Stock Exchange Ratio plus (ii) the fraction resulting from dividing the Per Share Cash Amount by the closing price per share of the Parent Common Stock on the NYSE on the last trading day immediately preceding the Closing Date.
      (b) At the Effective Time each right, award or account, contingent or accrued, to receive shares of Company Common Stock or benefits measured in whole or in part by the value of a number of shares of Company Common Stock, and each award of any kind consisting of shares of Company Common Stock, outstanding as of the Effective Time other than a Company Stock Option or a Company Phantom Stock Option (a “Company Award”) granted under any employee incentive or benefit plan, program or agreement or nonemployee director plan maintained by the Company or any Subsidiary on or prior to the date hereof that provides for grants of equity-based awards or equity-based accounts and which are identified on Schedule 3.16 (collectively the “Company Award Plans”) whether or not vested, shall cease to represent a right, award or account with respect Company Common Stock and shall thereafter constitute a right, award or account, on the same terms and conditions as were applicable under such Company Award pursuant to the relevant Company Award Plan under which it was issued and the agreement, including any provisions for acceleration (as such terms and conditions have been interpreted and applied by the Company in accordance with its past practice), with respect to the number (rounded to the nearest whole number) of shares of Parent Common

Stock determined by multiplying (x) the number of shares of Company Common Stock subject to such Company Award immediately prior to the Effective Time by (y) the Stock Award Exchange Ratio, provided that in the case of any performance shares outstanding as of the Effective Time, such performance shares shall be paid at the Effective Time at 100% of target, except that the 2005 performance share awards shall be paid at the Effective Time at between 100% and 150% of target, as determined in good faith by the Company’s Management Development and Compensation Committee pursuant to the terms of the plan and the underlying award agreement. The other terms and conditions of each Company Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms and conditions, including any provisions for acceleration (as such terms and conditions have been interpreted and applied by the Company in accordance with its past practice). The Company represents and warrants that to the Company’s knowledge there are as of the date hereof no Company Awards or Company Stock Options other than those reflected in Schedule 3.5.
      (c) (i) Parent shall take all corporate action necessary to assume as of the Effective Time the Company’s obligations under the Company Stock Options and Company Awards and reserve for issuance a sufficient number of shares of Parent Common Stock for delivery pursuant to the terms set forth in this Section 1.7. (ii) As soon as practicable after the Effective Time and in any event no later than five days after the Effective Time, Parent shall file with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act with respect to the Parent Common Stock subject to options and other equity-based awards described in this Section 1.7 and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or “blue sky” laws, for so long as such options or other equity-based awards remain outstanding.
      Section 1.8     Shares Held by Company Affiliates. Anything to the contrary herein notwithstanding, no shares of Parent Common Stock (or certificates therefor) shall be issued in exchange for any Certificate to any “affiliate” of the Company (identified pursuant to Section 7.8) until such Person shall have delivered to Parent duly executed letters as contemplated by Section 7.8. Such Persons shall be subject to the restrictions described in such letters, and such shares (or certificates therefor) shall bear a legend describing such restrictions.
ARTICLE II
Exchange of Certificates
      Section 2.1     Surrender and Payment.
      (a) Prior to the Effective Time, Parent shall appoint Mellon Investor Services LLC or such other exchange agent reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of exchanging Certificates representing shares of Company Common Stock and non-certificated shares represented by book entry (“Book-Entry Shares”) for the Merger Consideration. Parent will make available to the Exchange Agent, as needed, the Merger Consideration to be delivered in respect of the shares of Company Common Stock. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of record of shares of Company Common Stock as of the Effective Time (other than any holder which has previously and properly surrendered all of its Certificates(s) to the Exchange Agent in accordance with Section 1.5 (each, an “Electing Stockholder”)), a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) in such form as the Company and Parent may reasonably agree, for use in effecting delivery of shares of Company Common Stock to the Exchange Agent. Exchange of any Book-Entry Shares shall be effected in accordance with Parent’s customary procedures with respect to securities represented by book entry.
      (b) Each holder of shares of Company Common Stock that have been converted into a right to receive the Merger Consideration, upon (i) with respect to any Electing Stockholder, completion of the calculations required by Section 1.4(a) or (ii) with respect to any holder that is not an Electing Stockholder, surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, will be entitled to receive (A) one or more shares of Parent Common Stock (which shall be in non-certificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the whole number of shares of Parent Common Stock, if any, that such holder has the right to receive pursuant to Section 1.4 and (B) a check in the amount equal to the cash portion of the Merger Consideration, if any, that such holder has the right to receive pursuant to Section 1.4 and this Article 2, including cash payable in lieu of fractional shares pursuant to Section 2.2 and dividends and other distributions pursuant to Section 2.1(f). No interest shall be paid or accrued on any Merger Consideration, cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.
      (c) If any portion of the Merger Consideration is to be registered in the name of a Person other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition to the registration thereof that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery of the Merger Consideration shall pay to the Exchange Agent any transfer or other similar Taxes required as a result of such registration in the name of a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable. For purposes of this Agreement, “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.
      (d) After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, Certificates are presented to the Exchange Agent, the Surviving Corporation or the Parent, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 2.
      (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.1(a) that remains unclaimed by the holders of shares of Company Common Stock one year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged his shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.1 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration in respect of such holder’s shares. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property laws. Any Merger Consideration remaining unclaimed by holders of shares of Company Common Stock three years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.
      (f) No dividends or other distributions with respect to shares of Parent Common Stock issued in the Merger shall be paid to the holder of any unsurrendered Certificates or Book-Entry Shares until such Certificates or Book-Entry Shares are surrendered as provided in this Section 2.1. Following such surrender, there shall be paid, without interest, to the record holder of the shares of Parent Common Stock issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of such shares of Parent Common Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of shares of Parent Common Stock, all shares of Parent Common Stock to be issued pursuant to the Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.
      (g) Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to Section 2.1 to pay for Shares for which appraisal rights shall have been perfected shall be returned to Parent, upon demand.

      Section 2.2     Fractional Shares.
      (a) No fractional shares of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of shares of Company Common Stock otherwise entitled to a fractional share of Parent Common Stock will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 2.2, a cash payment in lieu of such fractional shares of Parent Common Stock representing such holder’s proportionate interest, if any, in the proceeds from the sale by the Exchange Agent in one or more transactions of shares of Parent Common Stock equal to the excess of (x) the aggregate number of shares of Parent Common Stock to be delivered to the Exchange Agent by Parent pursuant to Section 2.1(a) over (y) the aggregate number of whole shares of Parent Common Stock to be distributed to the holders of Certificates pursuant to Section 2.1(b) (such excess being herein called the “Excess Shares”). The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to Parent that would otherwise be caused by the issuance of fractional shares. As soon as practicable after the Effective Time, the Exchange Agent, as agent for the holders of the Certificates representing shares of Company Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange (“NYSE”) in the manner provided in the following paragraph.
      (b) The sale of the Excess Shares by the Exchange Agent, as agent for the holders that would otherwise receive fractional shares, shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The compensation payable to the Exchange Agent and the expenses incurred by the Exchange Agent, in each case, in connection with such sale or sales of the Excess Shares, and all related commissions, transfer taxes and other out-of-pocket transaction costs, will be paid by the Surviving Corporation out of its own funds and will not be paid directly or indirectly by Parent. Until the proceeds of such sale or sales have been distributed to the holders of shares of Company Common Stock, the Exchange Agent shall hold such proceeds in trust for the holders of shares of Company Common Stock (the “Common Shares Trust”). The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of shares of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of shares of Company Common Stock would otherwise be entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of shares of Company Common Stock would otherwise be entitled.
      (c) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of shares of Company Common Stock in lieu of any fractional shares of Parent Common Stock, the Exchange Agent shall make available such amounts to such holders of shares of Company Common Stock without interest, subject to and in accordance with Section 2.1.
      Section 2.3     Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate as contemplated by this Article 2.
      Section 2.4     Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to Articles 1 and 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so deducted or withheld by the Surviving Corporation or Parent, as the case may be, and paid over to the applicable governmental entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

ARTICLE III
Representations and Warranties of the Company
      The Company represents and warrants to Parent that, except as disclosed in the Company Commission Documents (as hereinafter defined) filed or furnished prior to the date hereof or in the correspondingly numbered section of the disclosure schedules delivered by the Company to Parent simultaneously with the execution of this Agreement (the “Company Disclosure Schedules”) (it being agreed that disclosure of any item in any section of the Company Disclosure Schedules shall be deemed disclosure with respect to any other section of this Agreement to which the relevance of such item is reasonably apparent):
      Section 3.1     Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental franchises, licenses, permits, authorizations, consents and approvals required to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect (as defined below). The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities or the ownership or leasing of its properties make such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement, “Company Material Adverse Effect” means a material adverse effect on the financial condition, business, liabilities, assets or continuing results of operations of the Company and its Subsidiaries, taken as a whole, except to the extent resulting from (x) any changes in general United States or global economic conditions, or (y) any changes affecting the oil and gas industry in general (including changes to commodity prices). The Company has heretofore made available to Parent true and complete copies of the Certificate of Incorporation of the Company, as amended to the date of this Agreement (as so amended, the “Company Charter”), and the By-laws of the Company, as amended to the date of this Agreement (as so amended, the “Company By-laws”).
      Section 3.2     Corporate Authorization.
      (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and, except for any required approval by the Company’s stockholders (the “Company Stockholder Approval”) in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. The affirmative vote of holders of a majority of the outstanding shares of Company Common Stock in favor of the approval and adoption of this Agreement and the Merger is the only vote of the holders of any of the Company’s capital stock necessary in connection with consummation of the Merger. Assuming due authorization, execution and delivery of this Agreement by Parent and Merger Subsidiary this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, and to general equity principles.
      (b) The Company’s Board of Directors, at a meeting duly called and held on or prior to the date hereof, has (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are fair to and in the best interests of the Company’s stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby (including the Merger), and (iii) resolved (subject to Section 5.2) to recommend the approval and adoption of this Agreement and the Merger by its stockholders.
      Section 3.3     Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with the DGCL, (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (c) compliance with any applicable requirements of Council Regulation (EC) No. 139/2004 of 20 January 2004 on the control of concentrations between undertakings (published in the Official Journal of the European

Union on January 29, 2004 at L 24/1) (the “EC Merger Regulation”), (d) compliance with any applicable requirements of laws, rules and regulations in other foreign jurisdictions governing antitrust or merger control matters, (e) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (f) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”); (g) the appropriate filings and approvals under the rules of the NYSE; and (h) other actions or filings which if not taken or made would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.
      Section 3.4     Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not, assuming compliance with the matters referred to in Sections 3.2 and 3.3, (a) contravene or conflict with the Company Charter or the Company By-Laws or the organizational documents of any Company Subsidiary, (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its Subsidiaries, (c) constitute a default (or an event which with notice or the passage of time would become a default) under or give rise to a material right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any material benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries, or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, or losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement, “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset other than any such mortgage, lien, pledge, charge, security interest or encumbrance (i) for Taxes (as defined in Section 3.15) not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Parent Balance Sheet or the Company Balance Sheet, as the case may be) or (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like lien arising in the ordinary course of business.
      Section 3.5     Capitalization. The authorized capital stock of the Company consists of 750,000,000 shares of common stock, par value $1.00 per share (the “Company Common Stock”) and 100,000,000 shares of preferred stock, par value $0.10 per share (the “Company Preferred Stock”, and together with the Company Common Stock, the “Company Capital Stock”). As of March 31, 2005, there were outstanding (i) 271,654,896 shares of Company Common Stock, (ii) no shares of Series B Junior Participating Preferred Stock (all of which are reserved for issuance in accordance with the Rights Agreement (as amended, the “Company Rights Agreement”) dated as of January 5, 2000, as amended, between the Company and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as Rights Agent, pursuant to which the Company has issued rights to purchase Series B Junior Participating Preferred Stock (“Company Rights”)) and no other shares of capital stock or other voting securities of the Company were then outstanding. All outstanding shares of Company Capital Stock have been duly authorized, validly issued, and are fully paid and nonassessable. As of March 31, 2005, there were outstanding (A) Company Awards (other than shares of restricted stock or other awards included in the number of shares of Company Common Stock outstanding set forth above) with respect to 983,963 shares of Company Common Stock and (B) Company Stock Options to purchase 6,278,458 shares of Company Common Stock. Except as set forth in this Section 3.5 and except for changes since the close of business on March 31, 2005 resulting from the exercise of employee stock options outstanding on such date, or the payment or redemption of other stock-based awards outstanding on such date or other securities issued as permitted by Section 5.1, there are outstanding (a) no shares of capital stock or other voting securities of the Company, (b) no Company Awards and (c) except for the Company Rights, (1) no options, warrants or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (2) no preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of the Company, obligating the Company to issue, transfer or sell any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in the foregoing subclauses (a), (b) and (c) being referred to collectively as “Company Securities”). Except as required by the terms of any Company Stock Options or Company Awards as permitted by Section 5.1(e), there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.
      Section 3.6     Subsidiaries.
      (a) Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement, the term “Subsidiary” when used with respect to any Person means any other Person, whether incorporated or unincorporated, of which (i) more than fifty percent of the voting securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. All “significant subsidiaries,” as such term is defined in Section 1-02 of Regulation S-X under the Exchange Act of the Company and all entities listed on Exhibit 21 to the Company 10-K (collectively, “Significant Subsidiaries”) and their respective jurisdictions of incorporation are identified in Section 3.6(a) of the Company Disclosure Schedules.
      (b) Except for directors’ qualifying shares, all of the outstanding capital stock of, or other ownership interests in, each Significant Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any material Lien and free of any other material limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of the Company or any of its Significant Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Significant Subsidiary of the Company or (ii) options, warrants or other rights to acquire from the Company or any of its Significant Subsidiaries any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Significant Subsidiary of the Company, and no preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of any Significant Subsidiary of the Company, obligating the Company or any of its Significant Subsidiaries to issue, transfer or sell, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Significant Subsidiary of the Company or obligating the Company or any Significant Subsidiary of the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in the foregoing subclauses 3.6(b)(i) and (ii) being referred to collectively as “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Company Subsidiary Securities. No Subsidiary of the Company is, or since January 1, 2003 has been, subject to any requirement to file periodic reports under the Exchange Act.

      Section 3.7     Commission Filings.
      (a) The Company has made available to Parent (i) its annual reports on Form 10-K for its fiscal years ended December 31, 2003 and 2004, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended after December 31, 2004, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since December 31, 2003, and (iv) all of its other reports, statements, schedules and registration statements filed with the Commission since December 31, 2003 (the documents referred to in this Section 3.7(a) being referred to collectively as the “Company Commission Documents”). The Company’s annual report on Form 10-K for its fiscal year ended December 31, 2004 is referred to herein as the “Company 10-K.”
      (b) As of its filing date, each Company Commission Document complied as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder.
      (c) As of its filing date, each Company Commission Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
      (d) Each registration statement, as amended or supplemented, if applicable, filed by the Company since January 1, 2003 pursuant to the Securities Act as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
      (e) The Company has timely filed with or furnished to the Commission all forms, reports, schedules, registration statements, proxy statements and other documents required to be filed with or furnished to the Commission by the Company since January 1, 2003.
      Section 3.8     Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including any related notes and schedules) included in its annual reports on Form 10-K and the quarterly reports on Form 10-Q referred to in Section 3.7 present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and their cash flows for the periods then ended (subject to normal year-end adjustments and the absence of notes in the case of any unaudited interim financial statements), in each case in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as may be indicated in the notes thereto). For purposes of this Agreement, “Company Balance Sheet” means the consolidated balance sheet of the Company as of December 31, 2004 set forth in the Company 10-K and “Company Balance Sheet Date” means December 31, 2004.
      Section 3.9     Disclosure Documents.
      (a) Neither the proxy statement of the Company (the “Company Proxy Statement”) to be filed with the Commission in connection with the Merger, nor any amendment or supplement thereto, will, at the date the Company Proxy Statement or any such amendment or supplement is first mailed to stockholders of the Company or at the time such stockholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Proxy Statement, including all amendments or supplements thereto, will, when filed, comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, no representation or warranty is made by the Company in this Section 3.9 with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Subsidiary for inclusion or incorporation by reference in the Company Proxy Statement.
      (b) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Form S-4 (as defined in Section 4.8(a)) or any amendment or supplement thereto will, at the time the Form S-4 or any such amendment or supplement becomes effective under the Securities Act or at the Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be included in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
      Section 3.10     Controls and Procedures.
      (a) Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and former principal financial officer of the Company, as applicable) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder and under the Exchange Act (collectively, the “Sarbanes-Oxley Act”) with respect to Company Commission Documents, and the Company has delivered to Parent a summary of any disclosure made by management to the Company’s auditors and audit committee since January 1, 2003 referred to in such certifications. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.
      (b) The Company has (i) designed and maintained disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports it files or furnishes under the Exchange Act is communicated to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure, (ii) disclosed, based on its most recent evaluation, to its auditors and the audit committee of its Board of Directors (A) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which could adversely affect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting and (iii) identified for the Company’s auditors any material weaknesses in internal controls. The Company has provided to Parent true and correct copies of any of the foregoing disclosures to the auditors or audit committee that have been made in writing from January 1, 2003 through the date hereof, and will promptly provide to Parent true and correct copies of any such disclosure that is made after the date hereof.
      (c) The Company has designed and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance (i) that transactions are executed in accordance with management’s general or specific authorizations and recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and (ii) regarding prevention or timely detection of any unauthorized acquisition, use or disposition of assets that could have a material effect on the Company’s financial statements. The Company’s management, with the participation of the Company’s principal executive and financial officers, has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2004, and such assessment concluded that such internal controls were effective using the framework specified in the Company 10-K.
      (d) No personal loan or other extension of credit by the Company or any Subsidiary to any of its or their executive officers or directors has been made or modified (other than as permitted by Section 13 of the Exchange Act and Section 402 of the Sarbanes-Oxley Act) since July 31, 2002.
      (e) Since January 1, 2003, (i) neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received any written complaint, allegation, assertion, or claim that the Company or any of its Subsidiaries has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of U.S. federal or state securities laws, a material breach of fiduciary duty or similar material violation by the Company, any of its Subsidiaries or any of their respective officers, director, employees or agents to any officer of the Company, the Board of Directors of the Company or any member or committee thereof. For purposes of this Agreement, “knowledge” of any Person means the actual knowledge of any officer (as such term is defined in Rule 16a-1(f) under the Exchange Act) of such Person.
      Section 3.11     Absence of Certain Changes. From the Company Balance Sheet Date to the date hereof, the Company and its Subsidiaries have conducted their business in the ordinary course of business, consistent with past practice, and there has not been:

(a) any event, occurrence, change or development of a state of circumstances or facts which, individually or in the aggregate, has had, or would be reasonably likely to have, a Company Material Adverse Effect;

(b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company (other than the Company’s regular quarterly cash dividend and dividends or distributions by any direct or indirect wholly-owned Subsidiary to the Company or any wholly-owned Subsidiary of the Company, and except for dividends or distributions by other Subsidiaries of the Company for which the portion of such dividends or distributions not payable to a direct or indirect wholly-owned Subsidiary of the Company did not exceed $10,000,000 in value in the aggregate for all such dividends and distributions), or any repurchase, redemption or other acquisition by the Company or any of its wholly-owned Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Significant Subsidiaries (other than (i) any such repurchases prior to the date hereof pursuant to the Company’s publicly announced stock buyback program or, after the date hereof, as permitted under Section 5.1(e) or pursuant to the terms of Company Stock Options and Company Awards, in each case subject to Section 7.4), and (ii) any such transaction solely among the Company and its wholly-owned Subsidiaries or solely among the Company’s wholly-owned Subsidiaries;

(c) any amendment of any material term of any outstanding security of the Company or any of its Significant Subsidiaries (other than wholly-owned Subsidiaries);

(d) to the knowledge of the Company’s Management Committee, any transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries taken as a whole, other than transactions, commitments, contracts, agreements or settlements (including without limitation settlements of litigation and tax proceedings) in the ordinary course of business consistent with past practice, those expressly permitted by this Agreement, or as agreed to in writing by Parent;

(e) any change in any method of financial accounting or financial accounting practice (other than any change for tax purposes) by the Company or any of its Subsidiaries, except for any such change which is not material or which is required by reason of a concurrent change in GAAP or applicable law;

(f) any (i) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries, other than in accordance with existing plans and policies, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, other than in accordance with existing plans and policies, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in (or amendments to the terms of) compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries, other than increases made in the ordinary course of business with respect to employees other than executives; or

(g) any (i) Tax election made or changed, (ii) Tax audit settled, or (iii) amended Tax Return filed, in each case, that is reasonably likely to result in an increase to a Tax liability, which increase is material to the Company and its Subsidiaries, taken as a whole.

      Section 3.12     No Default. Neither the Company nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) its certificate of incorporation, by-laws or the comparable charter or organizational documents, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which the Company or any of its Subsidiaries is now a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound or (iii) any permit, license, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not reasonably be expected to result in a Company Material Adverse Effect.
      Section 3.13     No Undisclosed Material Liabilities. As of the date hereof, there are no material liabilities of the Company or any Subsidiary of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

(a) liabilities disclosed or provided for in the Company Balance Sheet or in the notes thereto;

(b) liabilities incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practice and which, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect;

(c) liabilities disclosed in the Company Commission Documents filed prior to the date of this Agreement;

(d) liabilities or obligations that have been discharged or paid in full in the ordinary course of business; and

(e) liabilities under this Agreement.
      Section 3.14     Litigation. There is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors before any court or arbitrator or any governmental body, agency or official except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.
      Section 3.15     Taxes. Except as set forth in the Company Balance Sheet (including the notes thereto) and except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, (i) all Company Tax Returns required to be filed with any taxing authority by, or with respect to, the Company and its Subsidiaries have been filed in accordance with all applicable laws; (ii) the Company and its Subsidiaries have timely paid all Taxes shown as due and payable on the Company Tax Returns that have been so filed, and, as of the time of filing, the Company Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of the Company and its Subsidiaries (other than, in the case of clause (i) or clause (ii) hereof, with respect to Taxes and Tax Returns for which the position has been taken in good faith and for which adequate reserves are reflected on the Company Balance Sheet, as adjusted for operations in the ordinary course of business since the date of the Company Balance Sheet); (iii) the Company and its Subsidiaries have made provision for all Taxes payable by the Company and its Subsidiaries for which no Company Tax Return has yet been filed; (iv) the charges, accruals and reserves for Taxes with respect to the Company and its Subsidiaries reflected on the Company Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to the Company or any of its Subsidiaries in respect of any Tax where there is a reasonable possibility of an adverse determination; (vi) to the best of the Company’s knowledge and belief, neither the Company nor any of its Subsidiaries is liable for any Tax imposed on any entity other than such Person, except as the result of the application of Treas. Reg. section 1.1502-6 (and any comparable provision of the tax laws of any state, local or foreign jurisdiction) to the affiliated group of which the Company or any of its Subsidiaries is or was the common parent; and (vii) neither the Company nor any Company Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the

Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement. For purposes of this Agreement, “Taxes” shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, production, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any federal, state, local or foreign governmental entity and any interest, penalties, or additions to tax attributable thereto. For purposes of this Agreement, “Tax Returns” shall mean any return, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.
      Section 3.16     Employee Benefit Plans; Employment.
      (a) The Company has provided Parent with a list (set forth in Section 3.16(a) of the Company Disclosure Schedules) identifying each material “employee benefit plan”, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), each material employment, consulting, severance, change in control or similar contract, plan, funding arrangement or policy applicable to any director, former director, employee or former employee of the Company or any Company Subsidiary, and each material plan, funding vehicle or arrangement (written or oral), providing for compensation, bonuses, profit-sharing, stock option or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, death benefits, disability benefits, workers’ compensation, supplemental unemployment benefits, severance benefits, change in control benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or its subsidiaries) and covers any employee or director or former employee or director of the Company or any of its Subsidiaries; provided, however, that such list need not include any Company Benefit Plan that constitutes a Foreign Company Benefit Plan (as defined below). The material plans, agreements or arrangements of the Company and its Subsidiaries referred to in the first sentence of this paragraph (a) (excluding any such plan that is a “multiemployer plan,” as defined in section 3(37) of ERISA, but including Foreign Company Benefit Plans) are referred to collectively herein as the “Company Benefit Plans.” “Foreign Company Benefit Plan” means any Company Benefit Plan primarily maintained for the benefit of employees and former employees in jurisdictions other than the United States. To the extent practicable, the Company shall provide and deliver to Parent a list of Foreign Company Benefit Plans as soon as practicable following the date hereof.
      (b) The Company has made available to Parent true, complete and correct copies of (i) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plan, a description thereof) and any amendments thereto, (ii) the most recent annual report on Form 5500 and Schedule B thereto (including any related actuarial valuation report) filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required), and (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required.
      (c) Each Company Benefit Plan has been established and maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including, but not limited to, the extent applicable, ERISA and the Code) which are applicable to such Plan.
      (d) (i) Neither the Company nor any other entity which is a member of a controlled group of entities (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) of which the Company is a member (each, an “ERISA Affiliate”) has incurred a material liability under Title IV of ERISA or Section 412 of the Code that has not been satisfied in full, and no reasonably foreseeable condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability; and (ii) all material insurance premiums with respect to Company Benefit Plans, including premiums to the Pension Benefit Guaranty Corporation, have been paid when due.

      (e) All “employee pension benefit plans” (as defined in Section 3(2) of ERISA) that are Company Benefit Plans (“Company Pension Plan”) intended to be qualified under Section 401(a) of the Code have been the subject of “GUST II” determination letters from the Internal Revenue Service to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code. No Company Benefit Plan is a “multiemployer plan,” as defined in Section 3(37) of ERISA.
      (f) Other than (i) any provision that delays the effective date of such amendment or termination or (ii) any benefit under a Company Benefit Plan disclosed on Section 3.16(g) of the Company Disclosure Schedules that arises solely as a result of the transactions contemplated by this Agreement or (iii) any employment agreement to which the Company or any of its Subsidiaries is a party, each Company Benefit Plan that is an “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) (including any such plan covering retirees or other former employees) may be freely amended or terminated by the Company, any ERISA Affiliate or any successor thereto on or at any time after the Effective Time.
      (g) Set forth on Section 3.16(g) of the Company Disclosure Schedules is, based on the assumptions set forth therein, (i) a good faith estimate of a reasonable amount subject to Section 280G of the Code, including any tax gross-up, that could be paid to each of the 65 most-highly compensated employees of the Company and its Subsidiaries under all employment, severance and termination agreements, other compensation arrangements and Company Benefit Plans currently in effect as a result of the transactions contemplated by this Agreement, and (ii) the estimated cost to the Company and its Subsidiaries of making such payments, including any tax gross-ups with respect to such employees.
      (h) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee, consultant or officer of the Company or any its Subsidiaries to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or as required by applicable Law, or (B) accelerate the time of payment or vesting, increase the amount of compensation due any such employee, consultant or officer or trigger any other material obligation pursuant to any Company Benefit Plan, except as expressly provided in this Agreement. Section 3.16 of the Company Disclosure Schedules lists all the agreements, arrangements and other instruments which give rise to an obligation to make or set aside amounts payable to or on behalf of the officers of the Company and its Subsidiaries as a result of the transactions contemplated by this Agreement and/or any subsequent employment termination, true and complete copies of which have been previously provided to Parent.
      (i) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Subsidiaries relating to, or change in, employee participation or coverage under, or any adoption of, any Company Benefit Plan (other than a Foreign Company Benefit Plan) which would increase materially the expense of maintaining such Company Benefit Plan above the level of expense incurred in respect thereof for the 12 months ended on the Company Balance Sheet Date.
      (j) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the Company and its Subsidiaries are in material compliance with all collective bargaining agreements and all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor, occupational safety and health, and wages and hours, including Section 8 of the National Labor Relations Act and all civil rights and anti-discrimination laws, rules and regulations (collectively, “Anti-Discrimination Laws”). Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, no work stoppage, slowdown or labor strike against the Company or any of its Subsidiaries is pending or threatened, nor is the Company or any of its Subsidiaries involved in or threatened with material labor disputes, grievances or litigation relating to labor matters, including with respect to Anti-Discrimination Laws.
      (k) No Company Benefit Plan provides a gross-up for any Taxes which may be imposed for failure to comply with the requirements of section 409A of the Code.

      Section 3.17     Compliance with Laws. To the Company’s knowledge, neither the Company nor any of its Subsidiaries is in violation of, or, since January 1, 2002, has violated, any applicable provisions of any laws, statutes, ordinances or regulations except for any violations that, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect.
      Section 3.18     Certain Business Practices. To the knowledge of the Company’s Management Committee, since January 1, 2002, neither the Company nor any of its Subsidiaries nor any director, officer, employee or agent of the Company or any of its Subsidiaries has (a) used any funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity or (b) made any unlawful payment to any government official or employee or to any political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.
      Section 3.19     Environmental Matters.
      (a) Except as set forth in the Company Commission Documents filed prior to the date hereof and with such exceptions as, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect, (i) no notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, threatened by any Person against the Company or any of its Subsidiaries, and no penalty has been assessed against the Company or any of its Subsidiaries, in each case, with respect to any matters arising out of any Environmental Law; (ii) the Company and its Subsidiaries are in compliance with all Environmental Laws; (iii) there are no liabilities of the Company or any of its Subsidiaries arising out of any Environmental Law, whether accrued, contingent, absolute, or determined, and, to the knowledge of the Company, there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability; and (iv) there has been no material environmental investigation, study, audit, test, review or other analysis conducted since January 1, 2005 of which the Company has knowledge in relation to any current or prior business of the Company or any of its Subsidiaries or any property or facility now or previously owned, leased or operated by the Company or any of its Subsidiaries which has not been delivered to Parent prior to the date hereof.
      (b) For purposes of this Section 3.19, the term “Environmental Laws” means federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits, governmental agreements or governmental restrictions relating to relating to: (A) the protection, investigation or restoration of the environment or natural resources, (B) the handling, use, presence, disposal, Release or threatened Release of any Hazardous Substance or (C) noise, odor, indoor air, employee exposure, electromagnetic fields, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance. As used herein, the term “Hazardous Substance” means any “hazardous substance” and any “pollutant or contaminant” as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”); any “hazardous waste” as that term is defined in the Resource Conservation and Recovery Act (“RCRA”); and any “hazardous material” as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), as amended (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, orders, guidelines, directives, and publications issued pursuant to, or otherwise in implementation of, said Laws); and including, without limitation, any petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, lead paint, polychlorinated biphenyls (or PCBs), dioxins, dibenzofurans, heavy metals, radon gas, mold, mold spores, and mycotoxins. As used herein, the term “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, placing, discarding, abandonment, or disposing into the environment (including the placing, discarding or abandonment of any barrel, container or other receptacle containing any Hazardous Substance or other material).
      Section 3.20     Title to Properties. Except in each case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and each of its Subsidiaries has good title to, or valid leasehold or other ownership interests or rights in, all its material properties and assets except: (i) for such interest or rights as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business, and (ii) for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not interfere with its ability to conduct its business as currently conducted. As of the date of this Agreement, none of the properties and assets of the Company or any of its Subsidiaries are subject to any Liens that, in the aggregate, interfere with the ability of the Company and the Company Subsidiaries to conduct business as currently conducted to an extent that have had or would reasonably be expected to have a Company Material Adverse Effect.
      Section 3.21     Hydrocarbon Contracts.
      (a) Except in each case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (i) the Hydrocarbon Contracts are in full force and effect in accordance with their respective terms; (ii) all royalties, rentals and other payments due thereunder have been properly and timely paid; (iii) there are currently pending no written requests or demands for payments, adjustments of payments or performance pursuant thereto; (iv) none of the Company or any of its Subsidiaries is in breach of any of its obligations under any Hydrocarbon Contracts; and (v) to the knowledge of the Company, no other party to any Hydrocarbon Contract is in breach of any of its obligations thereunder. The term “Hydrocarbon Contract” means a material Hydrocarbon production sharing contract, lease or license, permit or other similar agreement or right permitting the Company or any of its Subsidiaries to explore for, develop, use, produce, sever, process, operate and occupy Hydrocarbon interests and associated fixtures or structures for a specified period of time. The term “Hydrocarbon Contract” also includes any farm-out or farm-in agreement, operating agreement, unit agreement, pooling or communitization agreement, declaration or order, joint venture, option or acquisition agreement, any oil and gas production, sales, marketing, transportation, exchange and processing contract and agreement, or any other contract affecting the ownership or operation of properties held for exploration or production of Hydrocarbons, or the disposition of the Hydrocarbons produced therefrom, in each case to which the Company or any of its Subsidiaries is a party. The term “Hydrocarbons” means any of oil, bitumen and products derived therefrom, synthetic crude oil, petroleum, natural gas, natural gas liquids, coal bed methane, and any and all other substances produced in association with any of the foregoing, whether liquid, solid or gaseous.
      (b) Except in each case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have filed with the applicable government authorities all applications and obtained all licenses, permits and other authorizations required for operations under the Hydrocarbon Contracts, and (ii) the Company and its Subsidiaries have complied with all rules and regulations of any applicable government authority with respect to operations under the Hydrocarbon Contracts.
      Section 3.22     Material Contracts. Except for this Agreement and except as set forth in the Company Commission Documents, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by any “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K of the Commission) (all contracts of the type described in this Section 3.22 being referred to herein as “Company Material Contracts”).
      Section 3.23     Intellectual Property.
      (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries possess the valid right to use, license and enforce all patents, trademarks, trade names, service marks, Internet domain names, copyrights, applications for any of the foregoing, computer software programs or applications, geophysical data, trade secrets, know-how, data and other proprietary rights (collectively, “Intellectual Property”) that are used in the conduct of the business of the Company and its Subsidiaries as currently conducted (collectively, the “Company Intellectual Property”); (ii) to the knowledge of the Company, the conduct of the business of the Company and its Subsidiaries and use of the Company Intellectual Property does not infringe upon or otherwise violate any Intellectual Property rights of any other Person; (iii) to the knowledge of the Company, no third party is challenging, infringing or otherwise violating any right of the Company and its Subsidiaries in the Company Intellectual Property; (iv) neither the Company nor any of its Subsidiaries has received written notice of any pending claim, order or proceeding with respect to any alleged or potential infringement or other violation of Intellectual Property rights of any other Person or with respect to any Company Intellectual Property; and (v) to the knowledge of the Company, no Company Intellectual Property is being used or enforced by the Company or any of its Subsidiaries in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any Company Intellectual Property; provided, however, that for purposes of this Section 3.23 only, Company Intellectual Property shall not include RFG Patents. For purposes of this Agreement, the term “RFG Patents” shall mean United States Patent Nos. 5,288,393; 5,593,567; 5,653,866; 5,837,126 and 6,030,521 and any reissues, divisionals, reexaminations, continuations or continuations-in-part or foreign counterparts of such United States Patents.
      (b) As of the date hereof, the Company and its Subsidiaries have not entered into any contractual arrangement that would limit Parent’s or the Company’s or their respective Subsidiaries’ freedom to license, cross-license or otherwise dispose of the RFG Patents, except for the nine (9) licensing agreements the Company or its Subsidiaries have heretofore entered into with motor gasoline refiners, blenders and importers under the RFG Patents, as identified in the Company 10-K.
      Section 3.24     Confidentiality and Other Agreements.
      (a) None of the confidentiality agreements or standstill agreements the Company has entered into with any third party (or any agent thereof) that is in effect on the date hereof contains any exclusivity or standstill provisions that are or will be binding on the Company, any of its Subsidiaries or, after the Effective Time, Parent or any of its Subsidiaries.
      (b) Neither the Company nor any of its Subsidiaries is a party to any agreement that would expressly and materially limit the ability of Parent or any Subsidiary of Parent, after the Effective Time, to compete in or conduct any line of business or compete with any Person or in any geographic area or during any period of time.
      Section 3.25     Brokers; Financial Advisors. No broker, investment banker, financial advisor or other Person, other than Morgan Stanley (the “Financial Advisor”) (the terms of the engagement having been heretofore provided to Parent), and the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger as a result of being engaged by the Company or any Subsidiary or affiliate of the Company.
      Section 3.26     Opinion of Financial Advisor. The Company has received the opinion of the Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the holders of the shares of Company Common Stock is fair to the Company’s stockholders from a financial point of view.
      Section 3.27     Takeover Statutes. The Board of Directors of the Company has taken the necessary action to render section 203 of the DGCL, any other potentially applicable antitakeover or similar statute or regulation and the provisions of Article SEVENTH of the Company Charter inapplicable to this Agreement and the transactions contemplated hereby.
      Section 3.28     Stockholder Rights Plan. The Board of Directors of the Company has resolved to, and the Company promptly after execution of this Agreement will, take all action necessary to render the rights issued pursuant to the terms of the Company Rights Agreement inapplicable to the Merger and this Agreement and the other transactions contemplated hereby.
ARTICLE IV
Representations and Warranties of Parent and Merger Subsidiary
      Parent and Merger Subsidiary represent and warrant to the Company that, except as disclosed in the Parent Commission Documents (as hereinafter defined) filed or furnished prior to the date hereof or in the correspondingly numbered section of the disclosure schedules delivered by Parent to the Company simultaneously with the execution of this Agreement (the “Parent Disclosure Schedules”) (it being agreed that disclosure of any item in any section of the Parent Disclosure Schedules shall be deemed disclosure with respect to any other section of this Agreement to which the relevance of such item is reasonably apparent):
      Section 4.1     Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate be reasonably likely to have a Parent Material Adverse Effect. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect. For purposes of this Agreement, the term “Parent Material Adverse Effect” means a material adverse effect on the financial condition, business, liabilities, assets or continuing results of operations of Parent and its Subsidiaries, taken as a whole, except to the extent resulting from (x) any changes in general United States or global economic conditions, or (y) any changes affecting the oil and gas industry in general (including changes to commodity prices). Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement. Parent has heretofore delivered to the Company true and complete copies of Parent’s and Merger Subsidiary’s certificate of incorporation and by-laws as currently in effect.
      Section 4.2     Corporate Authorization.
      (a) The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action. Assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The shares of Parent Common Stock issued pursuant to the Merger, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.
      (b) Parent’s Board of Directors, at a meeting duly called and held on or prior to the date hereof, has (i) determined that the transactions contemplated hereby (including the Merger) are fair to and in the best interests of Parent’s stockholders and (ii) approved the execution of this Agreement and the transactions contemplated hereby (including the Merger).
      Section 4.3     Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with the DGCL, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the EC Merger Regulation, (d) compliance with any applicable requirements of laws, rules and regulations in other foreign jurisdictions governing antitrust or merger control matters, (e) compliance with any applicable requirements of the Exchange Act, (f) compliance with any applicable requirements of the Securities Act, (g) the appropriate filings and approvals under the rules of the NYSE and (h) other actions or filings which if not taken or made would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect or prevent or materially delay Parent’s and Merger Subsidiary’s consummation of the Merger.
      Section 4.4     Non-Contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not, assuming compliance with the matters referred to in Sections 4.2 and 4.3, (a) contravene or conflict with the certificate of incorporation or by-laws of Parent or Merger Subsidiary, (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or any of its Subsidiaries, (c) constitute a default under or give rise to any material right of termination, cancellation or acceleration of any right or obligation of Parent or any of its Subsidiaries or to a loss of any material benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by Parent or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, or losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect. The approval of the stockholders of Parent is not required by applicable law or the rules of the NYSE to effect the transactions contemplated by this Agreement.
      Section 4.5     Capitalization. The authorized capital stock of Parent consists of 4,000,000,000 shares of common stock, par value $0.75 per share (“Parent Common Stock”), and 100,000,000 shares of preferred stock, par value $1.00 per share (of which 5,000,000 are designated Series A Participating Preferred Stock, and the remaining shares of such preferred stock are not subject to any designation). As of the close of business on December 31, 2004, there were outstanding 2,274,032,014 shares of Parent Common Stock, no shares of Series A Participating Preferred Stock, and no other shares of capital stock or other voting securities of Parent. All outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable. As of December 31, 2004, there were outstanding (i) options to purchase 54,352,000 shares of Parent Common Stock and (ii) other stock-based awards (other than shares of restricted stock or other equity based awards included in the number of shares of Parent Common Stock outstanding set forth above) with respect to 200,747 shares of Parent Common Stock. Except as set forth in this Section 4.5 and except for changes since the close of business on December 31, 2004 resulting from the exercise of employee stock options outstanding on such date or the payment or redemption of other stock-based awards outstanding on such date and except for the shares to be issued in connection with the Merger, there are outstanding (a) no shares of capital stock or other voting securities of Parent, and (b) except for securities issuable pursuant to employee benefit plans or arrangements, including options issued pursuant to Parent stock option plans and awards payable in Parent Common Stock, (i) no options, warrants or other rights to acquire from Parent any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent, and (ii) no preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements, or commitments of any character, relating to the capital stock of Parent, obligating Parent to issue, transfer or sell any capital stock, voting security or securities convertible into or exchangeable for capital stock or voting securities of Parent or obligating Parent to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in the foregoing subclauses (a) and (b) being referred to collectively as “Parent Securities”). Except as required by the terms of any employee or director options or other stock based awards, there are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities.
      Section 4.6     Commission Filings.
      (a) Parent has made available to the Company (i) its annual reports on Form 10-K for its fiscal years ended December 31, 2003 and 2004, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended after December 31, 2004, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of Parent held since December 31, 2003, and (iv) all of its other reports, statements, schedules and registration statements filed with the Commission since December 31, 2003 (the documents referred to in this Section 4.6(a) being referred to collectively as the “Parent Commission Documents”).
      Parent’s annual report on Form 10-K for its fiscal year ended December 31, 2004 is referred to herein as the “Parent 10-K.”
      (b) As of its filing date, each Parent Commission Document complied as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act.

      (c) As of its filing date, each Parent Commission Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
      (d) Each registration statement, as amended or supplemented, if applicable, filed by Parent since January 1, 2003 pursuant to the Securities Act as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
      (e) Parent has timely filed with or furnished to the Commission all forms, reports, schedules, registration statements, proxy statements and other documents required to be filed with or furnished to the Commission by Parent since January 1, 2003.
      Section 4.7     Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent (including any related notes and schedules) included in the annual reports on Form 10-K and the quarterly reports on Form 10-Q referred to in Section 4.6 present fairly, in all material respects, the consolidated financial position of Parent and its Subsidiaries as of the dates thereof and the consolidated results of their operations and their cash flows for the periods then ended (subject to normal year-end adjustments and the absence of notes in the case of any unaudited interim financial statements), in each case in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto). For purposes of this Agreement, “Parent Balance Sheet” means the consolidated balance sheet of Parent as of December 31, 2004 set forth in the Parent 10-K and “Parent Balance Sheet Date” means December 31, 2004.
      Section 4.8     Disclosure Documents.
      (a) The Registration Statement on Form S-4 of Parent (the “Form S-4”) to be filed under the Securities Act relating to the issuance of Parent Common Stock in the Merger, and any amendments or supplements thereto, will, when filed, subject to the last sentence of Section 4.8(b), comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.
      (b) Neither the Form S-4 nor any amendment or supplement thereto will at the time it becomes effective under the Securities Act or at the Effective Time contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent in this Section 4.8 with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Form S-4.
      (c) None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Company Proxy Statement or any amendment or supplement thereto will, at the date the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of Company or at the time such stockholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
      Section 4.9     Controls and Procedures.
      (a) Each of the principal executive officer and the principal financial officer of Parent (or each former principal executive officer and former principal financial officer of Parent, as applicable) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act with respect to Parent Commission Documents, and Parent has delivered to the Company a summary of any disclosure made by management to Parent’s auditors and audit committee since January 1, 2003 referred to in such certifications. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.
      (b) Parent has (i) designed and maintained disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information required to be disclosed by

Parent in the reports it files or furnishes under the Exchange Act is communicated to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure, (ii) disclosed, based on its most recent evaluation, to its auditors and the audit committee of its Board of Directors (A) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which could adversely affect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting and (iii) identified for Parent’s auditors any material weaknesses in internal controls. Parent has provided to the Company true and correct copies of any of the foregoing disclosures to the auditors or audit committee that have been made in writing from January 1, 2003 through the date hereof, and will promptly provide to the Company true and correct copies of any such disclosure that is made after the date hereof.
      (c) Parent has designed and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance (i) that transactions are executed in accordance with management’s general or specific authorizations and recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and (ii) regarding prevention or timely detection of any unauthorized acquisition, use or disposition of assets that could have a material effect on Parent’s financial statements. Parent’s management, with the participation of Parent’s principal executive and financial officers, has completed an assessment of the effectiveness of Parent’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2004, and such assessment concluded that such internal controls were effective using the framework specified in the Parent 10-K.
      (d) No personal loan or other extension of credit by Parent or any Subsidiary to any of its or their executive officers or directors has been made or modified (other than as permitted by Section 13 of the Exchange Act and Section 402 of the Sarbanes-Oxley Act) since July 31, 2002.
      (e) Since January 1, 2003, (i) neither Parent nor any of its Subsidiaries nor, to Parent’s knowledge, any director, officer, employee, auditor, accountant or representative of Parent or any of its Subsidiaries has received any written complaint, allegation, assertion, or claim that Parent or any of its Subsidiaries has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls and (ii) no attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a material violation of U.S. federal or state securities laws, a material breach of fiduciary duty or similar material violation by Parent, any of its Subsidiaries or any of their respective officers, directors, employees or agents to any officer of Parent, the Board of Directors of Parent or any member or committee thereof.
      Section 4.10     Absence of Certain Changes. Since the Parent Balance Sheet Date, Parent and its Subsidiaries have conducted their business in the ordinary course of business, consistent with past practice and there has not been:

(a) any event, occurrence, change or development of a state of circumstances or facts which, individually or in the aggregate, has had, or would be reasonably likely to have, a Parent Material Adverse Effect; or

(b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent (other than regular quarterly cash dividends payable by Parent (x) consistent with past practice (including periodic dividend increases consistent with past practice) and (y) that are not special dividends), or any repurchase, redemption or other acquisition by Parent or any of its wholly-owned Subsidiaries of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Parent or any of its Significant Subsidiaries (other than (i) any such repurchases prior to the date hereof pursuant to Parent’s publicly announced stock buyback program or, after the date hereof, or pursuant to the terms of employee and director stock options and (ii) any such transaction solely among Parent and its wholly-owned Subsidiaries or solely among Parent’s wholly-owned Subsidiaries);

(c) any change prior to the date hereof in any method of financial accounting or financial accounting practice by Parent or any of its Subsidiaries, except for any such change which is not material or which is required by reason of a concurrent change in GAAP or by applicable law; or

(d) any (i) Tax election made or changed, (ii) Tax audit settled, or (iii) amended Tax Return filed, in each case, that is reasonably likely to result in an increase to a Tax liability, which increase is material to Parent and its Subsidiaries, taken as a whole.

      Section 4.11     No Undisclosed Material Liabilities. As of the date hereof, there are no material liabilities of Parent or any Subsidiary of Parent of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

(a) liabilities disclosed or provided for in the Parent Balance Sheet or in the notes thereto;

(b) liabilities incurred since the Parent Balance Sheet Date in the ordinary course of business consistent with past practice and which, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect;

(c) liabilities disclosed in the Parent Commission Documents filed prior to the date of this Agreement;

(d) liabilities or obligations that have been discharged or paid in full in the ordinary course of business; and

(e) liabilities under this Agreement.
      Section 4.12     Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Parent threatened against or affecting, Parent or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors before any court or arbitrator or any governmental body, agency or official except as would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.
      Section 4.13     Compliance with Laws. To Parent’s knowledge, neither Parent nor any of its Subsidiaries is in violation of, or has since January 1, 2003 violated, any applicable provisions of any laws, statutes, ordinances or regulations except for any violations that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Parent Material Adverse Effect.
      Section 4.14     Tax Treatment. Neither Parent nor any of its Subsidiaries has taken or agreed to take any action or is aware of any fact or circumstance that would prevent or impede, or would be reasonably likely to prevent or impede, the Merger from qualifying as a reorganization under Section 368(a) of the Code.
      Section 4.15     Capitalization of Merger Subsidiary. The authorized capital stock of Merger Subsidiary consists solely of 1,000 shares of Common Stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Subsidiary is, and at the Effective Time will be, owned by Parent. Merger Subsidiary has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.
ARTICLE V
Covenants of the Company
      Company agrees that:
      Section 5.1     Conduct of the Company. From the date of this Agreement until the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and in a manner not involving the entry by the Company or its Subsidiaries into businesses that are materially different from the businesses of the Company and its Subsidiaries on the date hereof, and shall use their commercially reasonable efforts to preserve intact their business organizations and relationships with third parties. Without limiting the generality of the foregoing, except with the prior written consent of Parent, as expressly permitted by this Agreement or as set forth in Section 5.1 of the Company Disclosure Schedules, from the date hereof until the Effective Time:

(a) the Company will not, and will not permit any of its Subsidiaries to, adopt or propose any change in its certificate of incorporation or by-laws, or amend or waive any provision of the Company Rights Agreement;

(b) the Company will not, and will not permit any Subsidiary of the Company to, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(c) the Company will not, and will not permit any Subsidiary of the Company to, issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of the Company or its Subsidiaries other than (i) issuances pursuant to the exercise of convertible securities outstanding on the date hereof or issuances pursuant to stock based awards or options that are outstanding on the date hereof and are reflected in Section 3.5 or are granted in accordance with clause 5.1(c), (ii) if the Effective Time occurs in 2006, grants to be made in 2006 in accordance with the Company’s customary schedule in accordance with past practice and (iii) grants made to directors of the Company and newly hired and promoted employees in the ordinary course of business in accordance with past practice;

(d) the Company will not, and will not permit any Subsidiary of the Company to, (i) split, combine, subdivide or reclassify its outstanding shares of capital stock, or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than (x) regular quarterly cash dividends payable by the Company or such Subsidiary consistent with past practice, but not including any special dividend or (y) dividends paid by any Subsidiary of the Company to the Company or any wholly-owned Subsidiary of the Company;

(e) the Company will not, and will not permit any Subsidiary of the Company to, redeem, purchase or otherwise acquire directly or indirectly any of the Company’s or any Subsidiary’s capital stock, except for repurchases, redemptions or acquisitions (x) required by the terms of its capital stock or any securities outstanding on the date hereof, (y) required by or in connection with the respective terms, as of the date hereof, of any Company Stock Option Plan or any dividend reinvestment plan as in effect on the date hereof in the ordinary course of the operations of such plan consistent with past practice and only to the extent consistent with Section 7.4 or (z) effected in the ordinary course consistent with past practice and only to the extent consistent with Section 7.4;

(f) the Company will not amend the terms (including the terms relating to accelerating the vesting or lapse of repurchase rights or obligations) of any outstanding options to purchase shares of Company Common Stock or of any outstanding restricted stock, stock units or stock appreciation rights (which, it is understood, will not limit the administration of the relevant plans in accordance with past practices and interpretations of the Company’s Board and the Company’s Compensation Committee to the extent consistent with Section 7.4);

(g) except (A) as consistent with the capital budgets set forth in Section 5.1(g) of the Company Disclosure Schedules or (B) if the Effective Time occurs in 2006, with respect to capital expenditures in future periods that are not covered by such capital budgets, as based on a reasonable extrapolation of permissible expenditures for the capital budgets set forth in Section 5.1(g) of the Company Disclosure Schedules, the Company will not, and will not permit any Subsidiary of the Company to, make or authorize any capital expenditure in excess of $50 million;

(h) the Company will not, and will not permit any Subsidiary of the Company to, (1) increase the compensation or benefits of any director, officer or employee, except for normal increases in the ordinary course of business consistent with past practice or as required under applicable law or any Company Benefit Plan existing on the date hereof, or (2)(i) enter into, (ii) adopt, (iii) extend or renew (with respect to clause (iii) only, for a term in excess of one year) (or waive or amend any performance or vesting criteria or accelerate funding under) any employment, change in control, severance, bonus, profit sharing, retirement, restricted stock, stock option, deferred compensation or other director, executive or employee benefit plan, policy, agreement or arrangement except as required by applicable law or the terms of an agreement or arrangement existing on the date hereof or, with respect to individual non-U.S. payroll employees, in the ordinary course of business consistent with past practice or as required by applicable law;

(i) the Company will not, and will not permit any of its Subsidiaries to, acquire a material amount of assets or property (as measured with respect to the consolidated assets of the Company and its Subsidiaries taken as a whole) of any other Person (other than the Company or a wholly-owned Subsidiary of the Company), except in the ordinary course of business consistent with past practice;

(j) except as expressly permitted by Section 7.1, the Company will not, and will not permit any of its Subsidiaries to, sell, lease, license, encumber (including by the grant of any option thereon) or otherwise dispose of any material assets or property except pursuant to existing contracts or commitments or except in the ordinary course of business consistent with past practice and in no event in an amount exceeding $50 million in the aggregate;

(k) the Company will not, and will not permit any of its Subsidiaries to, incur any indebtedness for borrowed money (other than (i) any such indebtedness among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries or (ii) additional short-term debt not to exceed $500,000,000 in the aggregate) or guarantee or assume any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any such indebtedness of another Person, enter into any “keep well” or other agreement to maintain any financial condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, in each case other than in the ordinary course of business, consistent with past practice;

(l) the Company will not, and will not permit any of its Subsidiaries to, (i) modify, amend, terminate or waive any material rights under any Company Material Contract or (ii) enter into any agreement that would constitute a Company Material Contract if entered into as of the date of this Agreement other than (with respect to clause (ii)) in the ordinary course of business, consistent with past practice;

(m) the Company will not, and will not permit any of its Subsidiaries to, settle or compromise any claim, demand, lawsuit or state or federal regulatory proceeding, whether now pending or hereafter made or brought, or waive, release or assign any rights or claims, in any such case in an amount in excess of $20 million or that is otherwise qualitatively material to the Company, provided that Parent will not unreasonably withhold its consent to any such settlement or compromise;

(n) except for any such change which is not material or which is required by reason of a concurrent change in GAAP or applicable law, the Company will not, and will not permit any Subsidiary of the Company to, change any method of financial accounting or financial accounting practice (other than any change for tax purposes) used by it;

(o) the Company will not, and will not permit any Subsidiary of the Company to, enter into any material joint venture, partnership or other similar arrangement or make any loan, capital contribution or advance to or investment in any other Person (other than the Company or any wholly-owned Subsidiary of the Company) other than in the ordinary course of business, consistent with past practice or in an amount not exceeding $10 million;

(p) the Company will not, and will not permit any of its Subsidiaries to, take any action which would limit Parent’s or the Company’s freedom to license, cross-license or otherwise dispose of any Company Intellectual Property;

(q) the Company will not amend or waive any provisions of any standstill agreement;

(r) except as required by Law, the Company will not (i) make or change any Tax election, (ii) settle any Tax audit or (iii) file any amended Tax Return, in each case, that is reasonably likely to result in an increase to a Tax liability, which increase is material to the Company and its Subsidiaries, taken as a whole;

(s) except as contemplated by Section 7.1, the Company will not, and will not permit any of its Subsidiaries to, enter into any agreement that limits (other than in an insignificant manner) the ability of the Company or any Subsidiary of the Company, or would limit (other than in an insignificant manner) the ability of Parent or any Subsidiary of Parent after the Effective Time, to compete in or conduct any line of business or compete with any Person in any geographic area or during any period, it being understood that any restriction that by its terms does not extend more than six (6) months beyond the Effective Time shall be deemed to be insignificant;

(t) the Company will not, and will not permit any of its Subsidiaries to, take any action that would prevent, materially delay or materially impede the consummation of the Merger; and

(u) the Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.
      Section 5.2     Company Stockholder Meeting; Proxy Material.
      (a) Except as permitted by Section 5.2(b) below, the Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company’s stockholders, and unless permitted by Section 5.2(b), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to Parent, the approval of this Agreement, the Merger or the Company Recommendation (as defined in Section 5.2(f) below) (any of the foregoing, a “Change in the Company Recommendation”), or (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal. For purposes of this Agreement, a Change in the Company Recommendation shall include any approval or recommendation (or public proposal to approve or recommend), by the Board of Directors of the Company or any committee thereof of an Acquisition Proposal, or any failure by the Company’s Board of Directors to recommend against an Acquisition Proposal.
      (b) The Board of Directors of the Company shall be permitted not to recommend to the Company’s stockholders that they give the Company Stockholder Approval or to withdraw or modify in a manner adverse to Parent the Company Recommendation, only if and to the extent that all of the following conditions are met: (v) the Company Stockholder Approval has not been obtained; (w) the Board of Directors of the Company determines in good faith, after consulting with outside legal counsel, that failure to so withdraw or modify the Company Recommendation would be inconsistent with the directors’ exercise of their fiduciary duties to stockholders under applicable law; (x) before taking any such action, the Company promptly gives Parent written notice advising Parent of the decision of the Board of Directors of the Company to take such action, including the reasons therefor and, in the event that such decision relates to an Acquisition Proposal, such notice specifies the material terms and conditions of such Acquisition Proposal and identifies the Person making such Acquisition Proposal (and the Company will also promptly give Parent such a notice with respect to any subsequent change in such proposal) and the Company has given Parent at least three (3) Business Days after delivery of each such notice to propose revisions to the terms of this Agreement (or to make another proposal) in response to such Acquisition Proposal and has negotiated in good faith with Parent with respect to such proposed revisions or other proposal, if any, (y) if such withdrawal or modification relates to an Acquisition Proposal received by the Company or made directly to the Company’s stockholders, such Acquisition Proposal constitutes a Superior Proposal (as defined in Section 7.9(b)); and (z) the Company has complied with its obligations set forth in Section 7.9; provided, however, that notwithstanding any Change in the Company Recommendation, the Company shall nevertheless submit this Agreement and the Merger to the stockholders of the Company for the purpose of obtaining the Company Stockholder Approval at the Company Stockholder Meeting and nothing contained herein shall be deemed to relieve the Company of such obligation, unless Parent otherwise directs the Company in writing or this Agreement shall have been terminated in accordance with its terms prior to the Company Stockholder Meeting.
      (c) As promptly as practicable following the date of this Agreement, Parent and the Company shall prepare, and Parent shall file with the Commission, the Form S-4, in which the Company Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act, and for the Company Proxy Statement to be cleared by the Commission and its staff under the Exchange Act, as promptly as practicable after such filing. Without limiting any other provision herein, the Form S-4 and the Company Proxy Statement will contain such information and disclosure reasonably requested by either Parent or the Company so that the Form S-4 conforms in form and substance to the requirements of the Securities Act and the Company Proxy Statement conforms in form and substance to the requirements of the Exchange Act. The Company shall use its reasonable best efforts to cause the Company Proxy Statement to be mailed to holders of Company Common Stock as promptly as practicable after the Form S-4 is declared effective.
      (d) If at any time prior to the Effective Time there shall occur (i) any event with respect to the Company or any of its Subsidiaries, or with respect to other information supplied by Company for inclusion in the Form S-4 or the Proxy Statement, or (ii) any event with respect to Parent, or with respect to information supplied by Parent for inclusion in the Form S-4 or the Company Proxy Statement, in either case, which event is required to be described in an amendment of or a supplement to the Form S-4 or the Company Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the Commission and, as required by Law, disseminated to the stockholders of the Company.
      (e) Each of the Company and Parent shall (i) promptly notify the other of the receipt of any comments from the Commission or its staff or any other applicable government official and of any requests by the Commission or its staff or any other applicable government official for amendments or supplements to any of the filings with the Commission in connection with the Merger and other transactions contemplated hereby or for additional information and (ii) promptly supply the other with copies of all correspondence between the Company or any of its representatives, or Parent or any of its representatives, as the case may be, on the one hand, and the Commission or its staff or any other applicable government official, on the other hand, with respect thereto. The Company and Parent shall use their respective reasonable best efforts to respond to any comments of the Commission or its staff with respect to the Form S-4 and the Company Proxy Statement as promptly as practicable. The Company and Parent shall cooperate with each other and provide to each other all information necessary in order to prepare the Form S-4 and the Company Proxy Statement as expeditiously as practicable, and each of them shall provide promptly to the other party any information that such party may obtain that could necessitate an amendment or supplement to any such document.
      (f) The Company shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) for the purpose of obtaining the Company Stockholder Approval, and the Company Board shall recommend to the Company’s stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby (the “Company Recommendation”) and shall include such recommendation in the Company Proxy Statement; provided, however, that the Company Board shall not be required to make such Company Recommendation to the extent that it effects a Change in the Company Recommendation in accordance with Section 5.2(b). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.2(f) or its other obligations under this Section 5.2 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or its representatives of any Acquisition Proposal. The Company shall use its best efforts to hold the Company Stockholder Meeting as soon as practicable after the Form S-4 becomes effective and (subject to any Change in the Company Recommendation expressly permitted by Section 5.2(b)) to obtain the Company Stockholder Approval. The Company shall otherwise coordinate and cooperate with Parent with respect to the timing of the Company Stockholder Meeting and will otherwise comply with all legal requirements applicable to the Company Stockholder Meeting.
      Section 5.3     Resignation of Company Directors. In order to fulfill the requirements of Section 1.3, the Company shall (i) cause each director of the Company to deliver a written resignation to the Company effective at the Effective Time and (ii) cause the vacancies resulting from such resignations to be filled by Persons who are directors of Merger Subsidiary immediately prior to the Effective Time.
      Section 5.4     Other Actions. As provided in Article VII, the Company and Parent shall cooperate with each other to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein.
ARTICLE VI
Covenants of Parent
      Parent agrees that:
      Section 6.1     Obligations of Merger Subsidiary. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.
      Section 6.2     Director and Officer Liability.
      (a) For six years after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless, to the greatest extent permitted by law as of the date of this Agreement, the individuals who on or prior to the Effective Time were officers, directors and employees of the Company or its Subsidiaries (collectively, the “Indemnitees”) with respect to all acts or omissions by them in their capacities as such or taken at the request of the Company or any of its Subsidiaries at any time prior to the Effective Time. Parent shall cause the Surviving Corporation to honor all indemnification agreements with Indemnitees (including under the Company’s by-laws) in effect as of the date hereof in accordance with the terms thereof. The Company has disclosed to Parent all such indemnification agreements prior to the date hereof.
      (b) For six years after the Effective Time, Parent shall procure the provision of officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage and in amounts no less favorable than those of such policy in effect on the date hereof; provided, that if the annual aggregate premiums for such insurance at any time during such period shall exceed 300% of the per annum rate of premium paid by the Company and its Subsidiaries as of the date hereof for such insurance, then Parent shall, or shall cause its Subsidiaries to, provide only such coverage as shall then be available at an annual premium equal to 300% of such rate.
      (c) The obligations of Parent under this Section 6.2 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 6.2 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 6.2 applies shall be third party beneficiaries of this Section 6.2).
      Section 6.3     Form S-4. Subject to the terms and conditions of this Agreement, Parent shall prepare and file with the Commission under the Securities Act the Form S-4, and shall use its reasonable best efforts to cause the Form S-4 to be declared effective by the Commission a sufficient time prior to the Company Stockholder Meeting to allow the Company to mail the Company Proxy Statement to the Company stockholders, as required by the rules and regulations of the Commission, prior to the Company Stockholder Meeting. Parent shall take any action required to be taken under foreign or state securities or Blue Sky laws in connection with the issuance of Parent Common Stock in connection with the Merger.
      Section 6.4     Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in connection with the Merger to be listed on the NYSE, subject to official notice of issuance.

      Section 6.5     Employee Benefits.
      (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to honor in accordance with their terms all benefits and obligations, subject to Section 6.5(b) hereof, under the Company Benefit Plans, each as in effect on the date hereof (or as amended to the extent permitted by Section 5.1), to the extent that entitlements or rights, actual or contingent (whether such entitlements or rights are vested as of the Effective Time or become vested or payable only upon the occurrence of a further event, including a discretionary determination) exist in respect thereof as of the Effective Time. Parent and the Company hereby agree that the consummation of the Merger shall constitute a “Change in Control” for purpose of any employee arrangement and all other Company Benefit Plans, pursuant to the terms of such plans in effect on the date hereof. No provision of this Section 6.5(a) shall be construed as a limitation on the right of Parent to amend or terminate any Company Benefit Plans which the Company would otherwise have under the terms of such Company Benefit Plan, and no provision of this Section 6.5(a) shall be construed to create a right in any employee or beneficiary of such employee under a Company Benefit Plan that such employee or beneficiary would not otherwise have under the terms of such plan; provided, however, that Parent agrees that it will respect deferrals of salary, bonus or other compensation in place prior to the Effective Time pursuant to the Company Benefit Plans.
      (b) Following the Effective Time, Parent shall continue to provide to individuals who are employed by the Company and the Company Subsidiaries as of the Effective Time who remain employed with Parent or any Subsidiary of Parent (“Affected Employees”), for so long as such Affected Employees remain employed by Parent or any Subsidiary of Parent, compensation and employee benefits (i) pursuant to the Company’s or the Company Subsidiaries’ compensation and employee benefit plans, programs, policies and arrangements as provided to such employees immediately prior to the Effective Time or (ii) pursuant to compensation and employee benefit plans, programs, policies or arrangements maintained by Parent or any Subsidiary of Parent providing coverage and benefits, which, in the aggregate, are no less favorable than those provided to employees of Parent in positions comparable to positions held by Affected Employees of Parent and its Subsidiaries from time to time after the Effective Time. Following the Effective Time, Parent shall continue to provide to former employees of the Company or its Company Subsidiaries (and to employees of the Company or its Company Subsidiaries whose employment terminates prior to the Effective Time) (“Affected Retirees”) post-retirement benefits (other than pensions) (i) pursuant to the Company Benefit Plans applicable to such Affected Retirees, each as in effect on the date of this Agreement, or (ii) pursuant to employee benefit plans, programs, policies or arrangements maintained by Parent or any Subsidiary of Parent providing post-retirement coverage and benefits (other than pensions), which, in the aggregate, are no less favorable than those provided from time to time after the Effective Time to former employees of Parent that served in positions comparable to positions that were held by Affected Retirees of Parent and its Subsidiaries.
      (c) Parent will, or will cause the Surviving Corporation to, give Affected Employees full credit for purposes of eligibility, vesting and benefit accrual (including benefit accrual under any defined benefit pension plans, provided that a participant’s benefit under any such defined benefit pension plan may be offset by such participant’s benefit accrued through the Effective Time under the Unocal Corporation Retirement Plan) under any employee benefit plans or arrangements maintained by Parent or any Subsidiary of Parent for such Affected Employees’ service with the Company or any Subsidiary to the same extent recognized by the Company immediately prior to the Effective Time.
      (d) Parent will, or will cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

      (e) If the Effective Time occurs in 2005, following the payment of pro rata bonuses under the annual bonus plan for 2005 as provided under, and in accordance with the terms of such bonus plan (the “2005 Pro Rata Bonus”), Parent will cause the Company to (A) maintain a bonus plan for the remainder of 2005 on the same terms and conditions and pursuant to the same targets and performance measures as were in effect for the 2005 calendar year and (B) pay bonuses within two and a half months following the end of the 2005 calendar year in an amount equal to the excess, if any, of (i) the annual bonus which would have been earned by the participants for the entire 2005 calendar year under the bonus plan described in clause (A) of this Section 6.5(e) (without reference to the 2005 Pro Rata Bonus) over (ii) the 2005 Pro Rata Bonus. If the Effective Time occurs in 2006, the Company shall be permitted prior to the Effective Time to establish a bonus plan for 2006, based upon targets and goals substantially similar to those established for 2005. In addition, in the event the Effective Time occurs in 2006, participants in the 2006 bonus plan will be paid a pro rata bonus for 2006 (the “2006 Pro Rata Bonus”) in accordance with the terms of the Company’s annual bonus plan, and total bonuses for 2006 will be calculated based upon the excess of actual bonus earned for 2006 over the 2006 Pro Rata Bonus in the same manner as total bonuses for 2005 would have been calculated as described above had the Effective Time occurred in 2005. Company performance in respect of calculations made under the bonus plans and the Company Plans for the calendar years 2005 and 2006 shall be calculated without taking into account any expenses or costs associated with or arising as a result of transactions contemplated by this Agreement or any nonrecurring charges that would not reasonably be expected to have been incurred had the transactions contemplated by this Agreement not occurred, and if the Effective Time occurs prior to payment of 2005 calendar year bonuses, shall not be subject to negative discretion by the administrator for the Bonus Plan. In no event will the 2005 Pro Rata Bonus or the 2006 Pro Rata Bonus for any employee exceed 150% of the target amount for such employee for such year.
ARTICLE VII
Covenants of Parent and the Company
      The parties hereto agree that:
      Section 7.1     Best Efforts.
      (a) Subject to Sections 5.2, 7.1(b) and 7.1(c), the Company and Parent shall each cooperate with the other and use (and shall cause their respective Subsidiaries to use) their respective best efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain as soon as practicable all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, the Company and Parent shall have the right to review in advance, and to the extent practicable each will consult the other on any filing made with, or written materials submitted to, any third party and/or any governmental authority in connection with the Merger and the other transactions contemplated by this Agreement. The Company and Parent shall provide the other party with the opportunity to participate in any meeting with any governmental entity in respect of any filing, investigation or other inquiry in connection with the transactions contemplated hereby; provided that Parent will lead all such processes; provided further that the foregoing shall not limit in any respect any party’s obligations under this Agreement. Prior to the Effective Time, Parent shall not, and shall not permit any of its Subsidiaries to, enter into or agree to enter into any agreement for the acquisition of any business or Person which acquisition would reasonably be expected to materially impair Parent’s ability to consummate the transactions contemplated hereby.

      (b) Without limiting Section 7.1(a), Parent and the Company shall, subject to Section 7.1(c), as applicable:

(i) each use its best efforts to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the Closing, on or before the End Date (as defined in Section 9.1(b)(i)), including without limitation defending through litigation on the merits any claim asserted in any court by any Person; and

(ii) each use its best efforts to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any governmental authority with respect to the Merger (collectively, “Antitrust Laws”) so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the End Date), including, without limitation, (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such businesses, product lines or assets of Parent, the Company and their respective Subsidiaries and (y) otherwise taking or committing to take actions that after the Closing Date would limit Parent or its Subsidiaries’ freedom of action with respect to, or its or their ability to retain, one or more of the businesses, product lines or assets of Parent, the Company and their respective Subsidiaries, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or materially delaying the Closing. Parent and, if requested by Parent, the Company shall agree to divest, sell, dispose of, hold separate, or otherwise take or commit to take any action that limits its freedom of action with respect to, or Parent or Parent’s Subsidiaries’ ability to retain, any of the businesses, product lines or assets of Parent, the Company or any of their respective Subsidiaries, provided that any such action is conditioned upon the consummation of the Merger. The Company agrees and acknowledges that, notwithstanding anything to the contrary in this Section 7.1, in connection with any filing or submission required, action to be taken or commitment to be made by Parent, the Company or any of their respective Subsidiaries to consummate the Merger or other transactions contemplated by this Agreement, neither the Company nor any of the Company’s Subsidiaries shall, without Parent’s prior written consent, sell, divest, or dispose of any assets, license any Company Intellectual Property, commit to any sale, divestiture or disposal of businesses, product lines or assets of the Company and the Company’s Subsidiaries or any license of Company Intellectual Property or take any other action or commit to take any action that would limit the Company’s, Parent’s or any of their respective Subsidiaries’ freedom of action with respect to, or their ability to retain any of, their businesses, product lines or assets or Company Intellectual Property; provided that the foregoing shall not relieve any party of its obligations under this Agreement.
      (c) Notwithstanding anything else contained herein, the provisions of this Section 7.1 shall not be construed to require Parent or any of Parent’s Subsidiaries to undertake any efforts or to take any action if such efforts or action would, or would reasonably be expected to, result in a Substantial Detriment. “Substantial Detriment” shall mean changes or effects which would, individually or in the aggregate (and after giving effect to any reasonably expected proceeds of any divestiture or sale of assets), result in, or be reasonably likely to result in, a Company Material Adverse Effect, at or after the Effective Time; provided that any requirement to divest or hold separate, or limit the operation of, any division, Subsidiary, interest, business, product line, asset or property relating to the operations conducted by Parent and its Subsidiaries prior to the Effective Time shall be deemed to result in a Substantial Detriment if such action with respect to a comparable amount of assets or businesses of the Company and its Subsidiaries would be reasonably likely, in the aggregate, to have a Company Material Adverse Effect, at or after the Effective Time.
      Section 7.2     Certain Filings.     The Company and Parent shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement or the Form S-4 and seeking timely to obtain any such actions, consents, approvals or waivers.

      Section 7.3     Access to Information.     From the date of this Agreement until the Effective Time, to the extent permitted by applicable law, the Company and Parent will, during normal business hours and upon reasonable request give the other party, its counsel, financial advisors, auditors and other authorized representatives complete access at all reasonable times to the offices, properties, books and records of such party and its Subsidiaries, furnish to the other party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct its own employees, counsel and financial advisors to cooperate with the other party in its investigation of the business of the Company or Parent, as the case may be; provided, that such investigation shall not disrupt the Company’s or Parent’s operations; and, provided further that no such investigation shall affect any representation or warranty given by either party hereunder. All information obtained by Parent or the Company pursuant to this Section 7.3 shall be kept confidential in accordance with, and shall otherwise be subject to the terms of, the Confidentiality Agreement dated as of February 11, 2005 between Parent and the Company (the “Confidentiality Agreement”).
      Section 7.4     Tax Treatment.     Neither Parent nor the Company shall, nor shall they permit their Subsidiaries to, take any action, and Parent and the Company shall not, and shall ensure that its Subsidiaries do not, fail to take any action which action or failure to act would prevent or impede, or would be reasonably likely to prevent or impede, the Merger from qualifying as a reorganization under Section 368(a) of the Code.
      Section 7.5     Public Announcements.     Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and shall not issue any press release or make any public statement without the prior consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, any press release or public statement as may be required by applicable law or any listing agreement with any national securities exchange may be issued prior to such consultation, if the party making the release or statement has used its reasonable best efforts to consult with the other party.
      Section 7.6     Further Assurances.     At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take any other actions and do any other things, in the name and on behalf of the Company or Merger Subsidiary, reasonably necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
      Section 7.7     Notices of Certain Events.
      (a) Each of the Company and Parent shall promptly notify the other Party of:

(i) Any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(ii) Any notice or other written communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

(iii) Any actions, suits, claims, investigations or proceedings (A) commenced or (B) to the best of its knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement.
provided, however, that no such notification (and no other notification required to be given by the Company under any other Section of this Agreement) shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.
      Section 7.8     Affiliates.
      (a) Not less than forty-five (45) days prior to the Effective Time, the Company (i) shall deliver to Parent a letter identifying all Persons who, in the Company’s opinion, may be, as of the Effective Time, its “affiliates” for purposes of Rule 145 under the Securities Act, and (ii) shall use its reasonable best efforts to cause each Person who is identified as an “affiliate” of it in such letter to deliver to Parent, as promptly as practicable but in no event later than thirty (30) days prior to the Effective Time, a signed agreement substantially in the form attached as Exhibit A (an “Affiliate Agreement”). The Company shall notify Parent from time to time after the delivery of the letter described above of any Person not identified on such letter who then is, or may be, such an “affiliate” and use its reasonable best efforts to cause each additional Person who is identified as an “affiliate” to execute an Affiliate Agreement.
      (b) Neither Parent or the Company shall register, or allow its transfer agent to register, on its books, any transfer of any shares of Parent Common Stock or Company Common Stock of any affiliate of the Company who has not provided an executed Affiliate Agreement in accordance with this Section 7.8 unless the transfer is made in compliance with the foregoing.
      Section 7.9     No Solicitation.
      (a) The Company and its Subsidiaries will not, and the Company will direct and use its reasonable best efforts to cause its and its Subsidiaries’ respective officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives not to, directly or indirectly, take any action to solicit, initiate, or knowingly encourage or facilitate the making of any Acquisition Proposal (including without limitation by amending, or granting any waiver under, the Company Rights Agreement, as applicable) or any inquiry with respect thereto or engage in discussions or negotiations with any Person with respect thereto (except to notify such Person of the existence of the provisions of this Section 7.9), or disclose any nonpublic information or afford access to properties, books or records to, any Person that has made, or to the Company’s knowledge is considering making, any Acquisition Proposal, or approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, option agreement, acquisition agreement or other similar agreement relating to an Acquisition Proposal, or propose publicly or agree to do any of the foregoing relating to an Acquisition Proposal. Nothing contained in this Agreement shall prevent the Board of Directors of the Company from (i) complying with Rule 14e-2 under the Exchange Act with regard to an Acquisition Proposal or (ii) making any disclosure if, in the good faith judgment of the Company’s Board of Directors, after consultation with outside counsel, failure so to disclose would be inconsistent with the directors’ exercise of their fiduciary obligations to the Company’s stockholders under applicable law; provided, however, that any such disclosure that relates to an Acquisition Proposal shall be deemed to be a Change in the Company Recommendation unless the Company’s Board of Directors reaffirms the Company Recommendation in such disclosure. Notwithstanding anything to the contrary in this Agreement, prior to (but not after) the date of the Company Stockholder Approval, the Company may, directly or indirectly through its advisors, agents or other intermediaries (A) furnish information and access, but only in response to a request for information or access, to any Person making an Acquisition Proposal to the Board of Directors of the Company after the date hereof which was not solicited, initiated or knowingly encouraged by the Company or any of its affiliates or any director, employee, representative or agent of the Company or any of its Subsidiaries (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries) on or after the date hereof (and to such Person’s advisors, agents and intermediaries) and (B) may participate in discussions and negotiate with such Person concerning any such unsolicited Acquisition Proposal, if and only if, in any such case set forth in clause (A) or (B) of this sentence, (i) the Board of Directors of the Company concludes in good faith, after (x) receipt of the advice of a financial advisor of nationally recognized reputation and outside legal counsel, that there is a reasonable likelihood that such Acquisition Proposal will result in a Superior Proposal and (y) taking into account any revisions to the terms of the Merger or this Agreement proposed by Parent after being notified pursuant to Section 5.2(b), that doing so is necessary for the Company’s Board of Directors to comply with its fiduciary duties to the Company’s stockholders under applicable law, (ii) the Company complies with all of its obligations under Section 5.2 and Section 7.9(b) below, and (iii) the Board of Directors of the Company receives from the Person making such an Acquisition Proposal an executed confidentiality agreement the material terms of which, as they relate to confidentiality, are (without regard to the terms of such Acquisition Proposal) in all material respects (x) no less favorable to the Company and (y) no less restrictive to the Person making such Acquisition Proposal than those contained in the Confidentiality Agreement and any information provided to such Person has previously been provided to Parent or is provided to Parent promptly after its provision to such Person.
      (b) In the event the Company receives an Acquisition Proposal, any indication of which the Company has knowledge that any Person is considering making an Acquisition Proposal, or any request for nonpublic information relating to the Company or any Subsidiary of the Company or for access to the properties, books or records of the Company or any Subsidiary of the Company by any Person that has made, or to the Company’s knowledge may be considering making, an Acquisition Proposal, the Company will (A) promptly (and in no event later than twenty-four (24) hours after receipt of any Acquisition Proposal) notify (which notice shall be provided orally and in writing and shall identify the Person making such Acquisition Proposal or request and set forth the material terms thereof) Parent thereof and (B) will keep Parent reasonably and promptly informed of the status and material terms of (including with respect to changes to the status or material terms of) any such Acquisition Proposal or request. The Company (x) shall, and shall cause its Subsidiaries to, immediately cease and cause to be terminated and shall use reasonable best efforts to cause its and their officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives to, immediately cease and cause to be terminated, all discussions and negotiations, if any, that have taken place prior to the date hereof with any Persons with respect to any Acquisition Proposal and (y) shall promptly request each Person, if any, that has executed a confidentiality agreement within the nine (9) months prior to the date hereof in connection with its consideration of any Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.
      For purposes of this Agreement, “Acquisition Proposal” means any bona fide written offer or proposal for, or any bona fide written indication of interest in, any (i) direct or indirect acquisition or purchase of any business or assets of the Company or any of its Subsidiaries that, individually or in the aggregate, constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iii) tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 20% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 20% or more the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or (iv) merger, consolidation, business combination, joint venture, partnership, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose business constitutes 20% or more of the net revenue, net income or assets of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. For purposes of this Agreement, “Superior Proposal” means any bona fide written Acquisition Proposal for or in respect of at least a majority of the outstanding shares of Company Common Stock or all or substantially all of the Company’s and its Subsidiaries’ assets (i) on terms that the Board of Directors of the Company determines in its good faith judgment (after consultation with, and taking into account the advice of, a financial advisor of nationally recognized reputation and outside legal counsel, taking into account all the terms and conditions of such Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, as well as any revisions to the terms of the Merger or this Agreement proposed by Parent after being notified pursuant to Section 5.2(b)) are more favorable to the Company and its stockholders than the Merger and the other transactions contemplated hereby and (ii) that constitutes a transaction that is reasonably likely to be consummated on the terms so proposed, taking into account all legal, financial, regulatory and other aspects of such proposal.
      (c) The Company agrees that it will take the necessary steps promptly to inform its Subsidiaries and its officers, directors, investment bankers, consultants, attorneys, accountants, agents and other representatives of the obligations undertaken in this Section 7.9.
      Section 7.10     Takeover Statutes. If any anti-takeover or similar statute or regulation is or may become applicable to the transactions contemplated hereby, each of the parties and its Board of Directors shall grant such approvals and take all such actions as are legally permissible so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated hereby.
      Section 7.11     Section 16(b). Parent shall take all such steps as may be reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of the Company or (b) at the Effective Time will become a director or officer of Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
ARTICLE VIII
Conditions to the Merger
      Section 8.1     Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or, to the extent legally permissible, waiver) of the following conditions:

(a) this Agreement and the Merger shall have been approved and adopted by the stockholders of the Company in accordance with DGCL;

(b) any applicable waiting period under the HSR Act relating to the Merger shall have expired;

(c) any applicable approval by the European Commission of the transactions contemplated by this Agreement shall have been obtained pursuant to the EC Merger Regulation;

(d) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the Merger;

(e) the Form S-4 shall have been declared effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission;

(f) the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance;

(g) neither the U.S. Federal Trade Commission nor the Antitrust Division of the U.S. Department of Justice, as the case may be, shall have, as a condition to its approval of the Merger and the other transactions contemplated by this Agreement, required Parent to take any action which, individually or in the aggregate, would result in, or be reasonably likely to result in, a Substantial Detriment;

(h) there shall not be instituted or pending any action or proceeding by any governmental authority (whether domestic, foreign or supranational) before any court or governmental authority or agency, domestic, foreign or supranational, seeking to (i) restrain, prohibit or otherwise interfere with the ownership or operation by Parent or any Subsidiary of Parent of all or any material portion of the business of the Company or any of its Subsidiaries or of Parent or any of its Subsidiaries or to compel Parent or any Subsidiary of Parent to dispose of or hold separate all or any portion of the businesses, product lines or assets of the Company or any of its Subsidiaries or of Parent or any of its Subsidiaries, (ii) impose or confirm limitations on the ability of Parent or any Subsidiary of Parent effectively to exercise full rights of ownership of the shares of Company Common Stock (or shares of stock of the Surviving Corporation) including, without limitation, the right to vote any shares of Company Common Stock (or shares of stock of the Surviving Corporation) on any matters properly presented to stockholders or (iii) require divestiture by Parent or any Subsidiary of Parent of any shares of Company Common Stock (or shares of stock of the Surviving Corporation), if any such matter referred to in subclauses (i), (ii) and (iii) hereof, individually or in the aggregate, would result in, or would be reasonably likely to result in, a Substantial Detriment;

(i) there shall not be any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued or deemed applicable to the Merger and the other transactions contemplated hereby (or in the case of any statute, rule or regulation, awaiting signature or reasonably expected to become law), by any court, government or governmental authority or agency or legislative body, domestic, foreign or supranational, which, individually or in the aggregate, would result in, or would be reasonably likely to result in, a Substantial Detriment; and

(j) all required approvals or consents of any governmental authority (whether domestic, foreign or supranational) in connection with the Merger and the consummation of the other transactions contemplated hereby shall have been obtained (and all relevant statutory, regulatory or other governmental waiting periods, whether domestic, foreign or supranational, shall have expired) unless the failure to receive any such approval or consent would not be reasonably expected to result in a Substantial Detriment and all such approvals and consents which have been obtained shall be on terms which, individually or in the aggregate, would not be reasonably likely to result in, a Substantial Detriment.
      Section 8.2     Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or, to the extent legally permissible, waiver) of the following further conditions:

(a)(i) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it as of or prior to the Closing Date, (ii)(A) the representations and warranties of the Company set forth in this Agreement which are qualified by a “Company Material Adverse Effect” qualification shall be true and correct in all respects as so qualified at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and (B) the representations and warranties of the Company set forth in this Agreement which are not qualified by a “Company Material Adverse Effect” qualification shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for such failures to be true and correct as would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect; provided, however, that, with respect to clauses (A) and (B) hereof, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (A) or (B), as applicable), only as of such date or period;

(b) Parent shall have received an opinion of McDermott Will & Emery LLP (or such other counsel reasonably acceptable to Parent), on the basis of representations and assumptions set forth or referred to in such opinion, dated as of the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of Parent, the Company or others reasonably requested by counsel; and

(c) since the date of this Agreement, there shall not have been any event, occurrence, development or state of circumstances which, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect.
      Section 8.3     Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction (or, to the extent legally permissible, waiver) of the following further conditions:

(a) (i) Parent shall have performed in all material respects all of its obligations hereunder required to be performed by it as of or prior to the Closing Date, (ii) (A) the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement which are qualified by a “Parent Material Adverse Effect” qualification shall be true and correct in all respects as so qualified at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and (B) the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement which are not qualified by a “Parent Material Adverse Effect” qualification shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for such failures to be true and correct as would not, in the aggregate, reasonably be expected to have a Parent Material Adverse Effect; provided, however, that, with respect to clauses (A) and (B) hereof, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (A) or (B), as applicable), only as of such date or period;

(b) the Company shall have received an opinion of Wachtell, Lipton, Rosen & Katz (or such other counsel reasonably acceptable to the Company), on the basis of representations and assumptions set forth or referred to in such opinion, dated as of the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Parent, the Company or others reasonably requested by counsel; and

(c) since the date of this Agreement, there shall not have been any event, occurrence, development or state of circumstances which, individually or in the aggregate, would be reasonably likely to have a Parent Material Adverse Effect.

ARTICLE IX
Termination
      Section 9.1     Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding the obtaining of the Company Stockholder Approval):

(a) by mutual written consent of the Company and Parent;

(b) by either the Company or Parent;

(i) if the Merger has not been consummated by December 31, 2005 (the “End Date”); provided, however, that if (x) the Effective Time has not occurred by such date by reason of nonsatisfaction of any of the conditions set forth in Sections 8.1(b), 8.1(c), 8.1(g), 8.1(h), 8.1(i) or 8.1(j) and (y) all other conditions in Article 8 have theretofore been satisfied or (to the extent legally permissible) waived or are then capable of being satisfied, the End Date will be August 31, 2006; provided further that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has caused or resulted in the failure of the Effective Time to occur on or before the End Date; or

(ii) if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof;

(c) by either the Company or Parent, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Parent or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 9.1(c) shall have complied with its obligations in Section 7.1 hereof;

(d) by Parent, if (i) the Board of Directors of the Company shall have failed to recommend its approval or recommendation of this Agreement or the Merger or there has otherwise been a Change in the Company Recommendation, whether or not permitted by the terms hereof, or the Company shall be in breach of its obligation to call and hold the Company Stockholder Meeting or to prepare, obtain Commission clearance for and mail the Proxy Statement in accordance with Section 5.2 or otherwise comply with such Section (or the Board of Directors of the Company or any committee thereof shall resolve to do any of the foregoing) or (ii) the Company shall have materially breached its obligations in Section 7.9 hereof to the material detriment of Parent; or

(e) by either Parent or the Company, if there shall have been a breach by the other of any of its representations, warranties, covenants or obligations contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 8.2(a) (in the case of a breach by the Company) or Section 8.3(a) (in the case of a breach by Parent), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach.

      The party desiring to terminate this Agreement pursuant to clause (b), (c), (d) or (e) of this Section 9.1 shall give written notice of such termination to the other party in accordance with Section 10.1, specifying the provision hereof pursuant to which such termination is effected.
      Section 9.2     Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (a) the agreements contained in this Section 9.2, in Section 10.4 and 10.5 hereof and in the Confidentiality Agreement shall survive the termination hereof and (b) no such termination shall relieve any party of any liability or damages resulting from any willful breach by that party of this Agreement.
ARTICLE X
Miscellaneous
      Section 10.1     Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given, if to Parent or Merger Subsidiary, to:

ChevronTexaco Corporation
6001 Bollinger Canyon Road
San Ramon, California 94583
Facsimile No.: (925) 842-1230

Attention:	David J. O’Reilly, Chairman of the Board and Chief Executive Officer

Charles A. James, Vice President and General Counsel
     and

Pillsbury Winthrop Shaw Pittman LLP
50 Fremont Street
San Francisco, California 94105
Facsimile No.: (415) 983-1200

Attention:	Alfred L. Pepin, Jr.

Robert A. James
Terry M. Kee

if to the Company, to:

Unocal Corporation
2141 Rosecrans Avenue, Suite 4000
El Segundo, California 90245
Facsimile No.: (310) 726-7815

Attention:	Samuel H. Gillespie III, Senior Vice President, Chief Legal Officer &

General Counsel/Law

with copies to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Telecopy: (212) 403 2000

Attention:	Daniel A. Neff

David C. Karp

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 10.1 and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 10.1.
      Section 10.2     Non-Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.
      Section 10.3     Amendments; No Waivers.
      (a) Any provision of this Agreement (including the Exhibits and Schedules hereto) may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Subsidiary, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company or (ii) any term of the certificate of incorporation of Parent.
      (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
      Section 10.4     Expenses. Except as otherwise specified in Section 10.5 or as otherwise agreed to in writing by the parties, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense, except that those expenses incurred in connection with printing, mailing and filing the Registration Statement and all fees paid in respect of HSR in connection with the Merger shall be borne by Parent.
      Section 10.5     Company Termination Fee. If:

(i) Parent shall terminate this Agreement pursuant to Section 9.1(d); or

(ii) either the Company or Parent shall terminate this Agreement pursuant to Section 9.1(b)(ii) and prior to the Company Stockholder Meeting but after the date hereof an Acquisition Proposal shall have been made known to the Company (including any of its agents or representatives) and communicated publicly or to any substantial number of stockholders of the Company or shall have been made directly to the stockholders of the Company by any Person or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal; or

(iii) after the date hereof, an Acquisition Proposal by any Person shall have been made known to the Company (including any of its agents or representatives) and communicated publicly or to any substantial number of stockholders of the Company or shall have been made directly to the stockholders of the Company by any Person, or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, and thereafter this Agreement is terminated pursuant to Section 9.1(b)(i) and the Company Stockholder Approval shall not theretofore have been obtained;
then in any case as described in clause (i), (ii), or (iii) the Company shall pay to Parent (by wire transfer of immediately available funds) (x) $250,000,000 not later than the date of termination of this Agreement and (y) an additional $250,000,000 if and not later than the date an Acquisition Proposal is consummated or a definitive agreement is entered into by the Company providing for any Acquisition Proposal, as long as such Acquisition Proposal is consummated or such definitive agreement is executed within 12 months after the date of termination of this Agreement; provided, however, that for the purpose of this clause (y), all references in the definition of Acquisition Proposal to 20% shall instead refer to 50%. The Company acknowledges that the agreements contained in this Section 10.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails to pay timely any amount due pursuant to this Section 10.5 and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the amount payable to Parent pursuant to this Section 10.5, the Company shall pay to Parent its costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount so payable at the rate on six (6)-month United States Treasury obligations (as of the date such payment was required to be made pursuant to this Agreement) plus three percent (3%).
      Section 10.6     Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve Merger Subsidiary of its obligations hereunder.
      Section 10.7     Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to principles of conflicts of law.
      Section 10.8     Enforcement; Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, for which monetary damages would not be an adequate remedy, and accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the parties are entitled at law or in equity. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby may be brought in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.1 shall be deemed effective service of process on such party.
      Section 10.9     Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
      Section 10.10     Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
      Section 10.11     Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. Except as provided in Section 6.2(c), no provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.
      Section 10.12     Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.
      Section 10.13     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

UNOCAL CORPORATION

By:	/s/ Charles R. Williamson

Name:	Charles R. Williamson
Title:	Chairman of the Board and
Chief Executive Officer

CHEVRONTEXACO CORPORATION

By:	/s/ David J. O’Reilly

Name:	David J. O’Reilly
Title:	Chairman of the Board and
Chief Executive Officer

BLUE MERGER SUB INC

By:	/s/ David J. O’Reilly

Name:	David J. O’Reilly
Title:	President

EXHIBIT A
FORM OF CERTIFICATE OF INCORPORATION OF MERGER SUBSIDIARY
* * *
CERTIFICATE OF INCORPORATION
OF
BLUE MERGER SUB INC.
ARTICLE I
      The name of the corporation is Blue Merger Sub Inc.
ARTICLE II
      The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at such address is Corporation Service Company.
ARTICLE III
      The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
ARTICLE IV
      The total number of shares of all classes of capital stock that the corporation shall have authority to issue is 1,000 shares of common stock, par value $0.01 per share.
ARTICLE V
      In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

A. The Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the corporation, provided, however, that the By-laws may only be amended in accordance with the provisions thereof.

B. Elections of directors need not be by written ballot unless the By-laws of the corporation shall so provide.

C. The books of the corporation may be kept at such place within or without the State of Delaware as the By-laws of the corporation may provide or as may be designated from time to time by the Board of Directors.
ARTICLE VI
      A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

      If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.
ARTICLE VII
      Except as otherwise provided in this Certificate of Incorporation, the corporation reserves the right to amend or repeal any provision, rescind or amend in any respect any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

EXHIBIT B
FORM OF AFFILIATE’S RULE 145 LETTER
* * *
[Address to:
ChevronTexaco Corporation
6001 Bollinger Canyon Road
San Ramon, California 94583
Attention: Lydia Beebe]
      The undersigned is a holder of shares of common stock, par value $1.00 per share (“Company Common Stock”), of Unocal Corporation (the “Company”) and will receive shares of common stock, par value $0.75 per share (the “Parent Common Stock”) of ChevronTexaco Corporation (“Parent”), in connection with the merger (the “Merger”) of the Company with and into Blue Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent. The undersigned acknowledges that the undersigned may be deemed an “affiliate” of the Company within the meaning of Rule 145 (“Rule 145”) promulgated under the Securities Act of 1933, as amended (the “Act”), although nothing contained herein should be construed as an admission of such fact.
      If, in fact, the undersigned were an affiliate under the Act, the undersigned’s ability to sell, assign or transfer the Parent Common Stock received in exchange for Company Common Stock pursuant to the Merger might be restricted unless the securities involved in such transaction were registered under the Act or an exemption from such registration were available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.
      The undersigned hereby covenants with Parent that the undersigned will not offer to sell, assign, transfer or otherwise dispose of any of the Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger except (i) pursuant to an effective Registration Statement under the Act, (ii) in compliance with Rule 145 under the Act (as such rule may be amended from time to time) or (iii) in a transaction which does not require registration under the Act. In the event of a sale or other disposition by the undersigned of Parent Common Stock pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto, or an opinion, in form and substance reasonably acceptable to Parent, from independent counsel or a “no-action” letter or interpretive letter from the staff of the SEC. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any securities disposed of by the undersigned except in compliance with this letter, but that upon receipt of evidence of such compliance the transfer agent shall effectuate the transfer of the Parent Common Stock sold.
      The undersigned acknowledges and agrees that, unless the transfer by the undersigned of Parent Common Stock issued to the undersigned as a result of the Merger has been registered under the Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Act, the following legend may be placed on certificates representing such shares of Parent Common Stock received by the undersigned in the Merger or held by a transferee thereof:
      “THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), APPLIES. THE SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE ACT.”

      It is understood and agreed that the legend set forth above shall be removed by delivery of substitute certificates without such legend and/or any stop transfer instructions will be lifted if (A) one year (or such other period as may be required by Rule 145(d)(2) or any successor thereto) shall have elapsed from the date on which the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) (or any successor thereto) are then available to the undersigned, (B) two years (or such other period as may be required by Rule 145(d)(3) or any successor thereto) shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) (or any successor thereto) are then available to the undersigned or (C) the undersigned shall have delivered to Parent a copy of a “no-action” letter or interpretative letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.
      Execution of this letter should not be considered an admission on the part of the undersigned of “affiliate” status as described in the first paragraph of this letter agreement, or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.
      The undersigned acknowledges that the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock.
      This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This letter agreement may be executed in counterparts, all of which when so executed shall constitute one agreement, notwithstanding that all of the signatories are not signatories to the original or the same counterpart.

Very truly yours,

By:

Name:
Accepted this [          ] day of
[                    ], 2005.
CHEVRONTEXACO CORPORATION

By:

Name:

Title:

ANNEX I

[Name]	[Date]
      On [                    ], the undersigned sold the securities of ChevronTexaco Corporation, a Delaware corporation (“Parent”), described below in the space provided for that purpose (the “Securities”). The Securities were received by the undersigned in connection with the merger of Unocal Corporation, a Delaware corporation, with and into Blue Merger Sub Inc., a Delaware corporation.
      Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
      The undersigned hereby represents that the Securities were sold in “brokers’ transactions” within the meaning of Section 4(4) of the Securities Act or in transactions directly with a “market maker” as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

Very truly yours,
Description of the Securities:

ANNEX B
1585 Broadway
New York, NY 10036
April 4, 2005
Board of Directors
Unocal Corporation
2141 Rosecrans Avenue, Suite 4000
El Segundo, California 90245
Members of the Board:
      We understand that Unocal Corporation (“Unocal” or the “Company”), ChevronTexaco Corporation (“ChevronTexaco” or the “Parent”), and Blue Merger Sub Inc. (“Merger Sub”), a wholly owned subsidiary of the Parent, propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated as of April 4, 2005 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of the Company with and into Merger Sub. Pursuant to the Merger, the separate existence of the Company will cease and Merger Sub will continue as the surviving corporation and a wholly owned subsidiary of Parent. In addition, each issued and outstanding share of common stock, par value $1.00 per share, of the Company (the “Company Common Stock”), other than shares held in treasury or held by Parent or Merger Sub or any wholly-owned subsidiaries of the Company, Parent or Merger Sub, or as to which dissenters’ rights have been perfected, will be converted into the right to receive, at the holder’s direction, either (i) 1.03 shares of common stock, par value $0.75 per share, of Parent (“Parent Common Stock”) (the “Stock Consideration”) or (ii) $65 in cash without interest (the “Cash Consideration”) or (iii) the combination of (a) $16.25 in cash and (b) 0.7725 shares of Parent Common Stock (together with the Stock Consideration and the Cash Consideration, the “Consideration”), subject to proration, in the case of (i) and (ii), as set forth in Merger Agreement. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
      You have asked for our opinion as to whether the Consideration to be received by the holders of shares of Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.
      For purposes of the opinion set forth herein, we have:

i)	reviewed certain publicly available financial statements and other business and financial information of the Company and the Parent;

ii)	reviewed certain internal financial statements and other financial and operating data, including internal oil and gas reserve and production estimates, concerning the Company prepared by the management of the Company;

iii)	reviewed certain financial projections prepared by the management of the Company;

iv)	discussed the past and current operations and financial condition and the prospects of the Company, including internal oil and gas reserve and production estimates, with senior management of the Company;

v)	reviewed certain internal financial statements and other financial and operating data, including internal oil and gas production estimates, concerning the Parent prepared by the management of the Parent;

vi)	reviewed certain financial projections prepared by the management of the Parent;

vii)	discussed the past and current operations and financial condition and the prospects of the Parent, including internal oil and gas production estimates, with senior management of the Parent;

viii)	reviewed the pro forma impact of the merger on the Parent’s earnings per share, cash flow per share, return on capital employed, and oil and gas reserves and production;

ix)	reviewed the reported prices and trading activity for the Company Common Stock and for the Parent Common Stock;

x)	compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other comparable publicly-traded companies and their securities;

xi)	compared the financial performance of the Parent and the prices and trading activity of the Parent Common Stock with that of certain other comparable publicly-traded companies and their securities;

xii)	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

xiii)	reviewed certain reserve reports prepared by the Company;

xiv)	discussed certain information prepared by the management of the Company relating to strategic, financial and operational benefits anticipated from the Merger and the strategic rationale for the Merger with senior management of the Company;

xv)	participated in discussions among representatives of the Company, the Parent and certain other parties;

xvi)	reviewed the draft Merger Agreement and certain related documents; and

xvii)	performed such other analyses and considered such other factors as we have deemed appropriate.

      We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us by the Company for the purposes of this opinion. With respect to the financial projections and other financial and operating data, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and the Parent. We have relied upon without independent verification on the assessment by the management of the Company of the strategic rationale of the Merger, including information related to certain strategic, financial and operational benefits anticipated from the Merger. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without material modification, waiver or delay, including among other things, that the Merger will be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended. Morgan Stanley has assumed that in connection with the receipt of all the necessary regulatory approvals for the proposed Merger, no restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or the Parent. With respect to the reserve estimates and reports referred to above, we are not experts in the engineering evaluation of oil and gas properties and, with your consent, we have relied, without independent verification, solely upon the internal reserve estimates of the Company. In addition, we are not legal, regulatory or tax experts and have relied, without independent verification, on the assessment of the Company and the Parent and their advisors with respect to such matters. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

      We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a significant portion of which is contingent upon the closing of the Merger. In the past, Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and its affiliates have provided financial advisory and financing services for the Company and ChevronTexaco and have received fees from ChevronTexaco for the rendering of these services. Morgan Stanley may also seek to provide such services to ChevronTexaco in the future and may receive fees in connection with such services. In addition, Morgan Stanley is a full service securities firm engaged in securities trading, investment management and brokerage services. In the ordinary course of its trading, brokerage, investment management and financing activities, Morgan Stanley or its affiliates may actively trade the debt and equity securities or senior loans of the Company or the Parent, or any currencies or commodities (or derivatives thereof) for its own accounts or for the accounts of its customers or its managed investment accounts and, accordingly, may at any time hold long or short positions in such securities, senior loans, currencies or commodities (or derivatives thereof).
      It is understood that this letter is for the information of the Board of Directors of the Company and may not be disclosed or referred to publicly or used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company or the Parent in respect of the Merger with the U.S. Securities and Exchange Commission if such inclusion is required by applicable law. This opinion does not address the underlying business decision to enter into the Merger. In addition, this opinion does not in any manner address the prices at which the Parent Common Stock will trade at any time, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meeting held in connection with the Merger or what election such shareholders should make with respect to the Consideration.
      Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Stephen R. Munger
Stephen R. Munger
Managing Director

ANNEX C
DELAWARE CODE ANNOTATED
8 DEL. C. SEC. 262 (2002)
sec. 262. Appraisal rights
      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.
      (d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.
      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.
      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

FORM OF UNOCAL CORPORATION ELECTION FORM

Pursuant to the terms of the Agreement and Plan of Merger, as described and set forth in the Proxy Statement/Prospectus dated June 29, 2005, upon consummation of the merger each share of Unocal Corporation will be converted into the right to receive either a mix of Chevron Corporation common stock and cash, stock, or cash. As a Unocal Corporation stockholder, you are being given the opportunity to elect for each Unocal share:

•	a combination of 0.7725 of a share of Chevron common stock and $16.25 in cash (the “mixed election”);
•	1.03 shares of Chevron common stock (the “all-stock election”) or
•	$65 in cash (the “all-cash election”).

Your election is subject to certain proration rules, as described in the Proxy Statement/Prospectus.

I/we the undersigned, surrender to you for exchange the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the shares of Unocal Corporation common stock represented by the enclosed certificates, have full authority to surrender these certificate(s) and give the instructions in this Election Form and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please complete the back if you would like to transfer ownership or request special mailing.

(1)	Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X

Signature of Stockholder	Date	Daytime Telephone #

X

Signature of Stockholder	Date	Daytime Telephone #

(2)	SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.

Under penalties of perjury. I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. person (including a U.S. resident alien).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:	Date:

PLACE AN ☒ IN ONE ELECTION BOX ONLY

(3)	☐	All Mixed Election	(4)	☐	All Stock Election Only

(5)	☐	All Cash Election Only	(6)	☐	No Election

(7)	☐	Combination* Cash Stock Shares Shares

*Any remaining shares will be the mixed election.

If you cannot produce some or all of your Unocal Corporation stock certificate(s), you must obtain a lost instrument open penalty surety bond. To do so through Mellon, complete the section below. (Alternatively, you may obtain such a bond through an intermediary of your choice, as long as the insurance company that issues the bond is rated A+XV or better by A.M. Best & Company). Please print clearly.

(8)	AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY
THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED
Taxpayer ID or Social Security Number

TOTAL SHARES LOST

Please Fill In Certificate No(s). if Known	Number of Shares

Attach separate schedule if needed

By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the “securities” described in the enclosed Election Form. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Election Form, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond #8302-00-67. I/We hereby agree to surrender the securities for cancellation should I/We, at any time, find the securities.

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, Unocal Corporation, Chevron Corporation, all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney’s fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond #8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder)		on this (date)

	(Deponent) (Indemnitore) (Heirs Individually)		Month Day Year

Social Security #	Date	Notary Public

Lost Securities Premium/Service Fee Calculation
If you have lost certificate(s) representing 100 shares or less, there is only a $25.00 service fee.

1.	Enter the number of shares that are lost: x (Cash Rate) $65.00=$ Share Value*
*If the share value exceeds $500,000, or if the shareholder is foreign or deceased, do not complete this affidavit, as it will be considered invalid. Complete only the Election Form and contact Mellon Investor Services regarding the lost certificate(s).

2.	Please Enter Share Value $___(Share Value) x (2%) or .02= Multiply by 2% (.02) for Surety Premium.	$	Surety Premium

3.	Add $25.00 for service fee	$	Service Fee
	Total Amount Due (Add Lines 2 & 3)	$	Total Fee

Please make all checks payable to: Mellon Investor Services, 85 Challenger Rd., Ridgefield Park, NJ 07660. Any checks over $250.00 must be in the form of a certified check, cashier’s check or money order.

(9)
Special Transfer Instructions

If you want your Chevron Corporation common DRS Stock Distribution Statement, check for fractional shares, and/or check for cash to be issued in another name, fill in this section with the information for the new account name.
Signature Guarantee Medallion

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)

Address (Number and Street)	(Name of Guarantor — Please Print)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)

If the Exchange Agent has not RECEIVED an effective Election Form from a holder of shares of Unocal Corporation Common Stock at the Exchange Agent’s designated office by 5:00 p.m., Eastern Daylight Time, on or prior to August 9, 2005, such holder shall be deemed to have made no election and such holder’s shares of Unocal Corporation Common Stock shall be deemed to be No Election Shares (as defined in the Merger Agreement).

INSTRUCTIONS FOR COMPLETING THE ELECTION FORM

PLEASE NOTE: TOTAL SHARES YOU HOLD ARE LISTED ABOVE YOUR NAME AND ADDRESS (STOCK CERTIFICATE SHARES ON LEFT AND UNOCAL DIVIDEND REINVESTMENT SHARES ON RIGHT)

(1)	Sign, date and include your daytime telephone number in this Election Form in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope.

(2)	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

(3)	If you are electing to receive the mixed election for all of your Unocal shares, please check this box.

(4)	If you are electing to receive all stock, please check this box only.

(5)	If you are electing to receive all cash, please check this box only.

(6)	To specify no election, please check this box only.

(7)	If you choose the combination, you must indicate the number of shares you are electing to receive all stock, and/or all cash. You will receive the mixed election for any remaining shares.

(8)	If you cannot locate some or all of your Unocal Corporation stock certificates, please follow the instructions provided and complete Box 8, the Affidavit of Lost, Missing or Destroyed Certificates section, on the front side of the Election Form.

(9)	If you want your Chevron common DRS Stock Distribution Statement, check for fractional shares, and/or check for cash to be issued in another name, complete the Special Transfer Instructions in Box 9. Signature(s) in Box 9 must be medallion guaranteed.

Please refer to the letter of transmittal included in your packet for additional information and instructions. If you wish to designate an allocation of the merger consideration among your Unocal shares for tax purposes, please consult your tax advisor.

HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone — 9 a.m. to 7 p.m. Eastern Daylight Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:
      1-866-865-6324 (Toll Free)
From outside the U.S.:
      1-201-329-8660 (Collect)

WHERE TO FORWARD YOUR ELECTION FORM

By Regular Mail:

Mellon Investor Services LLC
Attn: Reorganization Dept.
P.O. Box 3301
South Hackensack, NJ 07606

By Overnight Courier or
Registered Insured Mail:

Mellon Investor Services LLC
Attn: Reorganization Dept.
85 Challenger Road
Mail Drop-Reorg
Ridgefield Park, NJ 07660

By Hand:

Mellon Investor Services LLC
Attn: Reorganization Dept.
120 Broadway, 13th Floor
New York, NY 10271

FORM OF UNOCAL STOCKHOLDER LETTER

June 29, 2005

Dear Unocal Stockholders:

     Thank you for your support toward completing the merger between Chevron Corporation and Unocal Corporation. The merger will be considered at a special meeting of Unocal stockholders to be held on August 10, 2005. Pending receipt of stockholder and all necessary regulatory approvals, we presently expect that the merger will become effective in the first half of August 2005.

     Under the terms of the merger agreement, each Unocal stockholder has the opportunity to elect to receive, for each share of Unocal common stock that he or she owns, a combination of 0.7725 of a share of Chevron common stock and $16.25 in cash (the “mixed election”),1.03 shares of Chevron common stock (the “stock election”), or $65.00 in cash (the “cash election”).

     Stockholders may make the mixed election, the stock election and/or the cash election with respect to all or any number of their Unocal shares. The cash elections and stock elections of Unocal stockholders will be subject to proration to preserve an overall mix of 0.7725 of a share of Chevron common stock and $16.25 in cash for all of the outstanding shares of Unocal common stock taken together, after taking into account all of the elections made by all of the Unocal stockholders.

     All the documents necessary to complete your election are included in this package. Please review the following documents carefully:

(1)	The Election Form for making your mixed election, stock election, cash election, or a combination of mixed, stock and/or cash elections and for surrendering your Unocal stock certificate(s), which includes a Substitute Form W-9 to certify your taxpayer identification/social security number.

(2)	The Instructions for Completing the Election Form regarding the election process.

(3)	A Notice of Guaranteed Delivery to be used if none of the procedures for delivering your Unocal stock certificate(s) can be completed on a timely basis.

(4)	Frequently Asked Questions.

(5)	A Return Envelope for mailing items to the Exchange Agent, Mellon Investor Services LLC.

     Please complete the Election Form, attach the stock certificate(s) representing the Unocal shares covered by your election or a properly completed Notice of Guaranteed Delivery, and deliver these items to Mellon Investor Services LLC. This form and your stock certificate(s) or Notice of Guaranteed Delivery must be RECEIVED no later than the election deadline, which will be 5:00 p.m., Eastern Daylight Time, on August 9, 2005. We presently expect that the merger will occur in the first half of August 2005. In the event that the expected effective time of the merger and the election deadline change, we will announce the revised dates, in a press release, on our web sites at www.unocal.com and www.chevron.com, and in a filing with the Securities and Exchange Commission. You may also obtain up-to-date information regarding the election deadline by calling the Exchange Agent at 1-866-865-6324.

     There is a limited period of time for you to deliver your Election Form and your Unocal stock certificate(s). Therefore, we encourage you to submit your Election Form and Unocal stock certificate(s) promptly. If you do not make a valid election, you will be deemed to have made an election to receive the mixed consideration for all of your shares of Unocal common stock surrender with the Election Form. You should note that if you elect to receive Chevron common stock, the value of the shares you receive will depend on the market value of Chevron’s common stock at the effective time of the merger. Information regarding Chevron stock prices can be obtained by calling the Exchange Agent at 1-866-865-6324 or on Chevron’s web site at www.chevron.com.

     You can find additional information on the merger and related transactions in the Proxy Statement/Prospectus dated June 29, 2005, available through the Securities and Exchange Commission’s website at http://www.sec.gov, as well as in the enclosed Instructions for Completing the Election Form. The answer to Question No. 20 in the Frequently Asked Questions explains how you can obtain a copy of the Proxy Statement/Prospectus. The information contained in the Proxy Statement/Prospectus speaks as of June 29, 2005, and does not reflect subsequent developments. However, it incorporates by reference subsequent filings with the Securities and Exchange Commission by Chevron and Unocal. You should rely only on the information contained or expressly incorporated by reference in the Proxy Statement/Prospectus. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in that document.

     If you cannot locate your stock certificate(s) or should you have any questions regarding the forms or the election process, contact the Exchange Agent, Mellon Investor Services LLC at 1-866-865-6324.

Bryan J. Pechersky
Corporate Secretary
Unocal Corporation

Lydia I. Beebe
Corporate Secretary
Chevron Corporation

FORM OF

Chevron Corporation/Unocal Corporation Merger
Frequently Asked Questions

1. When will the merger be completed?

The companies presently expect that the merger will become effective in the first half of August 2005. The merger will be considered at a special meeting of Unocal stockholders to be held on August 10, 2005, and we expect to receive all of the required regulatory approvals in the near future. Based on this timetable, the election deadline for Unocal stockholders will be 5:00 p.m., Eastern Daylight Time, August 9, 2005. If the expected effective time of the merger and the election deadline change, Chevron and Unocal will provide information regarding the revised dates in a press release, on their websites at www.chevron.com and www.unocal.com and in a filing with the Securities and Exchange Commission. You may also obtain up-to-date information regarding the election deadline by calling Mellon Investor Services LLC at 1-866-865-6324.

2. What will I receive in exchange for my Unocal shares upon completion of the merger?

You have the opportunity to elect to receive, for each share of Unocal common stock that you own:

•	a combination of 0.7725 of a share of Chevron common stock and $16.25 in cash (a “mixed election”);

•	1.03 shares of Chevron common stock (subject to proration in certain circumstances) (a “stock election”); or

•	$65.00 in cash (subject to proration in certain circumstances) (a “cash election”).

3. Do I have to make the same election with respect to all of the Unocal shares that I own?

No.

You may specify the number of Unocal shares with respect to which you want to make a stock and/or cash election in the spaces provided in Box 7 on the Election Form, in which case the balance of your Unocal shares, if any, will receive the mixed consideration.

4. Will I receive any fractional shares?

No.

No fractional shares of Chevron common stock will be delivered in the merger. Instead, you will be entitled to receive cash, without interest, for any fractional share of Chevron common stock you might otherwise have been entitled to receive, based on a portion of the proceeds from the sale of all fractional shares in the market by the Exchange Agent.

5. How do I make an election if I hold my shares through a broker or other nominee?

If you hold your shares through a broker or other nominee, they must make an election for your shares on your behalf in accordance with your instructions. Please instruct them how to exchange your shares by completing the election instructions you will receive from them.

6. When is my Election Form due?

Your Election Form and your Unocal stock cer-tificate(s) must be RECEIVED by the Exchange Agent, Mellon Investor Services LLC, by the election deadline, which is 5:00 p.m., Eastern Daylight Time, August 9, 2005. If you hold your shares through a broker or other nominee, you must return your election instructions to them in time for them to respond by the election deadline. Please refer to the instructions provided by your broker or other nominee.

7. Am I guaranteed to receive the Chevron common stock or cash I ask for on the Election Form?

No.

If the result of the elections by all Unocal stockholders would require an amount greater than the product of $16.25 and the total number of outstanding Unocal shares to be paid in cash, you will not receive $65.00 in cash for each share of Unocal common stock with respect to which you have made a cash election, but instead will receive a mix of stock and cash calculated to preserve an overall mix of 0.7725 of a share of Chevron common stock and $16.25 in cash for all outstanding shares of Unocal common stock taken together, after taking into account all of the elections made by all of the Unocal stockholders. In all cases, you will receive at least $16.25 for each of your shares with respect to which you make a cash election. Similarly, if the result of the elections by all Unocal stockholders would require a number of shares of Chevron common stock greater than the product of 0.7725 and the total number of total outstanding Unocal shares to be converted into Chevron shares, you will not receive 1.03 shares of Chevron common stock for each share of Unocal common stock, but instead will receive a mix of stock and cash calculated to preserve an overall mix of 0.7725 of a share of Chevron common stock and $16.25 in cash for all outstanding shares of Unocal common stock taken together, after taking into account all of the elections made by all of the Unocal stockholders. In all cases, you will receive at least 0.7725 of a share of Chevron common stock for each of your shares with respect to which you make a stock election.

Thus, even if you make a valid election, you may not receive exactly the form of consideration that you request. The proration rules referenced in this paragraph are explained in detail under the caption “The Merger Agreement—Merger Consideration” in the Proxy Statement/Prospectus, dated June 29, 2005, previously delivered to you.

8. What happens if I do not make an election, make more than one election on the Election Form or miss the election deadline?

If you do not make an election, make more than one election on the Election Form or miss the election deadline, you will be deemed to have indicated no election as to the form of consideration that you will receive in the merger, and you will receive the mixed consideration, consisting of 0.7725 of a share of Chevron common stock and $16.25 in cash, for each share of Unocal common stock that you surrender.

9. I have received more than one set of Election Materials in connection with the election. Do I need to complete them all?

Yes. If you received more than one set of Election Materials, this indicates that you own stock in more than one manner or you own stock in more than one name. For example, you may have shares registered directly with Unocal; you may own Unocal shares through a third party, such as a broker or the administrator of Unocal’s Dividend Reinvestment Plan; or you may own shares in both single name and joint name. Each set of Election Materials you receive is specific to the manner in which you hold your Unocal shares. Failure to complete one of the Election Forms means that no election will be made with respect to the shares to which that Election Form applies.

10. What are the tax consequences associated with each of the election options?

Different tax consequences may be associated with each of the election options. The tax consequences to you of the merger will depend on the facts of your own situation. Therefore, you should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your Unocal shares for Chevron shares, cash, or a combination of Chevron shares and cash. You can also refer to the general description of tax consequences under the caption, “The Merger—Material Federal Income Tax Consequences of the Merger” in the Proxy Statement/Prospectus, dated June 29, 2005.

11. Will Unocal stock continue to trade until the effective time of the merger?

Yes. Unocal stock will continue to trade on the NYSE during the election period and until the effective time of the merger. However, after your shares are sent to the Exchange Agent, you will not be able to trade them.

12. What will I receive as future dividends if I elect to receive Chevron common stock?

Your Chevron shares will be eligible for any Chevron dividends that are declared by the Chevron Board of Directors with a record date after the effective date of the merger. The current Chevron dividend is $0.45 per share on a quarterly basis, paid on or about the 10th day of March, June, September and December.

It is important to note that if you are entitled to receive Chevron shares in the merger, you will not receive any Chevron dividends to which you are entitled until your Unocal stock certificates are delivered to the Exchange Agent for exchange.

13. How long will it take to receive cash or Chevron shares after the effective date of the merger?

If the Exchange Agent receives a valid Election Form and your Unocal stock certificate(s) by the Election Deadline, the cash and/or Chevron shares to which you are entitled will be mailed within ten days after the effective date of the merger. If the Exchange Agent receives your Unocal stock certificate(s) after the Election Deadline, you will receive the cash and/or Chevron shares as soon as practicable from the Exchange Agent.

Chevron shares will be issued via a Direct Registration System® (DRS) stock distribution statement. You will not receive a stock certificate.

14. What if I have lost my Unocal stock certificate(s)?

You should complete Box 8 of the Election Form and pay the total fee indicated therein or contact Mellon Investor Services LLC at 1-866-865-6324.

15. What if my address has changed?

You should either correct your address on the Election Form or submit your new address in writing with the Election Form.

16. Should I insure the Unocal stock certificate(s) I mail for exchange?

We suggest that you return your Unocal stock certificate(s) by registered mail and insure the certificate(s) for two percent of the value of the shares. If you choose to send your certificates by registered insured mail or overnight delivery, do not use the addressed envelope included with this mailing. Please send them to the following address:

Mellon Investor Services LLC
Reorganization Department
85 Challenger Road
Ridgefield Park, NJ 07660

17. Should I sign my Unocal stock certificate(s) before returning them?

No. Your completed and signed Election Form will replace the necessity to sign your stock certificate(s).

18. What happens to my shares held in the Unocal Dividend Reinvestment Plan?

The election you make on your Election Form applies to all of your Unocal shares, including shares held in your Dividend Reinvestment Plan account. Therefore, subject to the proration procedures described in Answer 7 above, you will receive a combination of Chevron common stock and cash, Chevron common stock or cash in accordance with your election.

19. What is the trading symbol for Chevron common stock?

Chevron common stock is listed on the New York Stock Exchange and the trading symbol is “CVX.”

20. What if I have lost or misplaced my copy of the Proxy Statement/Prospectus dated June 29, 2005?

In making your election to receive the mixed consideration, shares of Chevron common stock or cash for your shares of Unocal common stock, you should refer to the information included in the Prospectus/Proxy Statement, dated June 29, 2005, mailed in connection with the special meeting of stockholders of Unocal to be held on August 10, 2005 and available through the Securities and Exchange Commission’s website.at www.sec.gov. If you have lost or misplaced your copy of the Prospectus/Proxy Statement, you may obtain an additional copy by contacting: MacKenzie Partners at (800)322-2885, Unocal Corporation at (800) 252-2233 or Chevron Corporation at (925) 842-1000.

21. After the merger, if I receive Chevron common stock will I be automatically enrolled in Chevron’s Dividend Reinvestment Plan?

No. Shortly after the merger, you will receive information about enrolling in Chevron’s Dividend Reinvestment and Stock Purchase Plan from Chevron’s Transfer Agent, Mellon Investor Services LLC. At that time, you may enroll in the plan by mail or online.

22. Who do I call if I have additional questions or need more information?

You may contact the Exchange Agent, Mellon Investor Services LLC, at 1-866-865-6324.

FORM OF

INSTRUCTIONS FOR COMPLETING THE ELECTION FORM

These instructions are for the accompanying Election Form for the registered stockholders of Unocal Corporation. All elections are subject to the Agreement and Plan of Merger, dated April 4, 2005, by and among Unocal Corporation (“Unocal”), Chevron Corporation (“Chevron”) and Blue Merger Sub, a wholly owned subsidiary of Chevron (the “merger agreement”), which was furnished to stockholders as part of the Proxy Statement/Prospectus dated June 29, 2005.

GENERAL INSTRUCTIONS

The Election Form is to be completed and submitted to Mellon Investor Services LLC (the Exchange Agent) prior to the Election Deadline indicated below by those holders of Unocal shares desiring to make an Election. It also may be used, following consummation of the merger, as a letter of transmittal to accompany the surrender of Unocal shares to be exchanged for the merger consideration by holders of Unocal shares who do not complete and submit the Election Form prior to the Election Deadline, although any such Unocal shares so surrendered will be treated as No Election Shares (as defined in the merger agreement) for all purposes of the merger agreement.

Until a record holder’s Unocal share certificate(s) or confirmation of a book-entry transfer of the holder’s Unocal shares into the Exchange Agent’s account at DTC is received by the Exchange Agent at one of the addresses set forth on the front of the Election Form, together with any other documents the Exchange Agent may require, and until the same are processed for exchange by the Exchange Agent, the holder will not receive a Direct Registration System (DRS) stock distribution statement regarding such holder’s Chevron shares and/or check representing cash consideration or cash in lieu of fractional shares (if any) in exchange for the holder’s Unocal share certificate(s). No interest will accrue on any cash consideration or any cash in lieu of fractional shares.

Any holder of Unocal shares who has made an election by submitting an Election Form to the Exchange Agent may at any time prior to the Election Deadline change that holder’s election by submitting to the Exchange Agent a revised, later-dated Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline. Any holder of Unocal shares may at any time prior to the Election Deadline revoke an election and withdraw the certificate(s) for the holder’s Unocal shares deposited with the Exchange Agent by written notice to the Exchange Agent received prior to the Election Deadline. After the Election Deadline, a holder of Unocal shares may not change an election and may not withdraw such holder’s certificate(s) unless the merger agreement is terminated.

If the Exchange Agent, Mellon Investor Services LLC, has not RECEIVED a properly completed Election Form from a holder of shares of Unocal common stock at the Exchange Agent’s designated office by 5:00 p.m., Eastern Daylight Time, on or prior to August 9, 2005 (the “Election Deadline”), such holder shall be deemed to have made no election and such holder’s shares of Unocal common stock shall be deemed to be No Election Shares (as defined in the merger agreement).

ELECTION FORM

ABOUT YOU AND YOUR SHARES (BOX 1)

Shown above Box 1 of the Election Form are the registration number of your account and the number and type of shares owned by you as reflected on the records of Unocal at the time of mailing these instructions. The total stock certificate shares are on the left and the dividend reinvestment shares are on the right above your name and address. If your stock certificate(s) is lost, please complete Box 8 of the Election Form or contact the Exchange Agent, Mellon Investor Services, at 1-866-865-6324. Strike any incorrect address information that is printed above Box 1 of the Election Form. Clearly print the correct address in the space beside the printed information.

ELECTION OPTIONS AND REQUIRED SIGNATURES (BOXES 1-7)

The terms of the merger agreement allow you to choose, subject to certain limitations, the type of consideration you receive for each of your shares. For more information, please refer to the Proxy Statement/Prospectus dated June 29, 2005. Regardless of the option you choose, your stock certificate(s) must be returned with the Election Form for your election to be valid.

A)	Election Options (BOXES 3-7)

     Select from the following options:

Box 3.       Exchange each of your Unocal shares for a combination of $16.25 in cash and 0.7725 of a share of Chevron common stock (“all-mixed election”). Check Box 3 on the Election Form if you would like to elect the mixed election for all of your Unocal shares being surrendered with this Election Form.

Box 4.       Exchange each of your Unocal shares for Chevron common stock (“all-stock election only”). Check Box 4 on the Election Form if you would like to make the all-stock election for each of your Unocal shares being surrendered with this election form. You will receive 1.03 shares of Chevron common stock for each Unocal share, subject to proration to preserve an overall mix of 0.7725 of a share of Chevron common stock and $16.25 in cash for all of the outstanding shares of Unocal common stock taken together, after taking into account all of the elections made by all of the Unocal stockholders. No fractional shares will be issued and you will receive a cash payment in lieu of fractional shares.

Box 5.       Exchange each of your Unocal shares for cash (“all-cash election only”). Check Box 5 on the Election Form if you would like to make the all-cash election for all of your Unocal shares being surrendered with this Election Form. You will receive $65.00 for each Unocal share you surrender, subject to proration to preserve an overall mix of 0.7725 of a share of Chevron common stock and $16.25 in cash for all of the outstanding shares of Unocal common stock taken together, after taking into account all of the elections made by all of the Unocal stockholders.

Box 6.       No preference indicated as to form of consideration. Check Box 6 on the Election Form if you do not wish to indicate any preference as to the form of consideration you will receive for your Unocal shares in the merger.

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Box 7.       Exchange some of your Unocal shares for all cash, some of your Unocal shares for all stock and some of your Unocal shares for a combination of cash and stock (combination). Check Box 7 if you wish to make the stock election and/or the cash election with respect to some, but not all, of your Unocal shares being surrendered with the Election Form. Indicate the number of shares for which you are electing to receive all stock and/or all cash in the space provided. You will receive the mixed election for any remaining shares.

B)	Required Signatures (Box 1)

All individuals listed on the account must sign the Election Form. Please be sure to include your daytime telephone number.

By your signature, you (1) acknowledge receipt of the Proxy Statement/Prospectus and agree that all elections, instructions and orders in the Election Form are subject to the terms and conditions of the merger agreement, the Proxy Statement/Prospectus and the instructions applicable to the Election Form; (2) represent and warrant that you are, as of the date hereof, and will be, as of the effective time of the merger, the record holder of the Unocal shares represented by the share certificate(s) surrendered herewith, with good title to those common shares and full power and authority (i) to sell, assign and transfer those common shares free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims and (ii) to make the election indicated on this Election Form; (3) agree that you will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of the Unocal shares represented by the share certificate(s) surrendered herewith; (4) irrevocably appoint the Exchange Agent, as your agent, to effect the exchange pursuant to the merger agreement and the instructions hereto; (5) authorize and instruct the Exchange Agent to deliver the certificate(s) covered hereby, and to receive on your behalf, in exchange for the Unocal shares represented by that certificate(s), any check and/or any cer-tificate(s) for Chevron shares issuable to the undersigned; (6) authorize the Exchange Agent to follow any election and to rely upon all representations, certifications and instructions contained in the Election Form; and (7) agree that all authority conferred or agreed to be conferred in the Election Form is binding upon your successors, assigns, heirs, executors, administrators and legal representatives and is not affected by, and survives, your death or incapacity.

C)	W-9 Certification (Box 2)

Certify that the Social Security Number printed on the form is correct. Regardless of whether you have previously furnished a Taxpayer Identification Number (TIN), Social Security Number (SSN) or the certification on Form W-9 with respect to dividend payments, you must again furnish this number on the Substitute Form W-9 Certification.

If you are a trustee, executor, administrator or someone who is acting on behalf of a stockholder and your name is not printed on the Election Form, you must include your full title and send us proper evidence of your authority to exchange the shares.

VALIDITY OF SURRENDER; IRREGULARITIES

Any disputes regarding your election or the elections made by other Unocal stockholders will be resolved by the Exchange Agent (in consultation with Unocal and Chevron) and its decision will be final for all parties concerned. The Exchange Agent has the right, subject to reasonable discre-

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tion, to reject any and all Election Forms which it determines are not in proper form or to waive minor defects in any Election Form. Surrenders of stock certificate(s) will not be effective until all defects or irregularities that have not been waived by the Exchange Agent have been corrected. None of the Exchange Agent, Unocal or Chevron is under any obligation to provide notification of any defects in the deposit and surrender of any certificate(s) formerly representing Unocal shares, nor shall the Exchange Agent, Unocal or Chevron be liable for any failure to give any such notification. Please return your Election Form promptly to allow sufficient time to correct any possible deficiencies before the Election Deadline.

LOST, MISSING OR DESTROYED CERTIFICATE(S) (BOX 8)

Complete all of the blanks in Box 8, including Numbers 1-3. Make checks payable to Mellon Investor Services.

UNLESS THERE ARE SPECIAL TRANSFER OF PAYMENT INSTRUCTIONS OR SPECIAL DELIVERY INSTRUCTIONS, OR YOU ARE REPORTING LOST, STOLEN OR DESTROYED CERTIFICATES, YOU NEED NOT CONTINUE TO THE NEXT SECTION. HOWEVER, BEFORE YOU MAIL YOUR ELECTION FORM, MAKE SURE YOU DO THE FOLLOWING:

a)	Verify the election you have chosen;

b)	Sign, and date the Election Form and include your daytime phone number;

c)	Verify the SSN or TIN printed on the form and sign the Substitute Form W-9 certification; and

d)	Include your Unocal stock certificates, if applicable, along with the Election Form in the enclosed envelope.

e)	If you are reporting lost, stolen or destroyed certificates, please complete Box 8 or contact Mellon Investor Services at 1-866-865-6324.

SPECIAL TRANSFER INSTRUCTIONS (Box 9)

If you want your Chevron common stock registered or your check made payable in a name or names different from the name(s) printed on the Election Form, please follow the instructions below.

First, print the name(s) and address(es) of the person(s) receiving the shares in the space provided under Special Transfer Instructions. Then, refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your Election Form.

Name change due to marriage or transfer of ownership to another individual:

1.	Obtain a signature guarantee for the stockholder whose name is printed on the Election Form. If it is a joint account both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

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2.	Complete the Substitute Form W-9 in Section 2 of the Election Form by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the Instructions for Completing Substitute Form W-9 for more detailed information.

Stockholder whose name is printed on the Election Form is deceased. You are the executor or administrator of the estate:

1.	Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

2.	Obtain a signature for the legal representative. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

3.	Complete the Substitute Form W-9 in Section 2 of the Election Form by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. If the account is being registered in the name of the estate and not to an individual, a TIN is required. Please refer to the Instructions for Completing Substitute Form W-9 for more detailed information.

The account is a joint account and one of the account holders is deceased. Transferring shares to the survivor only:

1.	Provide a certified (under raised seal) copy of death certificate.

2.	Provide the survivor’s signature.(Signature guarantee is not necessary in this case.)

3.	Complete the Substitute Form W-9 in Section 2 of the Election Form by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the Instructions for Completing Substitute Form W-9 for more detailed information.

The account is a joint account and one of the account holders is deceased. Transferring shares to the survivor and adding a name:

1.	Provide a certified (under raised seal) copy of death certificate.

2.	The survivor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker whose is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

3.	Complete the Substitute Form W-9 in Section 2 of the Election Form by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the Instructions for Completing Substitute Form W-9 for more detailed information.

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The account is a custodial account and the former minor has reached the legal age of majority:

1.	The former minor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Security Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2.	Provide a certified (under raised seal) copy of the birth certificate for the former minor.

3.	Complete the Substitute Form W-9 in Section 2 of the Election Form by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the Instructions for Completing Substitute Form W-9 for more detailed information.

If the request is being made by a minor who has now reached the age of majority:

1.	The former minor must obtain a signature guarantee. This signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2.	Complete the Substitute Form W-9 in Section 2 of the Election Form by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the Instructions for Completing Substitute Form W-9 for more detailed information.

You want to have the account registered in the name of a trust:

1.	Obtain a signature guarantee for the stockholder whose name is printed on the Election Form. If it is a joint account both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2.	Provide a copy of the first and last pages of the trust agreement.

3.	Complete the Substitute Form W-9 in Section 2 of the Election Form by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the Instructions for Completing Substitute Form W-9 for more detailed information.

NOTICE OF GUARANTEED DELIVERY.

If your Unocal share certificates are not immediately available or you cannot deliver your certificates and all other required documents to the Exchange Agent or cannot complete the procedure for delivery of Unocal shares by book-entry transfer into the Exchange Agent’s account at the Depository Trust Company (DTC) prior to the Election Deadline, you may deliver your Unocal shares by prop-

6

erly completing and duly executing a Notice of Guaranteed Delivery if (1) the Guarantee of Delivery is made by or through a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company in the United States; (2) prior to the Election Deadline, the Exchange Agent receives a properly completed and duly executed Notice of Guaranteed Delivery, as provided herein, together with a properly completed and duly executed Election Form and any other documents required by the Election Form; and (3) the certificates for all the Unocal shares covered by the Notice of Guaranteed Delivery, in proper form for transfer (or confirmation of a book-entry transfer of such Unocal shares into the Exchange Agent’s account at DTC), are received by the Exchange Agent within three New York Stock Exchange trading days after the Election Deadline. If the above requirements are not satisfied in a timely manner, you will be deemed to have made no election.

If your circumstances differ from those listed above, or if you have any other questions, please contact Mellon Investor Services at 1-866-865-6324.

DIVIDEND REINVESTMENT PLAN PARTICIPANTS

Any reference to the term “certificate” means Unocal common shares held in certificate form. Your Unocal Dividend Reinvestment Plan shares are held as book entry; therefore, you will not have any certificates to surrender. However, you are still required to complete the Election Form as explained in the Section entitled ELECTION OPTIONS AND REQUIRED SIGNATURES in the INSTRUCTIONS section of this booklet. Please note: on July 1, 2005, Unocal suspended the Unocal Dividend Reinvestment Plan and any future dividend declared by the Unocal board of directors will be paid in cash and will not be reinvested. In addition, no further optional cash payments for the purchase of additional shares will be accepted.

DELIVERY INSTRUCTIONS

Mellon Investor Services LLC

For information (Toll Free): 1-866-865-6324

By Regular Mail
Mellon Investor Services LLC
Reorganization Department
Post Office Box 3301
South Hackensack, NJ 07606

By Registered Insured Mail or Overnight Delivery:
Mellon Investor Services LLC
Reorganization Department
85 Challenger Road
Ridgefield Park, NJ 07660

By Hand:
Mellon Investor Services LLC
Reorganization Department
120 Broadway
13th Floor
New York, NY 10271

7

MERCER TRUST COMPANY, TRUSTEE – UNOCAL SAVINGS PLAN	Special Meeting of Stockholders – Voting Instructions	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2

I understand that Mercer Trust Company, the Trustee, is the holder of record and custodian of all shares of Unocal Corporation (the “Company”) common stock allocated to me under the Unocal Savings Plan. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Special Meeting of Stockholders to be held on August 10, 2005 relating to the merger of the Company with and into a wholly-owned subsidiary of Chevron Corporation.
Accordingly, please vote my shares as follows:
		FOR	AGAINST	ABSTAIN
Item 1:	Approval and adoption of the Agreement and Plan of Merger, dated as of April 4, 2005, by and among Unocal Corporation, Chevron Corporation and Blue Merger Sub Inc., a wholly owned subsidiary of Chevron Corporation	☐	☐	☐

		FOR	AGAINST	ABSTAIN
Item 2:	Approval of any adjournment or postponement of the special meeting, if necessary, to solicit additional proxies	☐	☐	☐

Signature _____________________________ Signature _____________________________ Date ________________
Please mark, date and sign as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee or guardian, you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder should sign.
• See other side for important information •

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on August 8, 2005.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/ucl-empsp	OR	Telephone 1-866-540-5760	OR	Mail
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

View Unocal’s Proxy Statement on the World Wide Web:
http://www.unocal.com/specialproxy

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

TO: MEMBERS OF THE UNOCAL SAVINGS PLAN

Your voting instructions are solicited on behalf of the Board of Directors of Unocal Corporation for the Special Meeting of Stockholders to be held on August 10, 2005. The shares in your account will be voted as directed, subject to the fiduciary duties of an independent fiduciary that will be hired by Unocal to oversee such voting. IN THE ABSENCE OF SUCH DIRECTION, THE TRUSTEE OF THE UNOCAL SAVINGS PLAN WILL VOTE THE SHARES IN THE SAME PROPORTION ON EACH ISSUE AS IT VOTES THE SHARES FOR WHICH IT RECEIVES DIRECTION, EXCEPT AS LIMITED BY LAW AND AS DIRECTED BY THE INDEPENDENT FIDUCIARY. It is understood that the Trustee will have the authority to vote or give proxy to vote on all other matters which may properly come before the meeting and at any adjournment or postponement thereof. Your voting instructions will be kept confidential by the independent voting tabulator.

Please date, sign and return this form in the enclosed envelope no later than 11:59 p.m., New York City time on August 8, 2005.

Mercer Trust Company, Trustee Unocal Savings Plan Investors Way Norwood, MA 02062

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS OF UNOCAL CORPORATION	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2

		FOR	AGAINST	ABSTAIN
Item 1:	Approval and adoption of the Agreement and Plan of Merger, dated as of April 4, 2005, by and among Unocal Corporation, Chevron Corporation and Blue Merger Sub Inc., a wholly owned subsidiary of Chevron Corporation	☐	☐	☐

		FOR	AGAINST	ABSTAIN	CHECK THIS BOX FOR OPEN BALLOT If you check this box, the Company will be given access to your proxy	☐
Item 2:	Approval of any adjournment or postponement of the special meeting, if necessary, to solicit additional proxies	☐	☐	☐	MEETING ATTENDANCE Check this box if you plan to attend the Special Meeting of Stockholders	☐

Signature _____________________________ Signature _____________________________ Date ________________
Please mark, date and sign as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee or guardian, you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder should sign.
• See other side for important information •

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on August 9, 2005.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/ucl Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

View Unocal’s Proxy Statement on the World Wide Web:
http://www.unocal.com/specialproxy

Ù FOLD AND DETACH HERE Ù
Bring this admission ticket and a photo I.D. with you to the special meeting. Do not mail. Unocal Corporation Special Meeting of Stockholders
ADMISSION TICKET	Meeting Time/Date: 10:00 a.m. P.D.T., August 10, 2005	Meeting Location: The Westin Los Angeles Airport Hotel 5400 W. Century Blvd., Los Angeles, CA 90045
PLEASE SEE REVERSE SIDE FOR MAP AND DIRECTIONS TO THE MEETING SITE

UNOCAL CORPORATION C/O MELLON INVESTOR SERVICES LLC P.O. Box 3535 South Hackensack, NJ 07606-9235

Board of Directors Proxy SPECIAL MEETING OF STOCKHOLDERS

Terry G. Dallas and Samuel H. Gillespie III, or either of them, with full power of substitution, are hereby appointed by the signatory of this Proxy to vote all shares of Common Stock held by the signatory on June 29, 2005, at the August 10, 2005 Special Meeting of Stockholders of Unocal Corporation, and any adjournment or postponement thereof, on each of the items on the reverse side, subject to any directions given there, and in their discretion, on all other matters that may properly come before the Special Meeting and any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 and 2.

(Continued, and to be dated and signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

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DIRECTIONS TO THE HILTON LOS ANGELES AIRPORT HOTEL

From the 405 freeway, exit at Century Boulevard. Go west five blocks. The hotel is on the right side.

From the 105 freeway, exit Sepulveda Boulevard and follow signs to Century Boulevard. Once on Century Blvd, go past hotel (on left hand side) and make a U-turn at Bellanca. Turn right into hotel.

From the Airport, take the Century Boulevard exit east and continue on Century Boulevard approximately 1/4 mile. Go past hotel (on left hand side) and make a U-turn at Bellanca. Turn right into hotel.

UNOCAL CORPORATION – ADMINISTRATOR FBO EMPLOYEES WITH RESTRICTED STOCK	Special Meeting of Stockholders – Voting Instructions	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2

		FOR	AGAINST	ABSTAIN
Item 1:	Approval and adoption of the Agreement and Plan of Merger, dated as of April 4, 2005, by and among Unocal Corporation, Chevron Corporation and Blue Merger Sub Inc., a wholly owned subsidiary of Chevron Corporation	☐	☐	☐

		FOR	AGAINST	ABSTAIN
Item 2:	Approval of any adjournment or postponement of the special meeting, if necessary, to solicit additional proxies	☐	☐	☐

Signature _____________________________ Signature _____________________________ Date ________________
Please mark, date and sign as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee or guardian, you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder should sign.
• See other side for important information •

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on August 9, 2005.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet Internet http://www.proxyvoting.com/ucl-emprs	OR	Telephone 1-866-540-5760	OR	Mail
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

View Unocal’s Proxy Statement on the World Wide Web:
http://www.unocal.com/specialproxy

Address Change/Comments (Mark the corresponding box on the reverse side)

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TO: HOLDERS OF UNOCAL RESTRICTED STOCK

Your voting instructions are solicited on behalf of the Board of Directors of Unocal Corporation for the Special Meeting of Stockholders to be held on August 10, 2005. Your restricted stock will be voted as directed. In the absence of such direction, the Management Development and Compensation Committee of the Board of Directors will vote your restricted stock in its discretion, except as limited by law. It is understood that the Management Development and Compensation Committee will have the authority to vote or give proxy to vote on all matters which may properly come before the meeting and at any adjournment or postponement thereof. Your voting instructions will be kept confidential by the independent voting tabulator.

Unocal Corporation, Administrator Management Incentive Programs 2141 Rosecrans Ave, Suite 4000 El Segundo CA 90245

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 and 2.

Bryan J. Pechersky Corporate Secretary

Dear Unocal Savings Plan Participant:

     On behalf of the Board of Directors of Unocal Corporation (the “Company”), I am forwarding you the attached vote authorization form provided for the purpose of conveying your voting instructions to Mellon Investor Services LLC, as tabulating agent for the plan’s directed trustee, Mercer Trust Company (the “Trustee”), on the proposals to be presented at the Special Meeting of Stockholders of Unocal Corporation to be held on August 10, 2005 relating to the merger of the Company with and into a wholly-owned subsidiary of Chevron Corporation.

     As a participant in the Unocal Savings Plan (the “Plan”), you are entitled to direct the Trustee how to vote all shares of Company common stock held under your accounts in the Plan as of June 29, 2005. All such shares of Company common stock will be voted by the Trustee as directed by participants, subject to the fiduciary duties of an independent fiduciary that will be hired by the Company to oversee voting and election instructions with respect to shares of Company common stock held in the Plan, so long as participant instructions are received by the tabulator by 11:59 p.m. Eastern Daylight Time, August 8, 2005. To the extent that your directions (or failure to provide direction) regarding the voting of the shares of Company common stock held under your accounts in the Plan are inconsistent with the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Trustee or the independent fiduciary, as applicable, may determine not to follow your directions and may vote the shares of Company common stock held in the Plan in a manner that is deemed more prudent under the circumstances in light of ERISA fiduciary requirements. If you do not direct the Trustee as to how to vote the shares of Company common stock in your Plan account, the Trustee will vote your shares in the same proportion on each issue as it votes the shares for which it receives direction, subject to the fiduciary duties of the independent fiduciary, as described above.

     In order to direct the voting of the shares of Company common stock held in your account under the Plan, please submit your vote no later than 11:59 p.m. Eastern Daylight Time on August 8, 2005. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of Chevron Corporation or the Company.

Sincerely,

Bryan J. Pechersky
Corporate Secretary

UNOCAL CORPORATION

(Plans)

July 1, 2005

To:	Participants, Beneficiaries, and Alternate Payees in the Unocal Savings Plan

Re:	Proposed Acquisition of Unocal Corporation by Chevron Corporation – Directing the Trustee with Respect to Electing the Form of Merger Consideration You Wish to Receive in Exchange for the Shares of Unocal Corporation Common Stock Allocated to Your Account in the Plan.

Dear Participant, Beneficiary, or Alternate Payee:

     Our records show that you are either a participant, beneficiary or alternate payee in the Unocal Savings Plan (the “Plan”), and this letter will describe your rights as such in connection with the proposed acquisition of Unocal Corporation (“Unocal”) by Chevron Corporation (“Chevron”). At a special meeting of the stockholders of Unocal, to be held on August 10, 2005 (the “Special Meeting”), holders of Unocal common stock (“Unocal Common Stock”) will be asked to approve the merger agreement, pursuant to which Unocal will merge into a wholly owned subsidiary of Chevron (the “Merger”).

     The Plan holds shares of Unocal Common Stock in trust for the benefit of the Plan’s participants, beneficiaries, and alternate payees, and as such, is a stockholder of Unocal entitled to vote at the Special Meeting. The shares of Unocal Common Stock that are held in the Plan are held in the name of the Trust for the Plan and are allocated to participants’ accounts. Mercer Trust Company serves as the directed trustee (“Trustee”) of the Plan and holds legal title, on behalf of the Plan, to the Unocal Common Stock allocated to the individual accounts of Plan participants, beneficiaries, and alternate payees. In connection with the Merger, an independent fiduciary will be hired by Unocal to oversee the voting and election instructions with respect to Unocal Common Stock in Plan participants’ accounts (the “Independent Fiduciary”). To the extent that your directions (or failure to provide direction) regarding the form of merger consideration to be elected are inconsistent with the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Trustee or the Independent Fiduciary, as applicable, may determine not to follow your directions and may implement an election that is deemed more prudent under the circumstances in light of ERISA fiduciary requirements.

     You have already separately received a proxy statement-prospectus dated June 29, 2005 (the “Proxy Statement-Prospectus”) and Voting Instruction Form for you to complete, instructing the Trustee on how to vote the shares of Unocal Common Stock allocated to your individual account under the Plan on the proposals to be considered at the Special Meeting. Under the terms of the Plan, you, as a participant, beneficiary, or alternate payee in the Plan, may also direct the Trustee to elect the form of merger consideration that will be received in exchange for the shares of Unocal Common Stock allocated to your individual account, subject to the proration and other restrictions in the merger agreement, if the merger is consummated.

     This letter and the materials accompanying this letter provide additional information on (1) the proposed merger, (2) directing the Trustee with respect to electing the form of merger consideration you wish to have allocated to your individual account in exchange for the shares of Unocal Common Stock allocated to your individual account if the merger is consummated, and (3) the circumstances under which the allocation provisions under the merger agreement and ERISA may cause you to be allocated merger consideration different from the election contained in your directions to the Trustee. The information in this letter is subject to the more extensive discussion in the Proxy Statement-Prospectus and, if there is any conflict between this letter and the Proxy Statement-Prospectus, the Proxy Statement-Prospectus shall control. If you have questions regarding the administrative procedures that cover electing your preferred form of merger consideration after reading this letter and the enclosed materials, you may contact the Exchange Agent, Mellon Investor Services, LLC at 1-866-865-6324.

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MERGER MATERIALS

     In connection with the proposed merger, you, as a participant, beneficiary, or alternate payee in the Plan, will be receiving or have already received the following materials in addition to this letter:

(1)	A copy of the Proxy Statement-Prospectus; and

(2)	An Election Form for you to complete, instructing the Trustee on the type of merger consideration you wish to have allocated to your individual account in exchange for the shares of Unocal Common Stock allocated to your individual account if the merger is consummated.

     The foregoing items are referred to in this letter as the “Merger Materials.”

     You are encouraged to carefully review the Merger Materials before deciding how to direct the Trustee on electing the type of merger consideration you wish to have allocated to your individual account in exchange for the shares of Unocal Common Stock allocated to your individual account if the merger is consummated.

ELECTION OF MERGER CONSIDERATION FOR PLAN SHARES

     Forms of Merger Consideration. Under the merger agreement, you, as a participant, beneficiary, or alternate payee in the Plan, are entitled to instruct the Trustee to elect the type of merger consideration you wish to have allocated to your individual account under the Plan in exchange for the shares of Unocal Common Stock credited to your individual account under the Plan. An Election Form has been included as part of the Merger Materials for this purpose. The Election options are:

1.	Exchange each share of Unocal Common Stock credited to your individual account under the Plan for a combination of $16.25 in cash and 0.7725 of a share of Chevron common stock (“all mixed election”). Check Box 3 on the Election Form if you would like to elect the mixed election. If you make an all mixed election with respect to the shares of Unocal Common Stock credited to your individual account under the Plan, your individual account under the Plan will be credited a combination of 0.7725 of a share of Chevron common stock (“Chevron Common Stock”) and $16.25 in cash for each share of Unocal Common Stock credited to your individual account under the Plan. Although no fractional shares will be issued in the merger, the Plan will engage in an aggregated transaction for all Plan participants and accordingly will credit fractional shares to your individual account under the Plan. The cash allocated to your individual account as merger consideration will be reinvested in the Plan’s money market account or equivalent account.

2.	Exchange each share of Unocal Common Stock credited to your individual account under the Plan for Chevron Common Stock (“all-stock election only”). Check Box 4 on the Election Form if you would like to make the all-stock election. If you make the all-stock election, your individual account under the Plan will be credited 1.03 shares of Chevron Common Stock for each share of Unocal Common Stock credited to your individual account under the Plan, subject to proration to preserve an overall mix of 0.7725 of a share of Chevron Common Stock and $16.25 in cash for all of the outstanding shares of Unocal common stock taken together, after taking into account all of the elections made by all of the Unocal stockholders. For a more detailed description, see the Proxy Statement-Prospectus. Although no fractional shares will be issued in the merger, the Plan will engage in an aggregated transaction for all Plan participants and accordingly will credit fractional shares to your individual account under the Plan. Any cash allocated to your individual account as merger consideration will be reinvested in the Plan’s money market or equivalent account.

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3.	Exchange each share of Unocal Common Stock credited to your individual account for cash (“all-cash election only”). Check Box 5 on the Election Form if you would like to make the all-cash election. If you make the all-cash election, your individual account under the Plan will be credited $65.00 without interest for each share of Unocal Common Stock credited to your individual account under the Plan, subject to proration to preserve an overall mix of 0.7725 of a share of Chevron common stock and $16.25 in cash for all of the outstanding shares of Unocal common stock taken together, after taking into account all of the elections made by all of the Unocal stockholders. The cash allocated to your individual account as merger consideration will be reinvested in the Plan’s money market account or equivalent account.

4.	No preference indicated as to form of consideration. Check Box 6 on the Election Form if you do not wish to indicate any preference as to the form of consideration you will receive for the shares of Unocal Common Stock credited to your individual account. If you check Box 6 on the Election Form, or if you do not timely return a completed Election Form, you will be deemed to have elected to receive all mixed election merger consideration described in Section 1 above.

5.	Exchange a percentage of the shares of Unocal Common Stock credited to your individual account under the Plan for all-cash, a percentage of the shares of Unocal Common Stock credited to your individual account under the Plan for all-stock and a percentage of the shares of Unocal Common Stock credited to your individual account under the Plan for a combination of cash and stock (“combination”). Check Box 7 if you wish to make the stock election and/or the cash election with respect to some, but not all, of the shares of Unocal Common Stock credited to your individual account under the Plan. Indicate the percentage of shares for which you are electing to receive all stock and/or all cash in the space provided. You will receive the mixed election for any remaining shares.

     The material United States Federal income tax consequences of the merger with respect to shares of Unocal Common Stock generally are summarized on pages 34-36 of the Proxy-Statement-Prospectus; however, you should consult your personal tax advisor concerning the tax consequences of your directions to the Trustee regarding the form of merger consideration you wish to have allocated to your individual account in exchange for the shares of Unocal Common Stock allocated to your individual account under the Plan.

     Circumstances Under Which Your Directions Regarding the Form of Merger Consideration May Not Be Followed. Your directions regarding the form of merger consideration you wish to have allocated to your individual account in exchange for the shares of Unocal Common Stock allocated to your individual account are subject to (1) the terms, conditions, and limitations set forth in (a) the Proxy Statement-Prospectus, (b) the merger agreement included as Annex A to the Proxy Statement-Prospectus, and (c) the Instructions set forth on the reverse side of the Election Form, and (2) the requirements of ERISA.

     Specifically, your directions regarding your preferred form of merger consideration may not be followed to the extent required to (1) satisfy the proration procedures set forth in the merger agreement and (2) comply with the fiduciary requirements of ERISA.

     Elections Must Comply With the Proration Procedures Under the Merger Agreement. Because the merger agreement generally provides that the Unocal Common Stock outstanding at the closing will be converted to preserve an overall mix of 0.7725 of a share of Chevron Common Stock and $16.25 in cash for all outstanding shares of Unocal Common Stock taken together, a Unocal stockholder may actually receive a combination of cash and shares of Chevron Common Stock for his, her or its Unocal Common Stock that is different than what such stockholder elected depending on the elections made by other Unocal

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stockholders. All elections will be subject to the allocation and proration procedures described in the merger agreement.

     If shareholders owning more than the applicable percentage of the outstanding shares of Unocal Common Stock necessary to preserve the overall mix described above elect to receive cash, the number of shares of Unocal Common Stock that will be exchanged for cash will be reduced on a pro rata basis. Similarly, if shareholders owning more than applicable percentage of the outstanding shares of Unocal Common Stock necessary to preserve the overall mix described above elect to receive shares of Chevron Common Stock, the number of shares of Unocal Common Stock that will be exchanged for shares of Chevron Common Stock will be reduced on a pro rata basis.

     Elections Must Comply With ERISA’s Fiduciary Requirements. The Plan is governed by ERISA. Accordingly, your directions regarding the form of merger consideration to be elected in exchange for the shares of Unocal Common Stock allocated to your individual account under the Plan are subject to the requirements of ERISA. To the extent that your directions (or failure to provide direction) regarding the form of merger consideration to be elected are inconsistent with the requirements of ERISA, the Independent Fiduciary may determine not to follow your directions and may implement an election that is deemed more prudent under the circumstances in light of ERISA fiduciary requirements.

     If you wish to instruct the Trustee with respect to electing the type of merger consideration you wish to have allocated to your individual account in exchange for the shares of Unocal Common Stock allocated to your Plan individual account, you must complete, sign, date, and return an Election Form to Mellon Investor Services LLC as tabulating agent for the Trustee in the enclosed envelope by 11:59 p.m. New York City time on August 5, 2005. If you do not timely return a completed Election Form, the shares of Unocal Common Stock allocated to your Plan individual account will be treated as though you had made no election.

     Procedures have been established to maintain the confidentiality of your vote and your election. Your Election Form and any other communications you have with Mellon Investor Services LLC, the Trustee and the Independent Fiduciary will be held in confidence by the Trustee and the Independent Fiduciary and will not be released or divulged to anyone, except as required by law. Your election of merger consideration will not be disclosed to Unocal, Chevron or any of their respective affiliates.

     Your decision is important. You are encouraged to carefully review the Merger Materials and to return your completed Election Form in a timely manner.

DELIVERY INSTRUCTIONS
Mellon Investor Services LLC

For information (Toll Free): 1-866-865-6324

By Regular Mail		By Registered Insured Mail or Overnight
Mellon Investor Services LLC		Delivery:
Reorganization Department	By Hand:	Mellon Investor Services LLC
Post Office Box 3301	Mellon Investor Services LLC	Reorganization Department
South Hackensack, NJ 07606	Reorganization Department	85 Challenger Road
	120 Broadway	Ridgefield Park, NJ 07660
13th Floor
New York, NY 10271

UNOCAL SAVINGS PLAN ELECTION FORM	(PLANS)

Pursuant to the terms of the Agreement and Plan of Merger, as described and set forth in the Proxy Statement/Prospectus dated June 29, 2005, upon consummation of the merger each share of Unocal Corporation Common Stock will be converted into the right to receive either a mix of Chevron Corporation common stock and cash, stock, or cash. As a participant in the Unocal Savings Plan (the “Plan”) whose individual account under the Plan holds shares of Unocal Corporation Common Stock, you are being given the opportunity to elect for each Unocal share:

•	a combination of 0.7725 of a share of Chevron common stock and $16.25 in cash (the “ all mixed election”);

•	1.03 shares of Chevron common stock (the “all-stock election”) or

•	$65 in cash (the “all-cash election”).

Your election is subject to certain proration rules, as described in the Proxy Statement/Prospectus.

The undersigned authorizes and directs Mercer Trust Company, as the directed trustee of the Plan, to elect the form of merger consideration the undersigned wishes to have allocated to the undersigned’s individual account(s) in exchange for the shares of Unocal Corporation Common Stock allocated to the undersigned’s individual account(s) under the Plan. The undersigned has read and understood the letter of instruction accompanying this election form.

(1) Signature:

X

Signature of Participant	Date	Daytime Telephone #

(2)                             SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.

Under penalties of perjury. I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. person (including a U.S. resident alien).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:	Date:

PLACE AN ✓ IN ONE ELECTION BOX ONLY

(3)	☐	All Mixed Election	(4)	☐	All Stock Election Only

(5)	☐	All Cash Election Only	(6)	☐	No Election

(7)	☐	Combination* Cash % Stock % Shares Shares

*Any remaining shares will be the mixed election. You will receive the mixed election if you check Box 7 but do not indicate a percentage.

If Mellon Investor Services, the tabulating agent for the Trustee has not RECEIVED an effective Election Form from a participant at the Mellon’s designated office by 11:59 p.m., Eastern Daylight Time, on or prior to August 5, 2005, such participant shall be deemed to have made no election and such participant’s shares of Unocal Corporation Common Stock under the Plan shall be deemed to be No Election Shares (as defined in the Merger Agreement).

INSTRUCTIONS FOR COMPLETING THE ELECTION FORM

(1)	Sign, date and include your daytime telephone number in this Election Form in Box 1 and after completing all other applicable sections return this form in the enclosed envelope.

(2)	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify.

(3)	If you are electing to receive the all mixed election for all of your Unocal shares, please check this box.

(4)	If you are electing to receive all stock, please check this box only.

(5)	If you are electing to receive all cash, please check this box only.

(6)	To specify no election, please check this box only.

(7)	If you choose the combination, you must indicate the percentage of shares you are electing to receive all stock, and/or all cash. You will receive the all mixed election for any remaining shares.

HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone – 9 a.m. to 7 p.m. Eastern Daylight Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:
1-866-865-6324 (Toll Free)

From outside the U.S.:
1-201-329-8660 (Collect)

WHERE TO FORWARD YOUR ELECTION FORM

By Regular Mail:	By Overnight Courier or	By Hand:
Registered Insured Mail:

Mellon Investor Services LLC	Mellon Investor Services LLC	Mellon Investor Services LLC
Attn: Reorganization Dept.	Attn: Reorganization Dept.	Attn: Reorganization Dept.
P.O. Box 3301	85 Challenger Road	120 Broadway, 13th Floor
South Hackensack, NJ 07606	Mail Drop–Reorg	New York, NY 10271
Ridgefield Park, NJ 07660

UNOCAL SAVINGS PLAN
ELECTION FORM (REVERSE SIDE)
INSTRUCTIONS

A.	SPECIAL CONDITIONS.

1.	Time in Which to Elect. To be effective, an Election on this form must be properly completed, signed, dated, and returned to Mellon Investor Services, the tabulating agent for the Trustee in the enclosed envelope, and must be received by Mellon no later than 11:59 p.m., Eastern Daylight Time, on August 5, 2005. Subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the merger consideration for shares of Unocal common stock held in the account(s) of Plan participants, beneficiaries, and alternate payees whose Election Forms are not so received (whether due to the Election Form being received late, not being received at all, or not being properly completed), will be calculated as if the participant, beneficiary or alternate payee made an all mixed election.

2.	Change or Revocation of Election. An Election may be changed or revoked by giving written notice to Mellon Investor Services, the tabulating agent for the Trustee. All Elections will be irrevocable after 11:59 p.m., Eastern Daylight Time, on August 5, 2005.

3.	Nullification of Election. All Election Forms will be void and of no effect if the merger is not consummated.

4.	ERISA. An Election is subject to the requirements of ERISA.

B.	PRORATION PROCEDURES.

It is understood that this Election is subject to the terms, conditions and limitations set forth in the merger agreement and this Election Form. In particular, all Elections are subject to the limitation that the Unocal common stock outstanding at the closing will be converted to preserve an overall mix of 0.7725 of a share of Chevron common stock and $16.25 in cash for all outstanding shares of Unocal common stock taken together. Chevron cannot, therefore, ensure that all Unocal stockholders will receive their election preferences. Any adjustments to the elections will be made in accordance with the allocation and pro-ration procedures set forth in the merger agreement that is attached as Annex A to the Proxy Statement-Prospectus dated June 29, 2005 and described under “The Merger Agreement – Merger Consideration” in the Proxy Statement-Prospectus. The undersigned acknowledges receipt, prior to execution of the Election Form, of the Proxy Statement-Prospectus.

C.	GENERAL.

1.	Execution and Delivery Instructions. This Election Form must be properly completed, signed, dated, and returned to Mellon Investor Services, in the enclosed envelope so that it will be received no later than 11:59 p.m., Eastern Daylight Time, on August 5, 2005. This Election Form may also be sent to Mellon by overnight mail (at the Plan participant’s, beneficiary’s, or alternate payee’s expense) to the following address:

Mellon Investor Services LLC.
Attn: Reorganization Dept
85 Challenger Rd
Mail Drop — Reorg
Ridgefield Park, NJ 07660

2.	Multiple Elections Not Allowed. A Plan participant, beneficiary, or alternate payee must make a single Election for all shares of Unocal common stock allocated to his or her individual account(s) under the Unocal Savings Plan.

3.	Tax Consequences. Since individual circumstances may differ, a Plan participant, beneficiary, or alternate payee should consult his or her personal tax advisor to determine the tax consequences of the form of merger consideration, including the effect of foreign, federal, state, local or other tax laws.

4.	Miscellaneous. All questions with respect to this Election Form and the Elections (including, without limitations, questions relating to the timeliness or effectiveness of any Election and computations as to proration) will be determined by a Plan fiduciary, which determinations shall be conclusive and binding.

IMPORTANT: In the event that the number of shares of Unocal Common Stock to be exchanged for either cash or Chevron Common Stock exceed the limitations set forth in the merger agreement, as described in the Proxy Statement-Prospectus, the shares of Unocal Common Stock as to which Elections have been made to receive the form of consideration which is over-subscribed will be reduced to preserve an overall mix of 0.7725 of a share of Chevron common stock and $16.25 in cash for all of the outstanding shares of Unocal Common Stock taken together, after taking into account all of the elections made by all of the Unocal stockholders, as further described in the Proxy Statement-Prospectus. In addition, an Election is subject to the requirements of ERISA. Also, any cash allocated to your individual account as merger consideration will initially be reinvested in the Plan’s money market account or similar account.

(Plans)

Chevron Corporation/Unocal Corporation Merger

Frequently Asked Questions

1. When will the merger be completed?

The companies presently expect that if the merger is consummated it will become effective in the first half of August 2005. The merger will be considered at a special meeting of Unocal stockholders to be held on August 10, 2005, and we expect to receive all of the required regulatory approvals in the near future. Based on this expected effective time, the election deadline with respect to the form of merger consideration for participants, beneficiaries and alternate payees in the Unocal Savings Plan (the “Plan”) will be 11:59 p.m., Eastern Daylight Time, on August 5, 2005. If the effective time of the special meeting changes, Unocal and Chevron will provide you with revised dates in a press release, on their websites at www.chevron.com and www.uno-cal.com and in a filing with the Securities and Exchange Commission (SEC).

2. What type of merger consideration may I elect to have allocated to my individual account under the Plan?

You have the opportunity to elect to have allocated to your individual account under the Plan, for each share of Unocal common stock that is credited to your individual account, either:

•	a combination of $16.25 cash and 0.7725 of a share of Chevron common stock (subject to proration in certain circumstance) (a “all mixed election”);

•	$65.00 in cash (subject to proration in certain circumstances) (an “all cash election”);

•	1.03 shares of Chevron Corporation stock (subject to proration in certain circumstance) (an “all stock election”);

These elections are described in detail in the accompanying letter of transmittal. Also, see Q&A 6, below, on when an election may change.

3. Will I receive any fractional shares?

Yes.

Although no fractional shares of Chevron stock will be delivered in the merger, the Plan will engage in an aggregated transaction for all Plan participants, and will then allocate interests in fractional shares to individual participant accounts.

4. When is my Election Form due?

Your election form must be received by Mellon Investor Services LLC as agent for Mercer Trust Company which serves as the trustee (“Trustee”) of the Plan and holds legal title, on behalf of the Plan, to the Unocal common stock allocated to the individual accounts of Plan participants, beneficiaries, and alternate payees by the election deadline which is 11:59 p.m., Eastern Daylight Time, on August 5, 2005.

5. What happens if I do not make an election or I miss the election deadline?

If you do not make an election or you miss the election deadline you will be deemed to have made an election to receive the all mixed election described above.

6. If I make a valid election can it be changed?

Yes. Unocal has hired an independent fiduciary to oversee the election instructions with respect to Unocal common stock in Plan participants’ accounts. This means that the independent fiduciary will direct the trustee of the Plan about how to vote the shares of Unocal common stock in the Plan in the Merger. To the extent that your directions (or failure to provide direction) regarding the form of merg-

er consideration to be elected are inconsistent with the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the trustee or the independent fiduciary, as applicable, may not follow your directions and may implement an election that is deemed more prudent under the circumstances in light of ERISA fiduciary requirements.

In addition, if the result of the elections by all Unocal stockholders would require an amount greater than the product of $16.25 and the total number of outstanding Unocal shares to be paid in cash, you will not have credited to your account under the Plan $65.00 in cash for each share of Unocal common stock with respect to which you have made an all cash election, but instead will have credited a mix of stock and cash calculated to preserve an overall mix of 0.7725 of a share of Chevron common stock and $16.25 in cash for all outstanding shares of Unocal common stock taken together, after taking into account all of the elections made by all of the Unocal stockholders. In all cases, you will have credited to your account under the Plan at least $16.25 for each of the shares with respect to which you make an all cash election. Similarly, if the result of the elections by all Unocal stockholders would require a number of shares of Chevron common stock greater than the product of 0.7725 and the total number of total outstanding Unocal shares to be converted into Chevron shares, you will not have credited to your account under the Plan 1.03 shares of Chevron common stock for each share of Unocal common stock with respect to which you have made an all stock election, but instead will have credited a mix of stock and cash calculated to preserve an overall mix of 0.7725 of a share of Chevron common stock and $16.25 in cash for all outstanding shares of Unocal common stock taken together, after taking into account all of the elections made by all of the Unocal stockholders. In all cases, you will have credited to your account under the Plan at least 0.7725 of a share of Chevron common stock for each of your shares with respect to which you make an all stock election. Thus, even if you make a valid election, you may not have credited to your account under the Plan exactly the form of consideration that you request. The allocation rules referenced in this paragraph are explained in detail under the caption “The Merger Agreement—Merger Consideration” in the Proxy Statement/Prospectus, dated June 29, 2005, previously delivered to you.

You may revoke or change your election at any time prior to the deadline described in Q&A 4 above.

7. Will I have access to my Unocal shares and be able to transact those shares up until the election deadline?

No.

There will be a blackout period for transactions involving Unocal stock beginning on the fifth business day prior to the effective date of the merger. We presently expect that the merger will occur in the first half of August 2005. Accordingly, the blackout period will begin on August 3, 2005. The blackout period will end approximately six business days after the effective date of the merger. The blackout period is necessary in order to provide the election agent and the Plan administrator enough time to make a valid election on your behalf and enough time to receive the appropriate compensation due to you and make the proper allocations into your account.

During the blackout period, you will have the same access as usual to investments other than Unocal stock in your plan account. This means that you can transfer among investments as long as the investment is not Unocal stock.

8 What are the Tax Consequences of electing cash, shares or a combination election?

There are no immediate tax consequences to a Plan participant with respect to Unocal stock held in the Plan because the Plan is generally exempt from income taxation. If you receive Chevron stock, then Chevron stock will become part of your Plan account. If you receive cash, then the cash will go into the Plan’s money market fund (or equivalent fund). However, if you have made after-tax contributions to the Plan or you receive a lump sum distribution under certain circumstances, the form of consideration you receive for the shares of Unocal stock allocated to your Plan account may affect your tax consequences at the time of distribution of your account by the Plan if you elect to apply the special tax rules applicable to “net unrealized appreciation” on employer stock distributed by a tax-qualified retirement plan. You should consult your personal tax advisor concerning the tax consequences of the form of merger consideration allocated to your account in the Plan in exchange for the shares of Unocal Common Stock allocated to your account under the Plan.

9. What happens after the blackout period ends?

You will have the same access to your account as before the blackout period. For example, you can transfer into and out of investments, subject to regular Plan rules.

10. Who do I call if I have additional questions or need more information?

You may contact the Exchange Agent, Mellon Investor Services LLC, at 1-866-865-6324.